AGREEMENT AND PLAN OF REORGANIZATION

     This  AGREEMENT  AND  PLAN OF REORGANIZATION (the "Agreement"), dated as of
April 1, 2000, by and among Ralston Purina Company, a Missouri corporation ("Ralston") and Energizer Holdings, Inc. ("Energizer"), a Missouri corporation and wholly owned Subsidiary of Ralston.

                                   WITNESSETH:

     WHEREAS, Ralston's businesses principally consist of the manufacture, distribution and sale of pet products and battery and lighting products both domestically and internationally; and

     WHEREAS, the Board of Directors of Ralston (the "Ralston Board") has determined that it is in the best interests of the Ralston shareholders to separate Ralston's battery and lighting products business from its pet products business by creating a new independent publicly held battery and lighting products company, and to distribute the $.01 par value Energizer Stock ("Energizer Stock") to shareholders of its $.10 par value Ralston Purina Common Stock ("Ralston Stock"); and

     WHEREAS, in order to effect such separation, the Ralston Board has determined that it is necessary and advisable to restructure the worldwide battery and lighting products business and to transfer to Energizer the direct stock ownership of those Subsidiaries that are engaged in the operation of the battery and lighting products business, as well as other assets of Ralston used in the battery and lighting products businesses, as more fully set forth below; and

     WHEREAS, in connection with such consolidation, Ralston caused Eveready Battery Company, Inc. ("Eveready"), a Delaware corporation and indirectly wholly owned Subsidiary of Ralston, to form Energizer effective September 23, 1999; and effected the reincorporation of Eveready Battery International, Inc. ("EBII"), a wholly owned Subsidiary of Eveready, from Delaware to Missouri by causing EBII to be merged into Energizer, in connection with which Eveready, the sole shareholder of EBII, surrendered all shares of capital stock in EBII in a constructive exchange for all of the issued and outstanding shares of capital stock of Energizer; and

     WHEREAS, in order to effect such distribution of the ownership of Energizer to the holders of Ralston Stock, the Ralston Board has determined that it is necessary and desirable to distribute all outstanding shares of Energizer Stock on a pro rata basis to the holders of Ralston Stock, such distribution being hereinafter referred to as the "Distribution"; and

     WHEREAS, the mergers and liquidations of certain affected subsidiaries are intended to qualify as nontaxable under Sections 368(a)(1)(A) and 332 of the Internal Revenue Code of 1986, as amended (the "Code"), the transfer of assets is intended to qualify as nontaxable under Code Section 368(a)(1)(D) and 351, and the distribution of Energizer Stock is intended to qualify as nontaxable under Code Section 355; and

     WHEREAS, the parties hereto have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters prior to and following the Distribution;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound thereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.01     General.  As  used  in  this  Agreement, the following terms shall
              -------
have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Action:  any  action,  claim,  suit,  arbitration,  inquiry,  proceeding or
     ------
investigation by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration or other tribunal.

     Affiliate:  with respect to any specified Person, an "affiliate" as defined
     ---------
in Rule 405 promulgated pursuant to the Securities Act; provided, however, that for purposes of this Agreement (i) Affiliates of Energizer shall not be deemed to include Ralston or any corporation which will be a Subsidiary or affiliate of Ralston following the Distribution; and (ii) Affiliates of Ralston shall not be deemed to include Affiliates of Energizer.

     Aircraft  Agreement:  as  defined  in  Section  5.03  of  this  Agreement.
     -------------------

     Ancillary  Agreements:  the  Tax  Sharing  Agreement, the Bridging Services
     ---------------------
Agreement,  the  Intellectual  Property  Agreement  and  the Aircraft Agreement.

     Asset:  any  and all assets, rights and properties, tangible or intangible,
     -----
including, but not limited to, the following: (i) cash, notes and trade receivable accounts (whether current or non-current and including all rights with respect thereto); (ii) certificates of deposit, bankers' acceptances, stock, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates, investment contracts, voting-trust certificates;
(iii) trade secrets and confidential information; statutory, common law and registered trademarks, trade styles, service marks, service names, trade names, trade dress, copyrights, moral rights, rights of privacy and publicity, Internet or other electronic communication addresses (e.g., "energizer.com" and 1-800-982-ENRS), business addresses of a proprietary nature (e.g., "Ever Ready House"), designs, inventions, know-how, issued and unissued patents, and other property commonly considered intellectual property, all rights to recover for past infringements of each of the foregoing, and the goodwill of the business to the extent associated with any and all of the foregoing; (iv) rights under leases, contracts, licenses, permits, and sales and purchase agreements; (v) real estate and buildings and other improvements thereon and timber and mineral rights of every kind; (vi) leasehold improvements, fixtures, trade fixtures, machinery, equipment (including transportation and office equipment), tools, dies and furniture; (vii) office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind; (viii) raw materials, work-in-process, finished goods, consigned goods and other inventories; (ix) prepayments or prepaid expenses; (x) claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind; (xi) the right to receive mail and other communications; (xii) lists of advertisers, records pertaining to advertisers and accounts, lists and records pertaining to suppliers, customers and agents, and books, ledgers, files and business records of every kind; (xiii) advertising materials and other recorded, printed or written materials; (xiv) goodwill as a going concern and other intangible properties; (xv) personnel records and employee contracts, including any rights thereunder to restrict an employee from competing in certain respects; and (xvi) licenses and authorizations issued by any governmental authority.

     Battery  Business:  Ralston's  direct  or  indirect  ownership  of  (i) the
     -----------------
worldwide business of the manufacture, distribution and sale of primary alkaline, carbon zinc, miniature, rechargeable and other types of batteries; and flashlights and other lighting products; and (ii) all joint ventures involving or associated with the businesses described in (i) next above.

     Bridging Services Agreement:  as defined in Section 5.03 of this Agreement.
     ---------------------------

     Business:  the  Battery  Business  or  the  Ralston  Business.
     --------

     Business  Day:  any  day  other than a Saturday, a Sunday or a day on which
     -------------
banking institutions located in the State of Missouri are obligated by law or executive order to close.

     Cash:  cash,  checks  deposited  in  lockboxes,  marketable  securities,
     ----
compensating balances used to secure debt financing, amounts held in margin accounts, and such other items as have been or would be classified as cash consistent with accounting policies of Ralston.

     Code:  the  Internal  Revenue  Code  of  1986, as amended, or any successor
     ----
legislation.

     Current  Plan Year:  the plan year or fiscal year, to the extent applicable
     ------------------
with  respect  to  any  Plan,  during  which  the  Distribution  Date  occurs.

     Distribution:  as  defined  in  the  recitals  to  this  Agreement.
     ------------

     Distribution  Date:  April  1,  2000.
     ------------------

     DuPont Agreement:  an Agreement and Plan of Merger and Exchange dated as of
     ----------------
December 2, 1997, by and among E. I. du Pont de Nemours and Company, Ralston and certain of their affiliates.

     Energizer:  as  defined  in  the  recitals  to  this  Agreement.
     ---------

     Energizer  Assets:  except  to  the  extent provided in, and subject to the
     -----------------
provisions of, any of the Ancillary Agreements, (i) all of the Assets used or held by or on behalf of any member of the Energizer Group or the Ralston Group immediately prior to the Distribution which are used or held for use exclusively in the Battery Business, and which are not used or held for use in the Ralston Business; including, but not limited to, the Assets set forth on
Schedule  1.01(a)  but  excluding  the Assets set forth on Schedule 1.01(b); and
(ii) any office equipment and furniture used immediately prior to the Distribution exclusively by Energizer Employees.

     Energizer  Board:  the  Board  of Directors of Energizer Holdings, Inc. and
     ----------------
their  duly  elected  or  appointed  successors.

     Energizer  Deferred  Compensation Plan:  as defined in Section 7.09 of this
     --------------------------------------
Agreement.

     Energizer Employee:  any individual who (i) is on the Distribution Date, or
     ------------------
immediately following the Distribution will be, an employee of any member of the Energizer Group, (ii) is on the Distribution Date employed by a member of the Ralston Group but who, pending transfer of employment to a member of the Energizer Group, performs duties primarily for the Energizer Group other than pursuant to the Bridging Services Agreement; or (iii) is on leave (including, but not limited to, leave for sickness or disability) or layoff from active employment on the Distribution Date but who, immediately prior to commencement of such leave or layoff, was employed in, or performed duties primarily for, the Battery Business. Notwithstanding the foregoing, an Energizer Employee shall not include any individual who, as of the Distribution Date, is employed by a member of the Energizer Group but performs duties primarily for the Ralston
Group, pending subsequent transfer of employment to a member of the Ralston Group or termination of employment.

     Energizer  Group:  Energizer  and  its  Affiliates  after the Distribution.
     ----------------

     Energizer  Individual:  any  individual  who  is  an  Energizer Employee, a
     ---------------------
Former Energizer Employee, or a beneficiary or alternate payee of an Energizer Employee or of a Former Energizer Employee.

     Energizer  Obligations:  as  defined  in  Article  X  of  this  Agreement.
     ----------------------

     Energizer Retirement Plan:  the Energizer Holdings, Inc. Retirement Plan, a
     -------------------------
defined  benefit  pension  plan.

     Energizer  Stock:  Energizer  common  stock,  par  value  $.01  per  share.
     ----------------

     ERISA:  the Employee Retirement Income Security Act of 1974, as amended, or
     -----
any  successor  legislation.

     Exchange  Act:  the  Securities  Exchange Act of 1934, as amended, together
     --------------
with  the  rules  and  regulations  promulgated  thereunder.

     Executive  Life  Plan:  the  Ralston  Purina  Executive  Life  Plan.
     ---------------------

     Executive  SIP:  the  Ralston  Purina  Executive  Savings  Investment Plan.
     --------------

     Form  10:  as  defined  in  Section  2.06  of  this  Agreement.
     --------

     Former  Battery  Businesses:  all  of the following businesses which, as of
     ---------------------------
the Distribution Date, were no longer owned and/or conducted, directly or indirectly, by Ralston, Energizer or their Subsidiaries, Affiliates or any predecessors to the foregoing:

(i) former businesses and operations relating to the manufacture, sale and distribution of battery, safety and lighting products conducted by Ralston and/or its Subsidiaries after June 30, 1986, including, but not limited to, the worldwide rechargeable Original Equipment Manufacturers' battery business and the Eversafe line of products;

(ii) former businesses and operations relating to the manufacture, sale and distribution of battery and lighting products conducted by Union Carbide Corporation and/or its Subsidiaries and Affiliates through June 30, 1986, to the extent assets and liabilities related to such businesses and operations were acquired and assumed by Ralston and its Subsidiaries and Affiliates effective June 30, 1986 pursuant to, or arising out of the transactions contemplated by, the Omnibus Purchase and Sale Agreement by and between Union Carbide Corporation and Ralston Purina Company, made April 7, 1986; and

(iii) all former joint ventures involving or associated with the businesses described in (i) or (ii) above or the Battery Business.

     Former  Businesses:  The  Former  Ralston Businesses and the Former Battery
     ------------------
Businesses.

     Former Energizer Employee:  an individual who was employed in, or performed
     -------------------------
duties primarily for, the Battery Business or a Former Battery Business at the time of his or her termination or retirement on or prior to the Distribution Date and who was not subsequently, prior to the Distribution Date, employed in the Ralston Business or in a Former Ralston Business.

     Former  Ralston  Businesses:  all of the businesses and operations directly
     ---------------------------
or indirectly owned and conducted by Ralston prior to, but not as of, the Distribution Date, other than a Former Battery Business; and all former joint ventures involving or associated with such businesses and operations.

     Former  Ralston  Employee:  an individual who was employed in, or performed
     -------------------------
duties primarily for, the Ralston Business or a Former Ralston Business at the time of his or her termination or retirement and who was not subsequently, prior to the Distribution Date, employed in the Battery Business or a Former Battery Business.

     Group:  the  Ralston  Group  or  the  Energizer  Group.
     -----

     Indebtedness  of  the Energizer Group:  external obligations of a member or
     -------------------------------------
members of the Energizer Group in the form of money that is borrowed from third party banks and/or financial institutions, to the extent that such indebtedness
(i) is incurred in connection with, or arising out of the operations of, the Battery Business or is assigned to Energizer or a member of its Group as set forth in Section 2.01(j)(iii); and (ii) is or should be reflected and booked on the balance sheet statements of the Battery Business in accordance with accounting policies of Ralston; and in no event shall intercompany or intracompany accounts between the Battery Business and the Ralston Business be deemed to be Indebtedness of the Energizer Group.

     Indemnifiable  Loss:  with  respect  to  any  claim  by  an  Indemnitee for
     -------------------
indemnification hereunder, any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, claims and assessments, and any and all judgments, settlements and compromises related thereto and reasonable attorney's fees and expenses in connection therewith) incurred or suffered by such Indemnitee with respect to such claim except as may arise in connection with the performance of any of the Ancillary Agreements, which shall, in each such case, be governed by the terms of such Ancillary Agreement.

     Indemnitee:  as  defined  in  Section  4.02  of  this  Agreement.
     ----------

     Indemnitor:  as  defined  in  Section  4.02  of  this  Agreement.
     ----------

     Information:  as  defined  in  Section  6.02  of  this  Agreement.
     -----------

     Information  Statement:  the  information  statement  sent  to  holders  of
     ----------------------
Ralston Stock in connection with the Distribution, which sets forth appropriate disclosures concerning the Battery Business, Energizer, the Distribution and other related matters.

     IP  Agreement:  as  defined  in  Section  5.03  of  this  Agreement.
     -------------

     IRS:  the  Internal  Revenue  Service.
     ---

     ISP:  the  Ralston  Purina  1988,  1996  and  1999  Incentive  Stock Plans.
     ---

     Liabilities:  all  claims,  debts,  liabilities,  royalties,  license fees,
     -----------
losses, costs, expenses, deficiencies, litigation proceedings, taxes, levies, imposts, duties, deficiencies, assessments, attorneys' fees, charges, allegations, demands, damages, judgments, guaranties, indemnities, or obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown and whether or not the same would properly be reflected on a balance sheet, including all costs and expenses relating thereto.

     Notice  of  Claim:  as  defined  in  Section  4.02  of  this  Agreement.
     -----------------

     NYSE:  the  New  York  Stock  Exchange.
     ----

     Operating  Agreement:  an  agreement  as  described  in  Section 2.04(f) in
     --------------------
effect during a period of beneficial ownership of the Energizer Assets or the Ralston Assets.

     Person:  an  individual,  a  partnership, a joint venture, a corporation, a
     ------
trust or other entity, an unincorporated organization or a government or any department or agency thereof.

     Plan:  any  plan,  policy,  arrangement,  contract  or  agreement providing
     ----
benefits (including salary, bonuses, deferred compensation, incentive compensation, savings, stock purchases, pensions, profit sharing, welfare benefits or retirement or other retiree benefits, including retiree medical benefits) for any group of employees or former employees or individual employee or former employee, or the beneficiary or beneficiaries of any such employee or former employee, whether formal or informal or written or unwritten and whether or not legally binding, and including any means, whether or not legally required, pursuant to which any benefit is provided by an employer to any employee or former employee or the beneficiary or beneficiaries of any such employee or former employee.

     Qualified  Plan:  a  Plan which is an employee pension benefit plan (within
     ---------------
the meaning of Section 3(2) of ERISA) and which constitutes or is intended in good faith to constitute a Qualified Plan under Section 401(a) of the Code.

     Ralston:  as  defined  in  the  recitals  to  this  Agreement.
     -------

     Ralston  Assets:  except  to  the  extent  provided  in, and subject to the
     ---------------
provisions of, any of the Ancillary Agreements, all of the Assets, other than the Energizer Assets, used or held immediately prior to the Distribution Date by or on behalf of any member of either Group, including, but not limited to, the Assets set forth on Schedule 1.01(c).

     Ralston  Board:  the Board of Directors of Ralston Purina Company and their
     --------------
duly  elected  or  appointed  successors.

     Ralston  Business:  all of the businesses owned, directly or indirectly, by
     -----------------
Ralston immediately prior to the Distribution Date, other than the Battery Business.

     Ralston  Chilean  Asset Purchase Price:  Cash paid, after the Distribution,
     ---------------------------------------
to Energizer or its Affiliates by Ralston or its Affiliates to effect the purchase, as set forth in Section 2.01(e), of the Assets and Liabilities of the Ralston Business conducted by Eveready de Chile S.A.

     Ralston  Deferred  Compensation  Plan:  the  Ralston  Purina  Deferred
     -------------------------------------
Compensation  Plan  for  Key  Employees.

     Ralston  Employee:  any  individual  who,  as  of  the  day  prior  to  the
     -----------------
Distribution Date, is an employee of any member of either Group, other than an Energizer Employee.

     Ralston  Group:  Ralston  and  its  Affiliates  after  the  Distribution.
     --------------

     Ralston  Individual:  any  individual  who  is a Ralston Employee, a Former
     -------------------
Ralston Employee, or a beneficiary or alternate payee of a Ralston Employee or of a Former Ralston Employee.

     Ralston  Option:  the  option defined in Section 7.08(b) of this Agreement.
     ---------------

     Ralston  Retirement  Plan:  the  Ralston  Purina Retirement Plan, a defined
     -------------------------
benefit  pension  plan.

     Ralston  Stock:  Ralston  Purina  Company  common  stock,  $.10  par value.
     --------------

     Record  Date:  March  31,  2000,  determined  by  the Board of Directors of
     ------------
Ralston as the record date for determining shareholders of Ralston Stock entitled to receive the Distribution.

     Rights:  the  rights  to  be  issued  by  Energizer  pursuant to the Rights
     ------
Agreement  between  Energizer  and Continental Stock Transfer and Trust Company.

     SEC:  the  Securities  and  Exchange  Commission.
     ---

     Securities  Act:  the Securities Act of 1933, as amended, together with the
     ---------------
rules  and  regulations  promulgated  thereunder.

     Shared  Liability:  a  Liability  arising  out  of, or associated with, the
     -----------------
ownership of both the Energizer Assets and the Ralston Assets; or the operation of the Battery Business or a Former Battery Business, on the one hand, and the Ralston Business or a Former Ralston Business, on the other hand, prior to the Distribution.

     SIP:  a  Savings  Investment  Plan.
     ---

     Subsidiary:  with respect to any specified Person, any corporation or other
     ----------
legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body of such corporation or other legal entity.

     Survivor  Life  Insurance  Plan:  the 1996 Split Dollar Second-To-Die Plan.
     -------------------------------

     Tax  Sharing  Agreement:  as  defined  in  Section  5.03 of this Agreement.
     -----------------------

     Third-Party  Claim:  any  Action  or  claim  by  a  third  party against or
     ------------------
otherwise involving an Indemnitee for which indemnification may be sought pursuant to Article IV hereof.

     Welfare  Plan:  any  Plan  which is not a Qualified Plan and which provides
     -------------
medical, health, disability, accident, life insurance, death, dental or other welfare benefits, including any post-employment benefits or retiree medical benefits.

     1.02     References  to  Time.  All  references to times of the day in this
              --------------------
Agreement shall refer to St. Louis, Missouri time unless otherwise specifically indicated.

                                   ARTICLE II

                       CERTAIN RESTRUCTURING TRANSACTIONS

     2.01     Restructuring Transactions.  Prior to the Distribution Date or, as
              --------------------------
indicated, as soon as practicable thereafter, the following shall have been or shall be effected:

     (a)     Reincorporation  Merger.  Eveready,  the  sole  shareholder  of
             -----------------------
Energizer and EBII, shall surrender all of the issued and outstanding shares of capital stock of EBII in a constructive exchange for all of the issued and outstanding shares of capital stock of Energizer, pursuant to the General and Business Corporation Law of Missouri and Delaware General Corporation Law, in connection with EBII's reincorporation from Delaware to Missouri and merger into Energizer.

     (b)     United  Kingdom  Restructuring.  Energizer  UK  Company ("Energizer
             ------------------------------
UK"), a United Kingdom unlimited company, shall wholly redeem EII's partnership interest in Energizer UK (the "Partnership Interest") by distributing to EII (i)
                                                                             ---
all of the stock of Energizer Holdings UK Company ("Energizer Holdings UK"), a United Kingdom unlimited company, which owns all of the stock of the following subsidiaries: (a) Energizer Limited, (b) Ever Ready Ltd; (c) Ralston Energy Systems U.K. Ltd.; (d) BCL (MVL) Limited; (e) Berec Overseas Investments Ltd.,
(f) Energizer Ireland Ltd., (g) WER (MVL) (1998) Ltd., and (h) Ralston Trust Limited, and; (ii) cash proceeds resulting from (a) a loan to Energizer UK by Tower Holding Company, Inc. ("Tower Holding"), a Delaware corporation, and (b) a contribution of capital by Ralston, such that the fair market value of (i) and
(ii) will equal the fair market value of the Partnership Interest. The value of the Partnership Interest and the value of Energizer Holdings UK shall be determined by an independent appraisal.

     (c)     Mexican Restructuring.  Ralston Purina Holdings Mexico S.A. de C.V.
             ---------------------
("RP Holdings Mexico"), a Mexican corporation, shall capitalize a portion of the intercompany debt owed to it by its wholly owned Subsidiary, Eveready de Mexico S.A. de C.V. ("Eveready Mexico"), such that the resulting value of Eveready de Mexico will equal EII's interest in RPHM. Eveready de Mexico shall borrow from outside parties an amount necessary to pay off its remaining intercompany debt to RPHM prior to the Distribution. Prior to the Distribution Date, or as soon as practicable thereafter, RP Holdings Mexico shall distribute all of the capital stock of Eveready Mexico to EII in complete redemption of EII's entire stock interest in RP Holdings Mexico.

     (d)     Brazilian  Restructuring.  EII  shall  form  a  new,  wholly  owned
             ------------------------
Subsidiary, Energizer do Brasil, Ltda.("Energizer do Brasil"), a Brazilian corporation. Ralston Purina do Brasil Ltda.("RP do Brasil"), a Brazilian corporation, shall sell to Energizer do Brasil all of the Assets and Liabilities associated with its ownership and operation of the Battery Business in Brazil, other than external debt, all of which RP do Brasil shall retain. The purchase price shall be equal to the statutory net book value of such Business as of March 31, 2000, excluding such external debt. Prior to the Distribution Date, EII shall distribute to Ralston in the form of a dividend all of its stock interest in RP do Brasil. Prior to the Distribution, EII will also assign to Checkerboard Holding Company ("Checkerboard Holding"), a Delaware corporation, an intercompany note evidencing debt owed from RP do Brasil to EII.

     (e)     Argentinean/Chilean  Restructuring.  Prior to the Distribution Date
             ----------------------------------
or as soon as practicable thereafter, Checkerboard Holding shall form a new wholly owned Subsidiary, Ralston Purina Chile, S.A. ("RP Chile"), a Chilean corporation. Eveready de Chile S.A. ("Eveready Chile"), a Chilean corporation, will sell the Assets and Liabilities of the Ralston Business conducted by it to RP Chile. The purchase price shall be determined by an independent appraisal less debt. Prior to the Distribution Date, EII will transfer to Checkerboard Holding, and Eveready Battery Company will transfer to Tower Holding, that portion of the stock of Ralston Purina Argentina S.A. ("RP Argentina"), an Argentinean corporation, held by each transferor company reflecting the relative value of their respective interests in the Ralston Business conducted by RP Argentina. Prior to the Distribution Date or as soon as practicable thereafter, in accordance with Argentinean law, RP Argentina will divide into two Argentinean corporations, one conducting the Battery Business and the other conducting the Ralston Business, as follows: (i) RP Argentina will transfer all of its stock interest in Eveready Chile, and the Assets and Liabilities of the Battery Business conducted by RP Argentina to Energizer Argentina, a newly created Argentinean corporation resulting from the division of RP Argentina, having the same shareholders, with identical share ownership proportions, as RP Argentina; and (ii) Checkerboard Holding and Tower Holding will then each exchange their shares of Energizer Argentina for the shares of RP Argentina held, respectively, by EII and Eveready. EII and Eveready will then be sole shareholders of Energizer Argentina, which will conduct the Battery Business in Argentina and will be the parent company of Eveready Chile; and Checkerboard Holding and Tower Holding will then be sole shareholders of RP Argentina, which will conduct the Ralston Business in Argentina.

     (f)     Spanish  Restructuring.  Ralston  Energy  Systems  Iberica  S.A.
             ----------------------
("RESIB"), a Spanish corporation, which indirectly conducts the Battery Business in Spain through its 91% owned Subsidiary Energizer Iberia S.A., also a Spanish corporation, will sell all of the issued and outstanding stock of its wholly owned Subsidiary Ralston Purina Europe S.A ("RPE"), which directly conducts the Ralston Business, to Checkerboard Holding for an amount determined by an independent appraisal.

     (g)     Distribution  of Energizer Stock to VCS Holding.  Following (i) the
             ------------------------------------------------
transaction described in paragraph 2.01(a), and (ii) those of the transactions described in paragraphs 2.01(b) through (f) which have been completed prior to the Distribution Date, Eveready will distribute by dividend all the stock of Energizer to VCS Holding Company ("VCS"), a Delaware corporation and wholly owned Subsidiary of Ralston.

     (h)     Merger  of  VCS  Holding into Ralston.  Ralston and VCS shall enter
             --------------------------------------
into an Agreement and Plan of Merger and Complete Liquidation pursuant to which VCS shall be merged with and into Ralston pursuant to the General and Business Corporation Law of Missouri and Delaware General Corporation Law, and in accordance with the terms and conditions of such merger agreement. Prior to such merger, VCS shall transfer to Tower Holding, as a contribution to capital, all shares of capital stock of Interstate Bakeries Corporation held by VCS as well as all receivables reflecting intercompany loans by VCS to Ralston. Following the merger, VCS will cease to exist, and Ralston shall become the direct owner of Energizer and all other stock interests and Assets owned by VCS at the time of the merger, including, but not limited to, notes reflecting intercompany loans by VCS to Eveready ("the Eveready Notes"). The intercompany account owed by Ralston to VCS shall be extinguished incident to the merger of VCS into Ralston.

     (i)     Canadian  Restructuring.  Ralston shall contribute a portion of its
             -----------------------
capital stock in Ralston Purina Canada Inc. ("RP Canada") to Energizer so that the number of shares of RP Canada stock owned by Energizer, when combined with the number of shares of RP Canada stock owned by EII, will reflect, on a combined stock ownership basis, an interest in RP Canada equal to the appraised value of the Battery Business conducted by RP Canada. EII and Energizer will form a new Canadian corporation, Energizer Canada Inc., and will each transfer all of their stock in RP Canada to Energizer Canada Inc. in exchange for Energizer Canada Inc. common stock of proportionate value. RP Canada will transfer the Assets and Liabilities of the Battery Business conducted by it to Energizer Canada Inc. in exchange for all of the issued and outstanding preferred stock in Energizer Canada Inc. RP Canada will then issue a note to Energizer Canada Inc. in complete redemption of the RP Canada common stock held by Energizer Canada Inc., and Energizer Canada Inc. will issue to RP Canada a note of equal value in redemption of the Energizer Canada Inc. preferred stock held by RP Canada. The two notes will then be offset against one another and each cancelled. Ralston will thereupon own all of the stock of RP Canada, which will conduct only the Ralston Business, and EII and Energizer will in the aggregate own all of the stock of Energizer Canada Inc., which will conduct only the Battery Business.

     (j)     Other  Post-Merger Transfers/Debt Assumption.  Following the merger
             --------------------------------------------
described in Section 2.01(h) and the restructuring described in Section 2.01(i), the following transactions will take place prior to the Distribution Date:

     (i) Ralston will transfer the Eveready Notes to MKTE, Inc., a newly formed Delaware corporation and first tier Subsidiary of Ralston.

     (ii) Ralston will transfer to Energizer all of the stock of Eveready; will cause the transfer to Eveready of all of the stock of EII and MKTE; and will cause the transfer to EII of all of the stock of Energizer Japan, Inc., a Delaware corporation.

     (iii) Ralston will enter into certain credit facility agreements to borrow funds from third party banks and/or financial institutions and will assign to Energizer all obligations, including, but not limited to, the obligation to make payments of principal and interest to the lenders arising out of or in connection with such credit facility agreements, other than for certain fees set forth in Section 12.04. The sum of such debt assumed by Energizer, plus other Indebtedness of the Energizer Group, is intended to equal total Indebtedness of the Energizer Group, net of Cash, of US$586.8 million as of the close of business on March 31, 2000.

     2.02     Issuance  of  Stock.  Prior  to the Distribution Date, the parties
              -------------------
hereto shall take all steps necessary so that immediately prior to the Distribution Date, the number of shares of Energizer Stock outstanding and held by Ralston shall equal the number of shares necessary to effect the Distribution. The Distribution shall be effected by distributing, on a pro rata basis to every holder of Ralston Stock, one share of Energizer Stock for every three shares of Ralston Stock held as of the Record Date.

     2.03     Share  Purchase  Rights  Agreement;  Articles  of  Incorporation;
              -----------------------------------------------------------------
Bylaws. Prior to the Distribution Date, Energizer shall adopt an Energizer Rights Agreement in substantially the form filed with the SEC as an exhibit to the Form 10, and the Board of Directors of Energizer shall authorize a distribution of one Right to every share of outstanding Energizer Stock, such distribution to occur prior to the Distribution. Ralston and Energizer shall take all action necessary so that, at the Distribution Date, the Articles of Incorporation and Bylaws of Energizer shall be substantially in the forms filed with the SEC as exhibits to the Form 10.

     2.04     Transfer  of  Assets;  Assumption  of  Liabilities.
              --------------------------------------------------

     (a) Prior to the Distribution Date, the parties hereto shall cooperate in taking all action necessary to convey, assign and transfer to Energizer or its Affiliates, effective no later than the Distribution Date, all of the right, title and interest in the Energizer Assets held by any member of the Ralston Group, and to convey, assign and transfer to Ralston or its Affiliates all of the right, title and interest in the Ralston Assets held by any member of the Energizer Group. Effective as of the Distribution Date, Energizer and its Affiliates shall become the beneficial owners of all of the Energizer Assets, and Ralston and its Affiliates shall remain the beneficial owners of all of the Ralston Assets. The parties acknowledge that formal actions to effect fully the legal transfers of such Assets may not be completed by the Distribution Date, but that the entire beneficial title and interest in and to each Asset shall pass to Energizer or remain with Ralston, as the case may be, as of the Distribution Date. The parties shall take such action as is necessary in their reasonable discretion, whether before or after the Distribution Date, to complete the transfer of the Energizer Assets to the Energizer Group and the Ralston Assets to the Ralston Group, as the case may be, and each party shall cooperate fully with the other in such regard.

Ralston and Energizer shall cooperate in estimating the appropriate amount of Cash to be transferred to or from members of the Energizer Group on or before March 31, 2000 to cause the Energizer Group to hold, as of the close of business on March 31, 2000, Cash in such an amount that would cause the Indebtedness of the Energizer Group, at the close of business on such date, to equal US$586.8 million, net of such Cash. The parties shall use reasonable efforts to cause the transfer of Cash to or from Energizer to effect this provision.

     (b) As of the Distribution Date, Energizer and Ralston and, as appropriate, other members of their respective Groups, shall assume or retain all of the Liabilities, with respect to Energizer, of the Battery Business and Former Battery Businesses and, with respect to Ralston, of the Ralston Business and Former Ralston Businesses, of whatsoever type or nature, arising exclusively out of or associated exclusively with the ownership of the Assets of such Businesses or Former Businesses or the operation of such Businesses or Former Businesses prior to the Distribution, whether such Liabilities become known prior to or after, or are asserted prior to or after, the Distribution. Unless otherwise provided in this Agreement or any Schedule hereto, Energizer and its Affiliates and Ralston and its Affiliates shall assume (or retain, as the case may be) a share of any Shared Liability in proportion, as applicable, to their respective ownership of the relevant Assets, control of affected operations or employment of affected individuals. Shared Liabilities shall include, but not be limited to, those set forth on Schedule 2.04(b)(1). Notwithstanding the foregoing, effective as of the Distribution Date, Energizer or another member of the Energizer Group shall assume or retain Liabilities specifically described in any other provision of this Agreement or any Ancillary Agreement, and Liabilities described on Schedule 2.04(b)(2) to this Agreement. Ralston and members of the Ralston Group shall, except as qualified hereinabove, assume or retain the Liabilities specifically described in this Agreement or any Ancillary Agreement, and the Liabilities specifically described on Schedule 2.04(b)(3) to this Agreement.

     (c) The parties agree and acknowledge that the assumption or retention by Energizer or other members of the Energizer Group or Ralston or other members of the Ralston Group, as the case may be, of all such Liabilities described herein is part of a single plan to transfer the Battery Business and the Energizer Assets to Energizer as of the Distribution Date. With regard to that plan, the parties further agree that (i) the entire beneficial title and interest in and to each and all of the Energizer Assets shall, regardless of when legal title to any such asset is in fact transferred to Energizer or its Subsidiaries, remain in Ralston until the Distribution Date at which time all beneficial title and interest in all of the Energizer Assets will pass to Energizer, and all title and interest in and to each and all of the Ralston Assets which is owned by a member of the Energizer Group prior to the Distribution Date shall, regardless of when legal title to any such asset is in fact transferred to Ralston or its Subsidiaries after the Distribution Date, be beneficially owned by Ralston; (ii) the economic burden of the assumption or retention by the members of the Energizer Group or the Ralston Group, as the case may be, of each and all of the Liabilities described herein shall pass to the Energizer Group or the Ralston Group, as the case may be, as of the Distribution Date, regardless of when Energizer or any other member of the Energizer Group or Ralston or any other member of the Ralston Group, as the case may be, in fact assumes or becomes legally obligated to the obligee of any one or more of such Liabilities; and
(iii) all operations of the Battery Business shall be for the account of Ralston through 12:01 a.m. on the Distribution Date and shall be for the account of Energizer thereafter.

     (d) Ralston and Energizer shall, and shall cause their Affiliates to, execute prior to, or as soon as practicable following, the Distribution Date, such additional agreements and arrangements as may be necessary or appropriate
(i) to effect the restructuring transactions set forth in Section 2.01; (ii) to transfer to the appropriate member of the Energizer Group or Ralston Group such local product registrations, franchises, licenses, and any other governmental authorizations or other rights owned or held by Ralston, Energizer or their respective Groups that are necessary to the conduct of their Businesses in such jurisdiction; (iii) to make all such further assignments and do all such other acts as are necessary or desirable to carry out the intent of the parties that each of the Businesses, as a going concern, be fully vested in the appropriate party as of the Distribution Date and operated for its benefit and burden as of 12:01 a.m. on the Distribution Date; and (iv) to provide for, and negotiate in good faith, such other agreements and arrangements relating to the foregoing as the parties deem appropriate, including, but not limited to, any such agreements or arrangements relating to the treatment of employees, benefit plans, intellectual property and taxes.

     (e) If any Energizer Asset or Ralston Asset is not owned, respectively, by a member of the Energizer Group or Ralston Group or leased from a third party or governmental entity by a member of the appropriate Group, as of the Distribution Date, Ralston and Energizer shall use their reasonable best efforts to transfer, assign and deliver such assets or leases to the appropriate member of the other Group as soon as practicable thereafter.

Prior to such transfer or assignment, Ralston or Energizer, as the case may be, shall use its reasonable best efforts to give the benefits of ownership of such Assets to the appropriate member of the other Group. The entire economic beneficial interest in and to, and the risk of loss with respect to, such Assets shall, regardless of when legal title thereto shall be transferred to the appropriate member of the Energizer or Ralston Group, pass to those entities as of the Distribution. Ralston and Energizer shall, or shall cause their Affiliates to, hold such Assets for the benefit and risk of the other and shall cooperate with the other in any lawful and reasonable arrangements designed to provide the benefits of ownership of the Assets to it, including, but not limited to, properly recording evidence of such beneficial ownership and risk of loss with appropriate governmental entities as required by applicable law.

In the event that the legal interest in such Assets or any claim, right or benefit arising thereunder or resulting therefrom, is not capable of being sold, assigned, transferred or conveyed hereunder as a result of the failure to receive any consents or approvals required for such transfer, then the legal interest in such Assets shall not be sold, assigned, transferred or conveyed unless and until approval, consent or waiver thereof is obtained. Ralston and Energizer shall, or shall cause their Affiliates, at their expense, to use reasonable best efforts to cooperate in obtaining such consents or approvals as may be necessary to complete such transfers and to obtain satisfaction of conditions to transfer as soon as practicable.

Nothing in this Agreement shall be construed as an attempt to assign to a member of the Energizer Group or the Ralston Group any legal interest in such Assets which, as a matter of law or by the terms of any legally binding contract, engagement or commitment to which the legal owner is subject, is not assignable without the consent of any other Person, unless such consent shall have been given.

     (f) After the Distribution Date, Ralston and Energizer shall cause such Assets (including the capital stock of any Affiliates) which are beneficially owned by the other party to be managed at the direction of the beneficial owner pursuant to one or more Operating Agreements until such Assets are actually legally transferred and conveyed. Without limiting the foregoing, all revenues, earnings and cash flows associated with the Assets following the Distribution Date shall be for the account of the beneficial owner but shall be retained by the respective legal owner until the transfers are legally effected. Following the Distribution Date, neither Ralston nor Energizer shall be required to lend, advance, contribute or use any of its own funds in connection with the operations of such Assets except to the extent contemplated by the Operating Agreements.

     (g) Ralston and Energizer shall cooperate after the Distribution Date in determining the actual Indebtedness of the Energizer Group and Cash held by members of the Energizer Group as of the close of business on March 31, 2000 in order to determine if a further transfer of Cash is required between the parties. A preliminary determination of the actual Cash and Indebtedness of the Energizer Group shall be made no later than 60 days after the Distribution Date in order to make a preliminary adjustment of Cash from Ralston to Energizer or vice versa, as the findings warrant.

In addition, the parties shall determine the value of checks and other forms of electronic payments, written or authorized by Energizer or its Affiliates on their U.S. bank accounts, which are outstanding and have not cleared as of March 31, 2000. If the aggregate value of such outstanding checks and payments was less than $10 million, then the target Indebtedness of Energizer, net of Cash, shall remain $586.8 million. If the aggregate value of such checks and payments was greater than $10 million, then the target Indebtedness of Energizer, net of Cash, shall be reduced dollar for dollar by an amount equal to the value of such outstanding checks in excess of $10 million. For purposes of this Section 2.04(g), checks outstanding shall not be deemed to include checks issued in connection with obligations under any Plans with respect to Energizer Individuals.

If it is determined that actual Indebtedness of the Energizer Group, net of Cash, exceeded US$586.8 million (adjusted, if applicable, pursuant to the preceding paragraph) as of the close of business on March 31, 2000, Ralston shall pay an amount equal to such excess to Energizer in US dollars. Conversely, if it is determined that actual Indebtedness of the Energizer Group, net of Cash, fell short of US$586.8 million (adjusted, if applicable, pursuant to the preceding paragraph) as of the close of business on March 31, 2000, Energizer shall pay an amount equal to such shortfall to Ralston in US dollars. Alternatively, the parties may, by mutual consent, cause such amounts to be paid by any member of one Group to any member of the other Group in local currency. Any Cash paid to Ralston by Energizer pursuant to this Section 2.04(g) shall be used to repay third party indebtedness of Ralston.

Ralston shall have the opportunity to review, to its satisfaction, the books and records of Energizer and its Affiliates, bank records, loan documentation and other relevant materials in order to enable Ralston to verify any amounts to be transferred, and Energizer shall cooperate in Ralston's review. Payment of such preliminary adjustment shall be made within fifteen (15) Business Days of such determination. In addition, such amounts shall be increased by an amount equal to simple interest accrued on such unpaid excess (or shortfall, as applicable) at the rate of 7% per annum for the period from the Distribution Date until the date such preliminary adjustment is paid to the party to which it is owed.

As soon as practicable after the end of its third fiscal quarter, but no later than August 10, 2000, Energizer will present to Ralston a draft of its Quarterly Report on Form 10Q for such quarter, indicating an opening shareholders' equity balance for Energizer as of April 1, 2000, which balance shall reflect all asset and liability transfers pursuant to the terms of this Agreement, including, but not limited to, any Cash to be transferred between the parties under the provisions of this Section 2.04(g), other than Cash which may be required to be transferred pursuant to the following paragraph. Ralston shall have the opportunity to review the books and records of Energizer and its Affiliates in order to enable it to verify said shareholders' equity balance, and Energizer shall cooperate in Ralston's review. As part of such review, Ralston shall verify the calculations of the Indebtedness of the Energizer Group and Cash held by Energizer and its Affiliates as of March 31, 2000, and shall make, if necessary, a final adjustment to the amounts to be transferred as described above. Such final adjustments shall be increased by an amount equal to simple interest accrued on such adjustments at 7% per annum for the period from the date of any preliminary adjustment as described above, until the date such final adjustment is paid to the party to which it is owed. If such final adjustments are made, the opening shareholders' equity balance for Energizer as of April 1, 2000, as described above, shall be revised to reflect such adjustments.

     In the event that the opening shareholders' equity balance of Energizer as of April 1, 2000, revised in the manner described above, is less than US$625 million, then Ralston shall pay to Energizer, no later than August 14, 2000, an amount of Cash so as to cause the opening shareholders' equity balance to equal US$625 million following such payment. If such additional payment is required, the amount paid shall be increased by an amount equal to simple interest accrued on such amount at the rate of 7% per annum for the period from the Distribution Date until the date of payment. Energizer shall revise its Quarterly Report on Form 10Q to reflect such revised opening shareholders' equity balance.

     (h) Ralston shall pay to Energizer in US dollars, at the time of payment of the Ralston Chilean Asset Purchase Price to a member of the Energizer Group, an additional lump sum equal to interest on such purchase price, denominated in US dollars at the time of payment to Energizer, accrued at the simple interest rate of 7% per annum, for the period beginning on the Distribution Date to the date such purchase price is paid to the Energizer Affiliate.

     (i) Calculations of equivalent values of US and foreign currencies shall, for purposes of this Agreement, be based on foreign exchange rates for the relevant date or dates as reflected in accordance with accounting practices historically employed by Ralston.

     2.05     Conduct  of  Business Pending the Distribution Date.  Prior to the
              ---------------------------------------------------
Distribution Date, the Battery Business shall be operated for the sole benefit of Ralston.

     2.06     Registration  and  Listing.  Prior  to  the  Distribution  Date:
              --------------------------

     (a) Ralston and Energizer shall prepare, and Energizer shall file with the SEC, a Registration Statement on Form 10 pursuant to Section 12(b) of the Exchange Act with respect to the Energizer Stock and associated Rights. Ralston and Energizer shall use reasonable efforts to cause the Form 10 to become effective under the Exchange Act, and, following such effectiveness, Ralston shall mail the Information Statement to the holders of record of Ralston Stock as of the close of business on the Record Date.

     (b) The parties hereto shall take all such actions as may be necessary or appropriate under state securities and Blue Sky laws in connection with the Distribution.

     (c) Ralston and Energizer shall prepare, and Energizer shall file and seek to make effective, an application for the listing of the Energizer Stock and associated Rights on the NYSE.

     2.07     Ralston  Purina  Charitable  Fund.
              ---------------------------------

     (a) Energizer shall take, or cause to be taken, all necessary and appropriate actions to establish, effective as of (or as soon as practicable following) the Distribution Date, a charitable trust or a nonprofit corporation which is exempt from Federal income taxation under Code Section 501(c)(3) (the "Energizer Charitable Foundation"). Ralston shall, as soon as practicable following the Distribution Date, in accordance with subparagraph (b) below, cause the Trustee of the Ralston Purina Charitable Fund, a trust fund exempt under Code Section 501(c)(3), to transfer to the Energizer Charitable Foundation, an amount in cash and other liquid investment assets held in the Ralston Purina Charitable Fund with an aggregate value equal to one-third (1/3) of the fair market value of the assets of the Ralston Purina Charitable Fund as of the Distribution Date, as determined by the Trustee of the Ralston Purina Charitable Fund (the "Charitable Transfer Amount"). The date of such transfer shall be the "Charitable Transfer Date." The Charitable Transfer Amount shall include earnings (taking into account any appreciation or depreciation of the assets) for the period from the Distribution Date to the Charitable Transfer Date (the "Earnings Period"), net of a proportionate share of related investment fees, expenses and any taxes incurred by the Ralston Purina Charitable Fund for the Earnings Period. The earnings rate (which may be positive or negative) shall be the investment rate of return on the assets of the Ralston Purina Charitable Fund during the Earnings Period, as determined by the Ralston Trustee.

Energizer shall cause the Energizer Charitable Foundation to assume, as of the Distribution Date, the obligation to pay certain pledge commitments of the Ralston Purina Charitable Fund as set forth in Schedule 2.07; provided however, that the present value as of the Distribution Date, as determined by the Ralston Trustee, of such pledge commitments assumed by the Energizer Charitable Foundation shall be no greater than the Charitable Transfer Amount. Energizer shall timely notify, or shall cause the Energizer Charitable Foundation to timely notify, in writing the recipients of such pledge commitments of its assumption of such obligations from the Ralston Purina Charitable Fund. Any pledge commitments entered into by the Energizer Charitable Foundation subsequent to the Distribution Date shall be the sole obligation of the Energizer Charitable Foundation and shall not be satisfied prior to the Charitable Transfer Date with any assets held by the Ralston Purina Charitable Fund on behalf of the Energizer Charitable Foundation. The Energizer Charitable Foundation shall have no obligation to assume or satisfy any pledge commitment of the Ralston Purina Charitable Fund that arises subsequent to the Distribution Date other than those set forth in Schedule 2.07.

     (b) If any of the pledge commitments assumed by the Energizer Charitable Foundation as set forth on Schedule 2.07 become due and payable prior to the Charitable Transfer Date, the Ralston Purina Charitable Fund shall satisfy such pledge commitments on behalf of the Energizer Charitable Foundation and the Charitable Transfer Amount shall be reduced by the amount of such pledge commitments paid by the Ralston Purina Charitable Fund. As used herein, a "pledge commitment" shall mean any commitment of the Ralston Purina Charitable Fund to make a contribution of cash or other property or services for a purpose described in Code Section 170(c)(2)(B). Contributions received by the Ralston Purina Charitable Fund subsequent to the Distribution Date shall be the sole property of the Ralston Purina Charitable Fund and shall not be considered assets subject to transfer under this Agreement. Contributions received by the Energizer Charitable Foundation subsequent to the Distribution Date shall be the sole property of the Energizer Charitable Foundation.

Notwithstanding the foregoing, the transfer of assets and the assumption of pledge commitments described in subparagraph (a) (the "Charitable Transfer") shall be conditioned upon the following: (i) the consummation of the Distribution as contemplated under this Agreement; (ii) the receipt of a determination letter from the Internal Revenue Service that the Energizer Charitable Foundation, and any successor to the Ralston Purina Charitable Fund if its formation is necessary to consummate the Charitable Transfer (the "Ralston Successor Fund"), is exempt under Code Section 501(c)(3); (iii) the receipt by Ralston of a private letter ruling from the Internal Revenue Service
(A) determining whether the Charitable Transfer imposes any "expenditure responsibility" on Ralston or the Ralston Charitable Fund pursuant to Code
Section 4945; and (B) holding that the Charitable Transfer does not violate the Code Section 501(c)(3) exemption of the Ralston Purina Charitable Fund or the Ralston Successor Fund, nor result in any taxes under Code Section 507 or Chapter 42 of the Code; and (iv) the execution by the Ralston Charitable Fund and the Energizer Charitable Foundation of a grant agreement satisfactory to Ralston, to the extent required under Code Section 4945. Ralston and Energizer shall cooperate fully and use their best efforts to satisfy the conditions of the Charitable Transfer. Ralston and Energizer shall, and shall cause each member of the Ralston Group and Energizer Group, respectively, to refrain from taking any action which would adversely impact the receipt of any favorable ruling or determination letter obtained from the IRS or the continued validity of such ruling or letter as contemplated in this subparagraph (b).

     (c) Energizer shall cause the Energizer Charitable Foundation to cooperate fully and take all steps necessary as requested by the Ralston Charitable Fund to satisfy any "expenditure responsibility" Ralston or the Ralston Charitable Fund may retain with respect to the Energizer Charitable Foundation, in accordance with Code Section 4945. Ralston and Energizer shall if feasible structure the Charitable Transfer in a manner that will minimize any and all costs related to the Charitable Transfer, including any taxes imposed by Code Section 507(c) and Chapter 42 of the Code.


                                   ARTICLE III

                                THE DISTRIBUTION

     3.01     Record Date and Distribution Date.  Subject to the satisfaction of
              ---------------------------------
the conditions set forth in Section 12.01, the Ralston Board shall establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. The determination of record holders of Ralston Stock on the Record Date shall be as of the close of business on March 31, 2000, and the Distribution shall be effective as of 12:01 a.m. on the Distribution Date.

     3.02     Distribution.  Ralston  shall  distribute  all  of the outstanding
              ------------
shares of Energizer Stock to holders of record of Ralston Stock on the Record Date on the basis of one share of Energizer Stock for each three shares of Ralston Stock outstanding as of 12:01 a.m. on the Distribution Date, subject to the treatment of fractional shares set forth in Section 3.03. All shares of Energizer Stock issued in the Distribution shall be duly authorized, validly issued, fully paid and nonassessable.

     3.03     Payment  in  Lieu  of  Fractional Shares.  No fractional shares of
              ----------------------------------------
Energizer Stock shall be issued in the Distribution. In lieu thereof, a distribution agent will aggregate fractional shares into whole shares and sell them in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests, and such distribution agent shall remit to each holder of Ralston Stock who would otherwise be entitled to receive such fractional shares a cash payment equal to such holder's pro rata share of the total gross sale proceeds (after making appropriate deductions of the amount required to satisfy legal requirements). Ralston shall bear the cost of commissions incurred in connection with such sales.


                                   ARTICLE IV

                                 INDEMNIFICATION

     4.01     Indemnification.
              ---------------

     (a) From and after the Distribution Date, Ralston agrees to indemnify and hold harmless Energizer against and in respect of any and all Liabilities assumed or retained by Ralston pursuant to Section 2.04(b) of this Agreement and/or related to, arising from, or associated with:

     (i) any breach or violation of any covenant made in this Agreement or any Ancillary Agreement by Ralston or any of its Affiliates;

     (ii) any Third-Party Claim relating to the actions of the Ralston Board in authorizing the Distribution;

     (iii) the ownership, use or possession of the Ralston Assets or the operation of the Ralston Business or Former Ralston Businesses, whether relating to or arising out of occurrences prior to or after the Distribution, except to the extent liability therefor is specifically assumed or retained by Energizer or another member of the Energizer Group pursuant to Section 2.04(b) of this Agreement; and all operations conducted by Ralston, its successors and their Affiliates following the Distribution.

     (iv) with respect to the operation or administration of Plans by Ralston Employees, Former Ralston Employees or agents of Ralston or the Ralston Business, Ralston's failure to comply with the provisions of a Plan or applicable laws and regulations prior to or after the Distribution;

     (v) any violations of the Code, or of federal or state securities laws, in connection with the Distribution, the Information Statement and Form 10 or any filings made with governmental agencies with respect thereto, except to the extent that such violations, or allegations of violations, result from or are related to the disclosure to Ralston's corporate staff of information, or failure to disclose information, by officers, directors, employees, agents, consultants or representatives of the Battery Business; and

     (vi) any activity (other than the Charitable Transfer as described in Section 2.07), operation, expenditure, distribution, act or failure to act by the Ralston Purina Charitable Fund prior to the Charitable Transfer, including any transferee or similar liability. Such indemnification for any and all costs and expenses shall include any tax, penalty, interest or litigation expense that may be incurred by or imposed on Energizer or the Energizer Charitable Foundation.

Any indemnification provided for under this Section shall, to the extent legally permissible, also be deemed to extend to other members of the Energizer Group, Affiliates, Energizer Charitable Foundation, Energizer Employees, directors, Plan fiduciaries, shareholders, agents, consultants, representatives, successors, transferees and assigns of Energizer or members of the Energizer Group.

     (b) From and after the Distribution Date, Energizer agrees to indemnify and hold harmless Ralston against and in respect of all Liabilities assumed or retained by Energizer or another member of the Energizer Group pursuant to
Section 2.04(b) of this Agreement and/or related to, arising from, or associated with:

     (i) any breach or violation of any covenant made in this Agreement or any Ancillary Agreement by Energizer or any of its Affiliates;

     (ii) the ownership, use or possession of the Energizer Assets or the operation of the Battery Business or Former Battery Businesses, whether relating to or arising out of occurrences prior to or after the Distribution, except to the extent liability therefor is specifically assumed or retained by Ralston or another member of the Ralston Group pursuant to Section 2.04(b) of this Agreement; and all operations conducted by Energizer, its successors and their Affiliates following the Distribution;

     (iii) with respect to the operation or administration of Plans by Energizer Employees, Former Energizer Employees or agents of Energizer or the Battery Business, Energizer's failure to comply with the provisions of a Plan or applicable laws and regulations prior to or after the Distribution;

     (iv) any violation or allegations of violations of federal or state securities laws in connection with the Distribution, the Information Statement and Form 10 or any filings made with governmental agencies with respect thereto, to the extent that such violations, or allegations of violations, result from or are related to, the disclosure to Ralston's corporate staff of information, or failure to disclose information, by officers, directors, employees, agents, consultants or representatives of the Battery Business;

     (v) any and all obligations and Liabilities of Ralston (other than certain fees set forth in Section 12.04) related to, or arising in connection with, Energizer's establishment of a $175 million private placement of unsecured notes, Ralston's and Energizer's establishment of a $450 million bank syndication credit facility and Energizer's establishment of a $200 million credit facility for the purpose of selling, on a revolving basis, undivided ownership interest in accounts receivable of the Battery Business;

     (vi) the Charitable Transfer, as described in Section 2.07 hereunder, including any taxes imposed by Code Sections 170, 507(c), or Chapter 42 of the Code, any penalty, interest or litigation expense that may be incurred by or imposed on Ralston, the Ralston Purina Charitable Fund or Successor Fund, including, without limitation, costs arising as a result of (i) the Ralston Purina Charitable Fund's retaining expenditure responsibility with respect to such assets; (ii) Ralston's status as a "substantial contributor" with respect to the Energizer Charitable Foundation in accordance with Code Section 507;
(iii) the Charitable Transfer's being treated as a "significant disposition of assets" under Code Section 507, and (iv) any failure of the Energizer Charitable Foundation to satisfy the pledge commitments assumed from the Ralston Purina Charitable Fund;

     (vii) any occurrence, conduct or action of or involving Energizer, any member of the Energizer Group, Energizer Affiliates, Energizer Indivi-duals, directors, Plan fiduciaries, shareholders, agents, consultants, represen-tatives, successors, transferees or assigns of Energizer or members of the Energizer Group, which is alleged to constitute a breach or violation of either Section 6.01 of the DuPont Agreement, or Section 5.01 of the Agree-ment and Plan of Reorganization dated as of April 1, 1998 by and between Ral-ston and Agribrands International, Inc; and

     (viii) any Liabilities of Ralston arising out of any amendments which may be adopted by Energizer or its Affiliates, as permitted under Section 7.18 of this Agreement, with respect to Plans affecting Energizer Individuals.

     Any indemnification provided for under this Section shall, to the extent legally permissible, also be deemed to extend to other members of the Ralston Group, Affiliates, Ralston Employees, directors, Plan fiduciaries, the Ralston Charitable Fund, shareholders, agents, consultants, representatives, successors, transferees and assigns of Ralston or members of the Ralston Group.

     (c) For purposes of this Section 4.01, an Energizer Employee or Former Energizer Employee shall be considered an agent of Ralston or the Ralston Business only if such individual acted pursuant to direction from a person who, at the time of the direction, was an employee of the Ralston Business (including employees of the corporate division of Ralston). A Ralston Employee or Former Ralston Employee shall be considered an agent of Energizer or the Battery Business only if such individual acted pursuant to direction from a person who, at the time of the direction, was an employee of the Battery Business.

     (d) Except with respect to Liabilities subject to Section 4.01(b)(vii), a party shall have no right to indemnification under this Article IV until the cumulative aggregate dollar amount of all Liabilities to which this Article applies equals or exceeds US$250,000 with respect to such party. Liabilities of any amount shall be included in the computation of the cumulative aggregate dollar amount of Liabilities, but, except with respect to Liabilities subject to
Section 4.01(b)(vii), neither party shall be entitled to indemnification for any single Liability of less than US$25,000. Energizer shall indemnify and hold harmless Ralston against and in respect of all Liabilities subject to Section 4.01(b)(vii), regardless of the amount or nature thereof.

     4.02     Actions  and  Claims  Other  Than  Third-Party  Claims; Notice and
              ------------------------------------------------------------------
Payment. Upon obtaining knowledge of any Action, Liability or claim, other than Third-Party Claims, which any Person entitled to indemnification (the "Indemnitee") believes may give rise to any Indemnifiable Loss, the Indemnitee shall promptly notify the party liable for such indemnification (the "Indemnitor") in writing of such Action or claim (such written notice being hereinafter referred to as a "Notice of Claim"); provided, however, that failure of an Indemnitee timely to give a Notice of Claim to the Indemnitor shall not release the Indemnitor from its indemnity obligations set forth in this Article IV except to the extent that such failure increases the amount of indemnification which the Indemnitor is obligated to pay hereunder, in which event the amount of indemnification which the Indemnitee shall be entitled to receive shall be reduced to an amount which the Indemnitee would have been entitled to receive had such Notice of Claim been timely given. A Notice of Claim shall specify in reasonable detail the nature and estimated amount of any such Action, Liability or claim giving rise to a right of indemnification. The Indemnitor shall have ninety (90) Business Days after receipt of a Notice of Claim to notify the Indemnitee whether or not it disputes its liability to the Indemnitee with respect to such Action, Liability or claim or the amount thereof, and setting forth the basis for such objection. If the Indemnitor fails to respond to the Indemnitee within such ninety (90) Business Day period, the Indemnitor shall be deemed to have acknowledged its responsibility for such Indemnifiable Loss. If such Indemnifiable Loss is not contested, the Indemnitor shall pay and discharge any such Indemnifiable Loss within one hundred twenty
(120)  Business  Days  after  its  receipt  of  a  Notice  of  Claim.

     4.03     Insurance  and  Third-Party  Obligations.
              ----------------------------------------

     (a) Any indemnification otherwise payable pursuant to Section 4.01 shall be reduced by the amount of any insurance or other amounts (net of deductibles and allocated paid loss retro-premiums) that would be payable by any third party to the Indemnitee or on the Indemnitee's behalf in the absence of this Agreement. It is expressly agreed that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any claims for which it is obligated, or (iii) entitled to any subrogation rights with respect to any obligation hereunder.

      (b) Ralston hereby assigns to Energizer any amounts payable to Ralston or a member of the Ralston Group under any property or casualty insurance policy to the extent that such amounts relate to claims associated solely with the Battery Business or the Energizer Assets. To the extent any further documentation or instruments are reasonably requested by Energizer to effect such assignment, Ralston agrees to promptly execute the same. Ralston agrees to take all other actions reasonably requested by Energizer to timely pursue Energizer's rights and remedies under such policies, and Energizer shall bear any costs associated with such actions.

     4.04     Third-Party  Claims;  Notice,  Defense  and  Payment.  Promptly
              ----------------------------------------------------
following the earlier of (i) receipt of notice of the commencement of a Third-Party Claim or (ii) receipt of information from a third party alleging the existence of a Third-Party Claim, any Indemnitee who believes that it is or may be entitled to indemnification by any Indemnitor under Section 4.01 with respect to such Third-Party Claim shall deliver a Notice of Claim to the Indemnitor. Failure of an Indemnitee timely to give a Notice of Claim to the Indemnitor shall not release the Indemnitor from its indemnity obligations set forth in this Section 4.04 except to the extent that such failure adversely affects the ability of the Indemnitor to defend such Action, Liabilities or claim or increases the amount of indemnification which the Indemnitor is obligated to pay hereunder, in which event the amount of indemnification which the Indemnitee shall be entitled to receive shall be reduced to an amount which the Indemnitee would have been entitled to receive had such Notice of Claim been timely given.

Indemnitee shall not settle or compromise any Third-Party Claim in an amount in excess of US$25,000 prior to giving a Notice of Claim to Indemnitor at least twenty (20) Business Days in advance of such settlement. In addition, if an Indemnitee settles or compromises any Third-Party Claims prior to giving such Notice of Claim to an Indemnitor, the Indemnitor shall be released from its indemnity obligations to the extent that the Indemnitor can sustain the burden of proving that such settlement or compromise was not made in good faith and was not commercially reasonable. Within ninety (90) days after receipt of such Notice of Claim (or sooner if the nature of such Third-Party Claim so requires), the Indemnitor may (A) by giving written notice thereof to the Indemnitee, acknowledge liability for, and at its option elect to assume, the defense of such Third-Party Claim at its sole cost and expense or (B) object to the claim of indemnification set forth in the Notice of Claim delivered by the Indemnitee; provided that if the Indemnitor does not within the same ninety (90) day period give the Indemnitee written notice either objecting to such claim and setting forth the grounds therefor or electing to assume the defense, the Indemnitor shall be deemed to have acknowledged its responsibility to accept the defense and its ultimate liability, if any, for such Third-Party Claim.

Any contest of a Third-Party Claim as to which the Indemnitor has elected to assume the defense shall be conducted by attorneys employed by the Indemnitor and reasonably satisfactory to the Indemnitee; provided that the Indemnitee shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnitee's sole cost and expense. If the Indemnitor assumes the defense of a Third-Party Claim, the Indemnitor may settle or compromise the Third-Party Claim without the prior written consent of Indemnitee only if such settlement or compromise involves the payment of monetary damages for which the Indemnitor alone shall be responsible. If such settlement or compromise involves any legal or equitable remedy or relief to be applied against the Indemnitee, or any change or compromise to any contractual or other rights of the Indemnitee, then such settlement or compromise shall only be effected with the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

If the Indemnitor does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification under Section 4.01, the Indemnitee may require the Indemnitor to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnitor shall be bound by the result obtained with respect thereto by the Indemnitee, provided that the Indemnitor shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall pay to the Indemnitee in cash the amount for which the Indemnitee is entitled to be indemnified (if any) within thirty (30) days after the final resolution of such Third-Party Claim (whether by settlement, a final nonappealable judgment of a court of competent jurisdiction or otherwise) or, in the case of any Third-Party Claim as to which the Indemnitor has not acknowledged liability, within thirty (30) days after such Indemnitor's objection has been resolved by settlement, compromise or arbitration pursuant to the provisions of Article XI of this Agreement.

     4.05     Remedies  Cumulative;  Survival  of  Indemnities.  The  remedies
              ------------------------------------------------
provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnitor. The obligations of each of the Ralston Group and the Energizer Group under this Article IV shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any claim of the other for any Indemnifiable Losses related to such assets, businesses or Liabilities.


                                    ARTICLE V

                          CERTAIN ADDITIONAL COVENANTS

     5.01     Further  Assurances.  Each  party  hereto shall cooperate with the
              -------------------
other parties, and execute and deliver, or use its best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental or regulatory authority or any other Person under any permit, license, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transfers of Assets and Liabilities and the other transactions contemplated hereby or in any of the Ancillary Agreements. If any such transfer of Assets or Liabilities is not consummated prior to or on the Distribution Date, then the party hereto retaining such Asset or Liability shall thereafter hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto), or shall retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and shall take such other action as may be reasonably requested by the party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as if such Asset or Liability had been transferred as contemplated hereby. If and when any such Asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties hereto agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership of all of the Energizer Assets, or Ralston Assets, as the case may be, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, that such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     5.02     Energizer  Board.  Prior to the Distribution Date, Energizer shall
              ----------------
take such actions as are necessary so that its Board of Directors is comprised of those individuals named as directors in the Form 10.

     5.03     Contractual  Arrangements.
              -------------------------

     (a) Effective as of the Distribution Date, Ralston and Energizer shall enter into a tax sharing agreement, substantially in the form attached to this Agreement as Exhibit A ("Tax Sharing Agreement").

     (b) Effective as of the Distribution Date, Ralston and Energizer shall enter into a bridging services agreement, substantially in the form attached to this Agreement as Exhibit B ("Bridging Services Agreement").

     (c) Effective as of the Distribution Date, Ralston and Energizer shall enter into an intellectual property agreement, substantially in the form attached to this Agreement as Exhibit C ("IP Agreement").

     (d) Effective as of the Distribution Date, Ralston and Energizer shall enter into an Aircraft Agreement, substantially in the form attached to this Agreement as Exhibit D.

     5.04     Cash  Management  and  Intercompany  Accounts.
              ----------------------------------------------

     (a) Through and including 12:01 a.m. local time on the Distribution Date, Ralston and Energizer shall continue to employ cash management and other business practices with respect to the Battery Business that are consistent with those practices historically employed.

     (b) Except as otherwise provided on Schedule 5.04(b)(1), all bank accounts used exclusively in the Battery Business, and the balances therein existing as of 12:01 a.m. local time on the Distribution Date, shall be transferred to, or retained by, members of the Energizer Group effective as of the Distribution Date. All bank accounts used exclusively in the Ralston Business, and the balances therein existing as of 12:01 a.m. local time on the Distribution Date, shall be transferred to, or retained by, members of the Ralston Group effective as of the Distribution Date. Each party shall promptly pay to the other any amounts collected by it following the Distribution through any of its accounts, to the extent any of such amounts collected relate exclusively to the Business of the other party.

     (c) All intercompany services provided by the Ralston Business to the Battery Business , and vice versa, shall terminate as of the Distribution Date unless otherwise provided in the Bridging Services Agreement or any other Ancillary Agreement. Effective as of the close of business on March 31, 2000, all intercompany receivables or payables and loans then existing between any member of one Group and any member of the other Group shall be forgiven, except that trade receivables or payables arising out of intercompany sales of inventories or other tangible goods, and claims between any member of the Energizer Group and Checkerboard Insurance Company, shall be settled in the normal course of business.


                                   ARTICLE VI

                              ACCESS TO INFORMATION

     6.01     Provision  of  Corporate  Records.  Subject  to  the  terms of the
              ---------------------------------
Ancillary Agreements, prior to, or as promptly as practicable after, the Distribution Date, Ralston shall deliver to Energizer, and Energizer shall deliver to Ralston, all corporate books and records pertaining to the other party's Business that each has in its possession. The parties shall also make available for copying or, to the extent not detrimental, in the reasonable opinion of the party in possession of the materials, to such party's interests, originals of all books, records and data reasonably related to the Assets, the Battery Business, and the Liabilities assumed or retained by the party requesting such materials, including, but not limited to, all books, records and data relating to the purchase of materials, supplies and services, financial results, sale of products, records of the applicable Energizer or Ralston Individuals, commercial data, catalogues, brochures, training and other manuals, sales literature, advertising and other sales and promotional materials, maintenance records and drawings, all active agreements, active litigation files and government filings. To the extent that originals of such books, records and data are provided to Energizer by Ralston or vice versa, the party to which the originals are given shall provide to the other party copies thereof as reasonably requested in writing.

Each party shall provide such copies of all books, records and data only to the extent that such action is not prohibited by the terms of any agreements pertaining to such information or is not prohibited by law. From and after the Distribution Date, all books, records and copies so delivered shall be the property of the party to which they were given. Notwithstanding the above, neither party shall be required to make copies, other than pursuant to Section
6.02 of this Agreement, of any books, records and data which are more than seven years old or which relate to events occurring more than seven (7) years prior to the Distribution Date.

     6.02     Access  to  Information.  From  and  after  the Distribution Date,
              -----------------------
Ralston and Energizer shall afford, to the other and to the other's agents, employees, accountants, counsel and other designated representatives, reasonable access and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information ("Information") within such party's possession relating to such other party's businesses, assets or liabilities, insofar as such access is reasonably required by such other party. Without limiting the foregoing, such Information may be requested under this Section 6.02 for audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

     6.03     Retention  of  Records.  Except  as  otherwise  required by law or
              ----------------------
agreed in writing, or as otherwise provided in the Tax Sharing Agreement, Ralston and Energizer shall retain, for a period of at least seven (7) years following the Distribution Date, all significant Information in such party's possession or under its control relating to the Business, Assets or Liabilities of the other party and, after the expiration of such seven-year period, prior to destroying or disposing of any of such Information, (i) the party proposing to dispose of or destroy any such Information shall provide no less than 30 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of, and (ii) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such other party, the party proposing to dispose of or destroy such Information promptly shall arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.

     6.04     Confidentiality.  From and after the Distribution Date, each Group
              ---------------
shall hold, in strict confidence, all Information obtained from the other Group prior to the Distribution Date or furnished to it pursuant to this Agreement or any other agreement referred to herein which relates to or concerns the business conducted by such other Group, and such Information shall not be used by it to the detriment of the other Group, or disclosed by it or its agents, officers, employees or directors without the prior written consent of such other Group unless and to the extent that:

     (a) disclosure is compelled by judicial or administrative process or, in the opinion of such Group's counsel, by other requirements of law; or

     (b)  such  Group  can  show  that  such  Information  was:

     (i) available to such Group on a nonconfidential basis prior to its dis-closure by the other Group,

     (ii)  in  the  public  domain  through  no  fault  of  such  Group,

     (iii) lawfully acquired by such Group from other sources after the time that it was furnished to such Group pursuant to this Agreement or any other agreement referred to herein, or

     (iv)  independently  developed  by  such  Group.

Notwithstanding the foregoing, each Group shall be deemed to have satisfied its obligations of confidentiality under this Section 6.04 with respect to any Information concerning or supplied by the other Group if it exercises substantially the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.

     6.05     Reimbursement.  Each  member  of  any  Group providing Information
              -------------
pursuant to Sections 6.02 or 6.03 to any member of the other Group shall be entitled to receive from the recipient, upon presentation of an invoice therefor, payment in U. S. dollars of all out-of-pocket costs and expenses as may reasonably be incurred in providing such Information.

                                   ARTICLE VII

                                EMPLOYEE MATTERS

     7.01     Employee  Liabilities;  Continuation  of  Employment.
              -----------------------------------------------------

     After the Distribution, except as otherwise specifically provided for in this Agreement and Plan of Reorganization, the Energizer Group shall be responsible for all employment and benefit liabilities related to the Energizer Individuals, and the Ralston Group shall be responsible for all employment and benefit liabilities related to the Ralston Individuals, whether arising before, coincident with or after the Distribution. Ralston and Energizer shall cause each member of their respective Groups to cooperate with the members of the other's Group to effect, as soon as practicable in a cost-effective manner, the transfer of employment, where applicable, of Energizer Employees and Ralston Employees to the appropriate Affiliate of either Group.

     7.02     Ralston  Purina  Retirement  Plan.
              ---------------------------------

     (a) Effective as of the Distribution Date, Energizer shall take, or cause to be taken, all actions necessary and appropriate to establish, effective as of the Distribution Date, an Energizer Retirement Plan and trust intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, and to provide benefits thereunder for all Energizer Individuals who, on the Distribution Date, were participants in the Ralston Retirement Plan. All liabilities for benefits accrued for Energizer Individuals under the Ralston Retirement Plan shall be transferred to the Energizer Retirement Plan, the terms of which will be substantially the same as those of the Ralston Retirement Plan in respect of the Energizer Individuals. Such transfer and assumption of liabilities shall be consistent with the spin-off of the Ralston Retirement Plan, in accordance with Code Section 414(l) and the regulations thereunder. The Energizer Retirement Plan shall give the Energizer Employees credit, for purposes of eligibility, vesting and benefit accrual, for service on or prior to the Distribution Date, to the extent such service was recognized under the Ralston Retirement Plan. As soon as practicable after the Distribution Date, Ralston shall cause the trustee of the Ralston Retirement Plan to transfer, in one or more installments, to the trustee of the Energizer Retirement Plan, in accordance with Sections 7.02(c) and (e) below, an amount in cash and other liquid assets held in the trust equal to the following, adjusted as applicable pursuant to Section 7.02(d) below (the "Transfer Amount"):
     (i) the Projected Benefit Obligation ("PBO"), as defined in Financial Accounting Standards 87, attributable to pension benefits (other than PensionPlus Match Accounts) developed as of the Distribution Date with re-spect to the Energizer Individuals under the Ralston Retirement Plan; plus
     (ii) amounts credited to the PensionPlus Match Accounts as developed for Energizer Individuals as of the Distribution Date; plus
     (iii) a pro rata share of the assets, with a market value determined as of March 31, 2000, of the Ralston Retirement Plan in excess of the assets required to fund the PBO and PensionPlus Match Accounts developed for all participants and beneficiaries in the Ralston Retirement Plan (the "Surplus
Assets"),  such  share  of  the  Surplus    Assets  to   be   apportioned   and
transferred to the Energizer Retirement  Plan  in   the same proportion  as the
PBO liabilities and the amounts credited to the PensionPlus Match Accounts, developed for Energizer Individuals as of March 31, 2000, bear to the PBO
liabilities  and the  amounts  credited  to   the  PensionPlus  Match  Accounts
developed for all participants in the Ralston Retirement Plan as of March 31, 2000; plus
     (iv) interest with respect to each installment of the Transfer Amount based on the investment rate of return of the assets of the Ralston Retirement Plan from the Distribution Date to the actual transfer date, net of invest-
ment fees and expenses  for  that  period;  less
     (v)  the  amount  of  benefits  paid  by  the  Ralston  Retirement Plan to
Energizer Individuals  between  the  Distribution   Date  and  the  date   Plan
assets  are transferred.

Calculations of PBO shall be made in accordance with terms of the Ralston Retirement Plan, established administrative procedures and the economic assumptions used by Ralston as of September 30, 1999 under FAS 87 (including a discount rate of 7.00%) and the non-economic assumptions (including rates of mortality, retirement, termination and disability) as set forth in Schedule B to the 1999 Form 5500 for the Ralston Retirement Plan. For purposes of determining the Transfer Amount, the PBO liability and the PensionPlus Match Accounts shall be developed as of March 31, 2000 by calculating and measuring those amounts as of October 1, 1999 on the basis described above - reflecting participant information gathered as of October 1, 1999 as adjusted to reflect the transfer of participants between the Energizer Business and the Ralston Business during the period October 1, 1999 through March 31, 2000 - and projecting those amounts forward to March 31, 2000. The projecting of the PBO liability shall take into consideration (a) the additional liability attributable to benefits earned by active participants in the Ralston Retirement Plan during the period October 1, 1999 through March 31, 2000 (as represented by 50% of the annual Service Cost - as defined under FAS 87 - developed as of October 1, 1999); (b) the interest accumulated on the liability during that six month period (as represented by 50% of the annual Interest Cost - as defined under FAS 87 - developed using the PBO calculated as of October 1, 1999 and reflecting the 7.00% discount rate indicated above); and (c) the aggregate benefit payments anticipated to be received during the six month period by all retirees reported as of October 1, 1999. The PensionPlus Match Accounts shall be projected to March 31, 2000 for all participants by increasing the PensionPlus Match Account balances - measured as of October 1, 1999 - by (a) six months of interest credited at a rate of 6.00% per annum; and (b) six months of anticipated contributions to the accounts developed by assuming that the participants' after-tax supplemental contributions to the Ralston SIP - measured as of October 1, 1999 - will remain constant over the projection period and reflecting 50% of the participants' last full calendar year of pensionable compensation collected as of October 1, 1999. In no event will the Transfer Amount, as calculated pursuant to this Section 7.02(a) and, if applicable, adjusted pursuant to Section 7.02(d), be less than the present value, determined in accordance with Section 417 of the Code, of benefits of the Energizer Individuals accrued as of the Distribution Date, as determined based on the actuarial assumptions of the Ralston Retirement Plan and in compliance with Section 414(l) of the Code.

     (b) No changes in the status of any Energizer Individual between the Distribution Date and the date or dates funds are actually transferred pursuant to this Section 7.02 shall affect the Transfer Amount to be calculated hereunder.

     (c) An initial portion of the Transfer Amount (the "Initial Transfer Amount") shall be transferred to the trustee of the Energizer Retirement Plan as soon as practicable after the expiration of the thirty-day waiting period required by section 6058(b) of the Code. The transfer shall be conditioned upon completion of the following items:

     (i) Ralston's receipt of an opinion of counsel retained by Energi-zer and reasonably satisfactory in form and substance to Ralston to the effect that the Energizer Retirement Plan is a Qualified Plan and that the trust established under such Plan is intended to be exempt from taxation under
Section 501(a) of the  Code;

     (ii) Ralston's filing with the Internal Revenue Service the notice required by Section 6058(b) of the Code.

     (d) Notwithstanding the foregoing Section 7.02(a), if an apportionment of pension assets, including pension surplus, is not made with respect to the Ralston Canadian Pension Plan and/or the Energizer/Ralston UK Pension Plan, as defined below, in a manner similar to that described with respect to the Ralston Retirement Plan, then the Transfer Amount shall be increased or decreased, as applicable, in an amount equal to the value of such excess or shortfall in allocation of surplus assets in those Plans effective as of the date the parties mutually agree on the amount of such excess or shortfall. The equivalent value of US and applicable Canadian or United Kingdom currencies shall be determined in accordance with Section 2.04(i).

     (e) The parties shall cooperate in transferring the final installment or installments of the Transfer Amount as soon as practicable. The final installment of the Transfer Amount shall be made when it has been determined to the reasonable satisfaction of both parties.

     (f) Upon completion of the transfers of such assets and liabilities, the Ralston Retirement Plan and the Ralston Group shall have no further liability therefor with respect to the Energizer Individuals.

     7.03     Certain  International  Pension  Plans.
              --------------------------------------

     (a) Canadian Pension Plans. Effective as of the Distribution Date, subject to the transfer of assets referred to below, the Energizer Employees participating in the registered pension plan sponsored by Ralston Purina Canada Inc. (the "Ralston Canadian Pension Plan") shall cease to accrue benefits under such Plan, and all liabilities for benefits accrued by Energizer Individuals as of such Distribution Date shall be transferred to a new pension plan (the "Energizer Canadian Pension Plan") established by Energizer Canada Inc., an Affiliate of Energizer, the terms of which will be substantially the same as those of the Ralston Canadian Pension Plan in respect of the Energizer Individuals. The Energizer Canadian Pension Plan shall give the Energizer Employees credit, for purposes of eligibility, vesting and benefit accrual, for service on or prior to the Distribution Date, to the extent such service was recognized under the Ralston Canadian Pension Plan.

Ralston shall, as soon as practicable after the receipt of all requisite governmental and other approvals and consents referred to below, cause Ralston Purina Canada Inc. to transfer from the Ralston Canadian Pension Plan to the Energizer Canadian Pension Plan an amount of assets (the "Canadian Transfer Amount") determined in accordance with the following formula:

     (i) the fair market value of the assets attributable to the defined benefit portion of the Ralston Canadian Pension Plan, determined as at March
31,  2000,  shall  be  multiplied  by  a  fraction,  the   numerator  of  which
shall  be:

     (A) the present value of defined benefits accrued by the Energizer Indivi-duals under the Ralston Canadian Pension Plan as of March 31, 2000 determined as the greater of the going concern or solvency liabilities in accordance with Ralston Canadian Pension Plan documents and actuarial assumptions and methods used in the last filed actuarial report, adjusted as necessary to com-ply with legislation and the requirements of regulatory authorities ("Canadian Energizer Defined Benefit Liabilities");

and  the  denominator  of  which  shall  be:

     (B)  the  present  value  of  defined benefits accrued by all  members  and
former members  (including   without   limitation  the  Energizer  Individuals)
under the Ralston Canadian Pension Plan as of March 31, 2000 determined on the same basis as the Canadian Energizer Defined Benefit Liabilities;

     (ii) investment gains and losses on the amount determined in clause 7.03(a)(i) above shall accrue based on the investment rate of return of the assets of the Ralston Canadian Pension Plan from the Distribution Date to the actual transfer date, net of investment fees and expenses for such period; and

     (iii) the amount of benefits paid by the Ralston Canadian Pension Plan to Energizer Individuals between the Distribution Date and the date the Cana-dian Transfer Amount is transferred shall be deducted from the aggregate amount determined in accordance with clauses 7.03(a)(i) and 7.03(a)(ii) above.

Such transfer shall be conditioned upon receipt of, and subject to, all requisite governmental and other approvals and consents and if a different Canadian Transfer Amount is required by applicable regulatory authorities, an adjustment to the Canadian Transfer Amount will be made. Upon completion of the transfer of such assets and liabilities, the Ralston Canadian Pension Plan and the Ralston Group shall have no further liability for pension benefits for the Energizer Individuals.

     (b) United Kingdom Pension Plans. Effective as of the date of transfer of the UK Transfer Amount as described below, the Ralston Individuals participating in the pension plan offered by Ralston Trust Limited (the "Energizer/Ralston UK Pension Plan") shall cease to accrue benefits under such Plan, and all liabilities for benefits accrued by such Individuals as of such date shall be transferred to a new pension plan (the "New Ralston UK Pension Plan") established by Purina Pension Trust Limited, an Affiliate of Ralston, the terms of which are substantially the same as those currently enjoyed by such Individuals under the Energizer/Ralston UK Pension Plan. The transfer date and the contributions to be paid to the Energizer/Ralston UK Pension Plan in respect of the Ralston Individuals between March 31, 2000 and the transfer date is to be agreed upon by the parties to this Agreement. The New Ralston UK Pension Plan shall give the Ralston Employees credit, for purposes of eligibility, vesting and benefit accrual, for service on or prior to the transfer date, to the extent such service was recognized under the Energizer/Ralston UK Pension Plan.

Ralston shall cause the Purina Pension Trust Limited to, as soon as practicable after the receipt of all requisite governmental and other approvals and consents referred to below, seek a transfer from the Energizer/Ralston UK Pension Plan to the New Ralston UK Pension Plan of an amount of assets (the "UK Transfer
Amount")  determined  in  accordance  with  the  following  formula:

     (i) The fair market value of the assets of the Energizer/Ralston UK Pension Plan, determined as at March 31, 2000, shall be multiplied by a frac-tion ("the Transfer Fraction"), the numerator of which shall be:

    (A) the present value of benefits accrued by the Ralston Individuals under the Energizer/Ralston UK Pension Plan as of March 31, 2000 determined as the greater of the going concern or solvency liabilities in accordance with Energizer/Ralston UK Pension Plan documents and actuarial assumptions and methods used in the last filed actuarial report, adjusted as necessary to comply with legislation and the requirements of regulatory authorities ("Ralston Individuals Liabilities");

and  the  denominator  of  which  shall  be:

     (B) the present value of benefits accrued by all members and former members (including without limitation the Ralston Individuals) under the Energizer/Ralston UK Pension Plan as of March 31, 2000 determined on the same basis as the Ralston Individuals Liabilities.

     (ii) Assets transferred to the Energizer/Ralston UK Pension Plan af-ter the Distribution Date, in connection with the pension arrangements ari-sing out of the acquisition by Ralston of the Edward Baker Pet Foods business, shall be valued at fair market value as of the date such assets are received by the Energizer/Ralston UK Pension Plan, and multiplied by the Transfer Fraction.

     (iii) Investment gains and losses on the amounts determined in clauses 7.03(b)(i) and 7.03(b)(ii) above shall accrue based on the investment rate of return of the assets of the Energizer/Ralston UK Pension Plan from
(A) with respect to clause 7.03(b)(i), the Distribution Date to the actual transfer date; and (B) with respect to clause 7.03(b)(ii), the date such assets are received by the Energizer/Ralston UK Pension Plan to the transfer date, and the return on both amounts is to be net of investment fees and expenses for the applicable period.

     (iv) The amount of benefits paid by the Energizer/Ralston UK Pension Plan to Ralston Individuals between the Distribution Date and the date the UK Transfer Amount is transferred shall be deducted from the aggregate amount de-termined in accordance with clauses 7.03(b)(i) and 7.03(b)(ii) above.

The sum of amounts calculated pursuant to 7.03(b)(i) and 7.03(b)(ii), adjusted as provided under 7.03(b)(iii) and 7.03(b)(iv), shall constitute the UK Transfer Amount. Transfer of the UK Transfer Amount shall be conditioned upon receipt of, and subject to, all requisite trustee, governmental and other approvals and consents and, if a different UK Transfer Amount is required by applicable regulatory and fiduciary authorities, an adjustment to the UK Transfer Amount will be made. Upon completion of the transfer of such assets and liabilities, the Energizer/Ralston UK Pension Plan and the Energizer Group shall have no further liability for pension benefits for the Ralston Individuals. The parties may by mutual agreement, subject to approval of applicable regulatory and fiduciary authorities, effect such transfer in one or more installments, taking into consideration the effect of an initial transfer of assets on the continuation of benefit accruals by the Ralston Individuals in the Energizer/Ralston UK Pension Plan.

     (c) Other Foreign Funded Retirement Plans. With respect to other foreign funded retirement Plans in which the sole participants are either Energizer Individuals or Ralston Individuals, Energizer and Ralston shall cooperate in taking such actions as are necessary or desirable to ensure that each such Plan in which assets funding pension benefits for such Energizer or Ralston Individuals are held is transferred to, or retained by, a member of the Energizer Group or Ralston Group, as appropriate, and that the members of the other Group shall have no liability related to such pension Plan thereafter.

     7.04     Savings  Investment  Plan.
              -------------------------

     (a) Effective as of the Distribution Date, Energizer and its Affiliates shall cease to be co-sponsors of the Ralston Purina Company Savings Investment Plan ("Ralston SIP"). Energizer shall take, or cause to be taken, all necessary and appropriate actions to establish, effective as of the Distribution Date, and administer a defined contribution Plan which will be a Qualified Plan and which will also be subject to Section 401(k) of the Code ("Energizer SIP"), and to provide benefits thereunder for all Energizer Individuals who, immediately prior to the Distribution Date, were participants in the Ralston SIP. Energizer agrees that each such Energizer Individual shall be, to the extent applicable, entitled, for all purposes under the Energizer SIP, to be credited with the term of service and any account balance credited to such Energizer Individual as of the Distribution Date under the terms of the Ralston SIP as if such service had been rendered to the Energizer Group and as if such account balance had originally been credited to such Energizer Individual under the Energizer SIP. Ralston agrees to provide Energizer, as soon as practicable after the Distribution Date (with the cooperation of Energizer to the extent that relevant information is in the possession of the Energizer Group), with a list of the Energizer Individuals who were, to the best knowledge of Ralston, participants in the Ralston SIP immediately prior to the Distribution Date, together with a listing, if requested by Energizer, of each such Energizer Individual's term of service for eligibility and vesting purposes under such Plan and a listing of each such Energizer Individual's account balance thereunder. Ralston shall, as soon as practicable after the Distribution Date, provide Energizer with such additional information (in the possession of the Ralston Group and not already in the possession of the Energizer Group) as may be reasonably requested by Energizer and necessary in order for Energizer to establish and administer effectively the Energizer SIP.

The Energizer SIP receiving transfers of accounts from the Ralston SIP shall contain an "Energizer Stock Fund", and Energizer Individuals for whom a portion of the account balances are to be transferred to the Energizer SIP from the Ralston SIP in the form of Energizer Stock, as described below, shall be permitted to elect to retain their investment of that portion of their account in the Energizer Stock Fund.

     (b) Ralston shall, as soon as practicable following the Distribution Date, direct the trustee of the Ralston Purina Company Savings Investment Trust to transfer to the trustee of the Energizer SIP an amount equal to the account balances credited to the Energizer Individuals as of the date of transfer. Such transfer amount shall include cash, notes evidencing participant loans, shares of Ralston Stock, and shares of Energizer Stock distributed with respect to shares of Ralston Stock held in the Ralston SIP as of the Distribution, to the extent allocated to accounts of Energizer Individuals. Such transfer shall be consistent with and adjusted, if and to the extent necessary, to comply with
Section  414(l)  of  the  Code  and  the  regulations  promulgated  thereunder.

     (c) In connection with the transfers described in Section 7.04(b), Ralston and Energizer shall cooperate in making any and all appropriate filings required under the Code or ERISA, and the regulations thereunder, and any applicable securities laws and take all such action as may be necessary and appropriate to cause such transfers to take place as soon as practicable after the Distribution Date; provided, however, that each such transfer shall not take place until as soon as practicable after the earlier of (i) the receipt of a favorable IRS determination letter with respect to the qualification of the Energizer SIP under Section 401(a) of the Code or (ii) the receipt by Ralston of an opinion of counsel retained by Energizer and reasonably satisfactory in form and substance to Ralston to the effect that the Plan is a Qualified Plan and that the trust established thereunder is intended to be exempt from federal income tax under Section 501(a) of the Code. Ralston and Energizer agree to provide to such counsel such information in the possession of the Ralston Group and the Energizer Group, respectively, as may be reasonably requested by such counsel in connection with the issuance of such opinion.

     (d) Except as specifically set forth in this Section 7.04, upon completion of the transfers of assets and liabilities from the Ralston SIP to the Energizer SIP, the Ralston SIP and the Ralston Group shall have no further liability therefor with respect to the Energizer Individuals.

     7.05     U.S.  Welfare  Plans
              --------------------

     (a) Except as otherwise specifically provided herein, Energizer shall take, or cause to be taken, all actions necessary and appropriate on behalf of itself and the Energizer Group to adopt such Welfare Plans ("Energizer Welfare Plans") as necessary to provide, effective as of the Distribution Date, welfare benefits to the Energizer Individuals substantially similar to those offered to them prior to the Distribution Date. In connection with the foregoing, Ralston agrees to provide Energizer or its designated representative with such information (in the possession of the Ralston Group and not already in the possession of the Energizer Group) as may be reasonably requested by Energizer and necessary for the Energizer Group to establish any such Welfare Plan. Energizer agrees to retain or, if Energizer or one of its Affiliates is not a policyholder as of the Distribution Date, assume all rights and obligations, including any Liabilities of Ralston, relating to life insurance benefits under a Metropolitan Life insurance policy for Energizer Individuals who became disabled between July 1, 1986 and December 31, 1987 while covered under such policy.

     (b) Except as otherwise noted in this Section 7.05, Energizer shall cause the Energizer Welfare Plans to assume, or cause one or more members of the Energizer Group to assume, and be solely responsible for, all welfare benefit claims paid to Energizer Individuals on or after 12:01 a.m. on the Distribution Date. The Ralston Welfare Plans shall retain liability for welfare benefit claims paid to Energizer Individuals under the Ralston Welfare Plans before 12:01 a.m. on the Distribution Date.

With  respect  to  Plans  providing  health  benefits:

     (i) all checks outstanding as of the Distribution in connection with benefits paid through First Health for Energizer Individuals shall remain the obligation of the Purina Health Plan;

     (ii) all checks outstanding as of the Distribution in connection with benefits paid through United Health Care for Energizer Individuals shall be the obligation of the Energizer Plan offering health benefits; and

     (iii)  invoices   received   before   the   Distribution  Date  for  dental
benefits received by Energizer Individuals shall remain the obligation of the Purina Health Plan, and invoices received on or after the Distribution Date for dental benefits received by Energizer Individuals shall be the obligation of the Energizer Plan offering dental benefits.

     (c) As of 12:01 a.m. on the Distribution Date, Energizer shall cease to be a sponsoring employer of the Welfare Plans sponsored by Ralston. Energizer Individuals will cease participating in Welfare Plans maintained by any member of the Ralston Group, except for:

     (i)  any  Energizer  Individual  who  has  timely  elected  or  will timely elect continued coverage under Ralston's health benefit Plans pursuant to the Consolidated Omnibus Budget Reconciliation Act with respect to a "qualifying event", as defined under such Act, that occurs on or prior to the Distribution Date;

     (ii) any Energizer Individual who elects to continue coverage under the Partnership Life Plan as a terminated employee;

     (iii) an Energizer Individual who is receiving installment disability benefits as of the Distribution Date under the Group Life Plan;

     (iv) an Energizer Individual who, under the Production Disability Plan insured by Aetna, is receiving disability benefits as of the Distribution Date or who after the Distribution Date is determined to be eligible to receive benefits under the Plan because of a finding of disability that commenced prior to the Distribution Date; and

     (v) an Energizer Individual who is receiving benefits under the Long Term Disability Plan insured by UNUM.

The parties shall cooperate in seeking and effecting the assignment to Energizer or one of its Affiliates of all rights and obligations of Ralston under the UNUM insurance policy described in Section 7.05(c)(v) above. In addition, the parties agree that Energizer shall bear the cost of any Liabilities of Ralston related to or arising out of the participation, on or after the Distribution Date, by Energizer Individuals in the insured Welfare Plans of Ralston described in this Section 7.05(b)(iii) and (iv); and, until such time as the insurance contract is assigned to Energizer or one of its Affiliates, Section 7.05(b)(v).

     (d) Subject to paragraph (b) above, Energizer and the Energizer Group shall retain all liabilities for retiree medical and retiree life insurance benefits with respect to Energizer Individuals, and no Energizer Individuals shall be entitled to retiree medical and life insurance benefits from Welfare Plans sponsored by Ralston and the Ralston Group after the Distribution Date. For purposes of this Section 7.05, the distribution of ownership of the Energizer Group to shareholders of Ralston Stock shall not be deemed a termination of employment of Energizer Employees. As of the Distribution Date, Energizer shall adopt an Energizer Executive Health Plan and an Energizer
Executive Life Plan, and Ralston shall transfer to Energizer, and Energizer shall assume, all liabilities for retiree benefits for Energizer Individuals who are eligible for retiree health and life coverage under such Plans. Claims for retiree health and life benefits paid prior to the Distribution Date with respect to Energizer Individuals shall be treated in the manner set forth in paragraph (b) above.

     (e) Ralston and Energizer shall cooperate in causing the transfer, as soon as practicable after the Distribution Date, of certain plan assets from the Ralston Group Life Plan and the Purina Long Term Disability Plan (collectively the "Ralston Group Life/LTD Plans") to a Voluntary Employee Benefit Association Trust, as defined in Code Section 501(c)(9) established by Energizer (the "Energizer VEBA"), which assets shall be used to provide life insurance benefits and long term disability benefits to Energizer Individuals participating in the Energizer Group Life Plan and the Energizer Long Term Disability Plan, which shall benefit the same class or classes of Energizer Individuals that formerly participated in the Ralston Group Life/LTD Plans. Subject to the provisions set forth herein, Ralston shall cause the Ralston Group Life/LTD Plans, or the Trustee of the Purina Benefit Association (the "Ralston VEBA"), as applicable, to transfer to the Energizer VEBA a pro rata share of the respective assets of the Ralston Group Life/LTD Plans with a market value determined as of March 31, 2000, such share of assets to be calculated in the same proportion as the present value of liabilities relating to Energizer Individuals under each such Ralston Plan (excluding liabilities retained by the Ralston Group Life Plan relating to Energizer Individuals receiving installment disability benefits) bears to the present value of liabilities relating to all Energizer and Ralston Individuals under each such Plan.

Notwithstanding the foregoing, the transfer of assets contemplated in this subparagraph shall be conditioned upon (i) the receipt of either, in the sole discretion of Ralston, (A) an opinion of counsel retained by Energizer and reasonably satisfactory in form and substance to Ralston to the effect that the Energizer VEBA is intended to qualify under Section 501(c)(9) of the Code and that the VEBA is intended to be exempt from taxation under Code Section 501(a); or (B) a favorable determination letter from the IRS of the tax exempt status of the Energizer VEBA under Code Sections 501(a) and 501(c)(9); and (ii) an opinion of counsel retained by Energizer and reasonably satisfactory in form and substance to Ralston to the effect that the transfer of such plan assets from the Ralston Group Life/LTD Plans to the Energizer VEBA and the stated purpose for the utilization of such assets is in compliance with ERISA, including but not limited to, ERISA Section 403, and any applicable state law or regulations relating to insurance.

     (f) As of the Distribution Date, Energizer will establish a Health Care and Dependent Care Reimbursement Plan (the "Energizer Reimbursement Plan"), complying with Code Sections 105, 125 and 129, with terms substantially similar to the terms of the Ralston Purina Reimbursement Accounts Plan (the "Ralston Reimbursement Plan"). As of the Distribution Date, Energizer Individuals shall cease participating in the Ralston Reimbursement Plan, and all liabilities for benefits with respect to such Energizer Individuals under the Ralston Reimbursement Plan shall be provided under the Energizer Reimbursement Plan as of the Distribution Date.

7.06     International  Welfare  Plans
         -----------------------------

     Ralston and Energizer shall each retain all liabilities related to international welfare plans in which only Ralston Individuals or Energizer Individuals, respectively, are enrolled. With respect to welfare plans in which both Ralston Individuals and Energizer Individuals are participants, Ralston and Energizer shall cause each member of their respective Groups to cooperate with members of the other Group to establish additional separate welfare plans as soon as practicable after the Distribution Date in order to enroll the Energizer Individuals and Ralston Individuals in separate plans. During the period after the Distribution that an Energizer Individual continues to participate in a welfare plan sponsored by a member of the Ralston Group, or vice versa, the sponsor (or sponsor's plan, as appropriate) shall be reimbursed for the costs of providing such coverage in excess of premiums paid by the covered Energizer or Ralston Individual. Ralston and Energizer, or their respective Welfare Plans as applicable, shall share proportionately in any refunds of contributions or stabilization reserves payable on account of experience prior to the Distribution.

     7.07     Internationalist  Retirement  Plan.
              ----------------------------------

     As of the Distribution Date, Energizer shall assume, and be solely responsible for, all benefits accrued with respect to Energizer Individuals based on participation by Energizer Employees and Former Energizer Employees in the unfunded Internationalist Retirement Plan. No Ralston Individuals are participants in such Plan as of the Distribution Date, and Ralston shall have no liability for payment of benefits under such Plan after the Distribution. Energizer agrees to cause benefits accrued with respect to the Energizer Individuals to be paid in a manner and amount consistent with the terms of the Internationalist Retirement Plan.

     7.08     Stock  Options  and  Restricted  Stock;  Stock  Purchase  Plan.
              --------------------------------------------------------------

     (a) The stock options and phantom stock options held by Energizer Individuals as of the Distribution Date shall be administered in accordance with the terms of such agreements and the ISP under which they were granted. For purposes of restricted stock awards and stock options, including phantom stock options, granted under the ISPs, the Distribution shall be deemed to constitute an involuntary termination, other than for cause, of employment of Energizer Employees.

     (b) Effective immediately after the Distribution Date, the number of shares of Ralston Stock subject to, and the exercise price of, each non-qualified option to acquire Ralston Stock granted pursuant to the terms of an ISP ("Ralston Option") which immediately prior to the Record Date is outstanding and not exercised shall be adjusted in order to reflect the difference in the fair market value of the Ralston Stock attributable to the Distribution, in accordance with the requirements of Section 424 of the Code and the regulations promulgated thereunder, based upon (i) the average of the closing prices on the NYSE Composite Index for the Ralston Stock, trading regular way with due bills for the Energizer Stock, for such period prior to the Distribution Date as the Ralston Board determines, and (ii) the average of the closing prices on the NYSE Composite Index for the Ralston Stock, trading regular way, for such period following the Distribution Date as the Ralston Board determines. Outstanding phantom stock options held by certain Energizer Individuals shall also be adjusted in a similar manner.

     (c) Energizer agrees that, upon notice of the exercise of a phantom stock option by an Energizer Individual, it shall promptly reimburse Ralston in an amount equal to one half of the gross proceeds of the exercise payable to such Energizer Individual.

     (d) Ralston and Energizer agree that Ralston, as sole shareholder of the outstanding capital stock of Energizer, will approve the adoption by the Board of Energizer, prior to the Distribution, of a Plan to be administered by the Nominating and Executive Compensation Committee of the Energizer Board, under which the Committee shall have authority to grant stock options, restricted stock awards and other awards payable in Energizer Stock, to directors of Energizer and eligible Energizer Employees, including executive officers.

     (e) Effective as of the Distribution Date, Energizer Employees shall cease to be eligible to participate in the Ralston Purina Company Stock Purchase Plan. All benefit obligations arising under the Plan prior to such date with respect to Energizer Individuals shall be paid in accordance with the terms of the Plan.

     7.09     Unfunded  Executive  Deferred  Compensation  and Retirement Plans.
              -----------------------------------------------------------------

     (a) Ralston shall retain liability for all unpaid benefits, obligations and liabilities with respect to benefits for Energizer Individuals arising from deferrals of compensation by Energizer Employees and Former Energizer Employees under the Fixed Benefit Option of the Ralston Purina Company Deferred Compensation Plan for Key Employees ("Ralston Deferred Compensation Plan").

     (b) As of the Distribution Date, Energizer will establish a Deferred Compensation Plan, which shall be a non-qualified unfunded deferred compensation plan ("Energizer Deferred Compensation Plan"). Effective as of the Distribution, Ralston shall amend the Ralston Deferred Compensation Plan to permit the transfer to the Energizer Deferred Compensation Plan of that portion of the Ralston Deferred Compensation Plan liabilities accrued as of March 31, 2000 with respect to Energizer Individuals under all investment Options of such Plan other than the Fixed Benefit Option (including the company matching accruals based on deferrals under the Equity Option), and Energizer shall cause the Energizer Deferred Compensation Plan to accept such liabilities. In connection therewith, Ralston shall assign to Energizer all its right, title and obligations under the deferred compensation agreements associated with such accrued benefits.

     (c) As of the Distribution Date, Energizer will establish an Executive Savings Investment Plan, which shall be a non-qualified unfunded deferred compensation plan ("Energizer Executive SIP"). Ralston shall amend the Ralston Purina Executive SIP ("Ralston Executive SIP") to cause the transfer to the Energizer Executive SIP of that portion of the liabilities of the Ralston Executive SIP relating to the benefits accrued as of March 31, 2000 by the Energizer Individuals, and Energizer shall cause the Energizer Executive SIP to accept such liabilities.

     (d)     As  of  the  Distribution  Date, Energizer will establish a Supple-
mental Retirement Plan, which   shall be  a non-qualified unfunded supplemental
retirement plan  ("Energizer  SERP").  Ralston  shall  amend the Ralston Purina
Supplemental Retirement   Plan  ("Ralston SERP")  to cause  the  transfer to the
Energizer SERP of that  portion   of  the  liabilities   of  the Ralston   SERP
relating to the  benefits  accrued  as   of March 31, 2000  by  the   Energizer
Individuals, and Energizer shall cause the Energizer SERP to accept such liabilities. Accrued liabilities under the Ralston SERP shall be deemed to
include, but  not be  limited to,  liabilities  arising   out  of  Supplemental
Retirement Awards given to Energizer Employees and Former  Energizer  Employees.

     (e) After the Distribution Date, Energizer shall be solely responsible for the payment of all liabilities and obligations for benefits with respect to Energizer Individuals under the Energizer Deferred Compensation Plan, the Energizer Executive SIP and the Energizer SERP, which shall include all liabilities and obligations transferred pursuant to 7.09(b), (c) and (d) above, and Ralston shall have no liability with respect thereto.

     7.10     Partnership Life Insurance Plan.     Energizer Employees or Former
              -------------------------------
Energizer Employees who, immediately prior to the Distribution Date, were participants in or otherwise entitled to benefits under the Partnership Life
Insurance Plan, will, as of the Distribution Date, be treated as terminated employees for purposes of such Partnership Life Insurance Plan, and will be afforded all rights and benefits to which all terminated employees are entitled under the terms of such Plan. Ralston will retain ownership of any individual life insurance contracts then insuring the life of any Energizer Employee or Former Energizer Employee in accordance with the terms of the Partnership Life Insurance Plan.

     7.11     Survivor  Life  Insurance  Plan.  Effective as of the Distribution
              -------------------------------
Date, all of Ralston's obligations under the Survivor Life Insurance Plan including, but not limited to, the obligation to pay any premiums on life insurance policies subject to such Plan (the "Policies"), shall cease with respect to the Energizer Employees who participated in the Plan immediately prior to the Distribution Date ("Survivor Life Participants"). Promptly following the Distribution Date, but conditioned upon its reimbursement by Energizer of all premiums paid by Ralston with respect to such Policies, Ralston shall assign to Energizer all of its rights, interests and obligations under each of the 1996 Split Dollar Agreements between Ralston and either a Survivor Life Participant or, if applicable, the trustee of a trust created by a Survivor Life Participant for the purpose of holding such Policies (the "Trustees"). In accepting such assignment, Energizer shall agree to be bound by the terms and provisions of such 1996 Split Dollar Agreements.

Upon reimbursement of such premiums, Ralston shall release all of its rights under the 1996 Collateral Assignments between Ralston and the Survivor Life Participants, or the Trustees, in accordance with their terms, vesting full ownership rights in the Policies to the Survivor Life Participants or the Trustees, as appropriate, subject to the 1996 Split Dollar Agreements. Energizer shall, or shall cause the appropriate Energizer Affiliate to, adopt a substantially identical Survivor Life Insurance Plan with respect to all Survivor Life Participants, and shall enter into substantially identical Collateral Assignments with the Survivor Life Participants, or the Trustees, in accordance with such Split Dollar Agreements and such Plan effective immediately after the Distribution Date.

     7.12     Vacation  Pay/Paid  Time  Off.  Energizer  and the Energizer Group
              -----------------------------
will assume (or, as applicable, retain) all liability for unpaid vacation pay and other paid time off accrued by Energizer Employees and Former Energizer Employees prior to the Distribution Date. On and after the Distribution Date, Ralston and the Ralston Group will have no liability for vacation pay or other paid time off for Energizer Employees and Former Energizer Employees. Ralston and the Ralston Group will retain (or, as applicable, assume) all liability for unpaid vacation pay and other paid time off accrued by Ralston Employees and Former Ralston Employees prior to the Distribution Date. After the Distribution Date, Energizer and the Energizer Group will have no liability for vacation pay or other paid time off for Ralston Employees and Former Ralston Employees.

     7.13     U.  S.  Severance  Pay.
              ----------------------

     (a) Ralston and Energizer agree that, with respect to individuals who, in connection with the Distribution, cease to be employees of the Ralston Group and become employees of the Energizer Group, such cessation shall not be deemed a severance of employment from either Group for purposes of any Plan that provides for the payment of severance, salary continuation or similar benefits and shall, in connection with the Distribution, if and to the extent appropriate, obtain waivers from individuals against any such assertion.

     (b) The Ralston Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of Ralston Individuals and the Energizer Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of Energizer Individuals in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination of any such person's employment either before, to the extent unpaid, or on or after the Distribution Date. On or prior to the Distribution Date, Energizer shall amend its Plans relating to severance and other termination benefits to incorporate the terms of the special severance payment schedule in effect in Ralston's Severance Pay Plan with respect to employees of the Corporate Division of Ralston who transfer to Energizer and who are involuntarily terminated without cause by Energizer on or prior to September 30, 2000.

     7.14     International  Severance  Pay.
              -----------------------------

     (a) Ralston and Energizer agree that, with respect to individuals who, in connection with the Distribution, cease to be employees of the Ralston Group and become employees of the Energizer Group or vice versa, such cessation shall not be deemed a severance of employment from either Group except to the extent so required by the terms of any benefit plan, labor agreement, applicable law or governmental regulation that provides for the payment of severance pay, salary continuation, termination indemnity or similar benefits. The parties agree, if and to the extent appropriate, to obtain waivers from individuals against any such assertion.

     (b) To the extent severance pay, salary continuation or termination indemnity is payable with respect to an Energizer Individual or Ralston Individual, the respective Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims for such benefits made by or on behalf of such Individuals relating to the termination or alleged termination of any such person's employment either before, to the extent unpaid, or on or after the Distribution Date.

     7.15     Bonus  Plans.  Energizer  and  its Affiliates shall be responsible
              ------------
for all liabilities with respect to Energizer Employees arising under bonus plans, programs or policies applicable to such Employees, including liabilities related to service prior to the Distribution Date. Notwithstanding the foregoing, Ralston shall retain liability for amounts payable to Energizer Employees who are participants in the 1998 Leveraged Incentive Plan.

     7.16     Financial  Planning  Program.  Except  for benefits that have been
              ----------------------------
paid by Ralston prior to the Distribution, Energizer shall be responsible for all liabilities with respect to Energizer Individuals arising under the Financial Planning program for executives.

     7.17     Other  Balance  Sheet  Adjustments.  To  the  extent not otherwise
              ----------------------------------
provided in this Agreement, Ralston and Energizer shall take such action as is necessary to effect an adjustment to the books of the members of the Ralston Group and the Energizer Group so that, as of the Distribution Date, the prepaid expense balances and accrued employee liabilities with respect to any employee liability or obligation assumed or retained as of the Distribution Date by the Ralston Group or the Energizer Group are appropriately reflected on the consolidated balance sheets as of the Distribution Date of Ralston and Energizer, respectively.

     7.18     Preservation  of  Rights  to Amend or Terminate Plans.  Subject to
              -----------------------------------------------------
the provisions of this Article VII, no provision of this Agreement, including the agreement of Ralston or Energizer that it, or any member of the Ralston Group or the Energizer Group, will make a contribution or payment to or under any Plan herein referred to for any period, shall be construed as a limitation on the right of Ralston or Energizer or any member of the Ralston Group or the Energizer Group to amend such Plan or terminate its participation therein which Ralston or Energizer or any member of the Ralston Group or the Energizer Group would otherwise have under the terms of such Plan or otherwise, and no provision of this Agreement shall be construed to create a right in any Ralston Individual or Energizer Individual under a Plan which such Individual would not otherwise have under the terms of the Plan itself.

     7.19     Reimbursement.  Each  of  the parties hereto acknowledges that the
              -------------
Ralston Group, on the one hand, and the Energizer Group, on the other hand, may incur costs and expenses (including contributions to Plans and the payment of insurance premiums) arising from or related to any of the Plans which are, as set forth in this Agreement, the responsibility of the other party hereto. Ralston and Energizer agree that they, or the appropriate members of their respective Groups, shall reimburse the appropriate members of the other's Group, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses.

     7.20     Further  Transfers.  For  a  period  of  six  months following the
              ------------------
Distribution Date, no member of either Group shall, directly or indirectly, without the prior written consent of a corporate officer of the other Group, solicit or attempt to solicit any employee or officer of such other Group for the purpose of obtaining his or her services for hire, or otherwise causing such employee to leave employment with such other Group, and no member of either Group, without the prior written consent of a corporate officer of the other Group, will, for such period of six months, hire such employee or officer; provided, however, if the employment of any officer or employee of one Group is terminated by that Group at any time following the Distribution, a member of the other Group may employ such person without the consent of the other Group.

Subject to the preceding paragraph in this Section 7.20, Ralston and Energizer recognize that there may be Energizer Employees who will, after the Distribution Date, become employed by Ralston or a Ralston Affiliate and vice versa with respect to Ralston Employees. With respect to such employees who transfer employment within six months of the Distribution Date directly from one Group to the other, the assets and liabilities of either the Ralston Retirement Plan or the Energizer Retirement Plan, as applicable, associated with benefits accrued, with respect to such employee, through the date that the employee transfers to the other Group will be transferred to the corresponding Plan for the other Group, and the employee will be given the same service credit, for purposes of eligibility, vesting and benefit accrual, for service that the employee had under the transferring Group's Plan. In addition, the transferring Group shall also, as soon as practicable, transfer such employee's account balance held in either the Ralston SIP or the Energizer SIP, as applicable, to the corresponding SIP for the other Group, and the employee will be given the same service credit, for purposes of eligibility and vesting, that the employee had under the transferring Group's SIP.

     7.21     Other  Liabilities.  Subject to the provisions of Article Four, as
              ------------------
of the Distribution Date, Energizer and Ralston shall each assume and be solely responsible for all Liabilities whatsoever with respect to claims made by, in the case of Energizer, Energizer Individuals and, in the case of Ralston, Ralston Individuals, relating to any Liability not otherwise expressly provided for in this Agreement, including, but not limited to, earned salaries, wages, severance payments, bonus accruals or other compensation, regardless of whether such Liability was incurred before or after the Distribution Date.

     7.22     Compliance.  Notwithstanding  anything  to  the  contrary  in this
              ----------
Article VII, to the extent any actions of the parties contemplated in this Article are determined prior to the Distribution to violate law or result in unintended tax liability for Ralston Individuals or Energizer Individuals, such action may be modified by mutual consent of the parties hereto to avoid such violation of law or unintended tax liability.

     7.23     Agreement  of  Parties.  Notwithstanding  anything  herein  to the
              ----------------------
contrary, the agreements contained in this Article VII shall be binding only as between the parties to this Agreement, no Ralston Individual or Energizer
Individual or other Person shall have any right with respect to any such agreement, and no Person other than the parties to this Agreement shall have any rights to enforce any provision hereof.

                                  ARTICLE VIII

                          POST-DISTRIBUTION OBLIGATIONS

     8.01     Energizer's  Post-Distribution  Obligations.
              -------------------------------------------

     (a) Energizer shall, and shall cause each member of the Energizer Group to, comply with each representation and statement made, or to be made, to the IRS in connection with any ruling obtained, or to be obtained, by Ralston from the IRS with respect to any transaction contemplated by this Agreement. Neither Energizer nor any member of the Energizer Group shall, for a period, following the Distribution Date, of thirty months with respect to transactions described in subparagraphs (b)(i), (iii), (iv), (v) and (vi) below; and of twenty-four months with respect to the transaction described in subparagraph (b)(ii) below, engage in any of the following transactions, unless, in the sole discretion of Ralston, either

     (i) an opinion in form and substance satisfactory to Ralston is obtained from counsel to Energizer, the selection of which counsel is agreed to by Ral-ston; or

     (ii)  a  supplemental  ruling  is  obtained  from  the  IRS;

in either case to the effect that such transactions would not adversely affect the tax consequences of the transactions described in Articles II and III of this Agreement to Ralston or any member of the Ralston Group; Energizer or any member of the Energizer Group; or the Ralston shareholders.

     (b)     The  transactions  subject  to  this  provision  are:

     (i) making a material disposition (including transfers from one member of the Energizer Group to another member of the Energizer Group), by means of a sale or exchange of assets or capital stock, a distribution to share-holders, or otherwise, of any of its assets (other than the transactions
contemplated   by  this   Agreement)   except  in   the   ordinary   course  of
business;

     (ii) repurchasing any Energizer Stock, unless such repurchase satis-fies the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30 or any successor Revenue Procedure;

   (iii) issuing capital stock of Energizer (or a successor to Energizer), whe-ther incident to a stock offering, an acquisition transaction or otherwise, or participating in a transaction in which shareholders of Energizer (or a successor to Energizer) exchange or otherwise dispose of their stock in Energizer (or a successor to Energizer), if the aggregate amount of shares issued or disposed of in any such transactions represents a "fifty percent (50%) or greater interest" in the total issued and outstanding stock of Energizer (or a successor to Energizer) within the meaning of Section 355(d)(4) of the Code; provided that Energizer further agrees to notify Ralston in advance of any such transactions that would result in the issuance or disposition of an aggregate amount of shares representing a ten percent (10%) or greater interest in the total issued and outstanding stock of Energizer;

     (iv) liquidating or merging with any other corporation (including a mem-ber of the Energizer Group);

     (v) ceasing to engage in the active conduct of a trade or business within the meaning of Section 355(b)(2) of the Code; or

     (vi) any other transaction, action or event which is, in any material re-spect, inconsistent with any of the representations or statements set forth on
Schedule 8.01(b)(vi).

Energizer hereby represents that neither Energizer nor any member of the Energizer Group has any present intention to undertake any of the transactions set forth above, except as set forth in the ruling request submitted to the IRS with respect to the Distribution.

     8.02     Ralston's  Post-Distribution Obligations. Ralston shall, and shall
              ----------------------------------------
cause each member of the Ralston Group to, refrain from taking any action which would adversely impact any ruling obtained, or to be obtained, by Ralston from the IRS with respect to any transaction contemplated by this Agreement.

     8.03     Indemnification  of  Shareholders.  In  the  event that Ralston or
              ---------------------------------
Energizer breaches or violates any covenant made in this Article VIII, the breaching party shall indemnify and hold harmless:

     (i)  all  shareholders  of  Ralston  as  of  the  Record  Date,  and

     (ii)  if  the  breaching  party  is  Energizer,  Ralston,

against and in respect of any and all costs, expenses, deficiencies, litigation, proceedings, taxes, levies, assessments, attorneys' fees, damages or judgments of any kind or nature whatsoever, related to, arising from, or associated with such breach or violation.


                                   ARTICLE IX

                  NO REPRESENTATIONS OR WARRANTIES; EXCEPTIONS

     Energizer understands and agrees that, except as set forth in Article VIII, no member of the Ralston Group is, in this Agreement or in any Ancillary Agreement or other agreement or document, implicitly or explicitly representing or warranting to Energizer in any way as to the Energizer Assets, the Battery Business or the Liabilities of the Energizer Group or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, it being agreed and understood that the Energizer Group shall take all of the Energizer Assets "as is, where is" and that, except as provided in Section 2.04, the Energizer Group shall bear the economic and legal risk that conveyances of the Energizer Assets shall prove to be insufficient or that the title of any member of the Energizer Group to any Energizer Assets shall be other than good and marketable and free from encumbrances.

                                    ARTICLE X

                     GUARANTEES AND SURETY BONDS OF RALSTON

     Energizer agrees that, as soon as practicable following the Distribution Date, it will substitute surety bonds obtained by it for each of the surety bonds of any member of the Ralston Group, if any, relating to any Energizer Asset, the Battery Business or any Liability assumed by Energizer or its Subsidiaries or Affiliates hereunder. Energizer agrees that it shall enter indemnification agreements in its name with each provider of a surety bond obtained with respect to the Energizer Assets, the Battery Business or any Liability assumed by Energizer. Energizer shall use its best efforts to obtain the complete release and discharge of any member of the Ralston Group from all obligations (including any obligations upon any renewal or extension) related to the Energizer Assets, the Battery Business or any Liability assumed by Energizer on which any member of the Ralston Group is directly or contingently obligated as a guarantor or assignor or otherwise contingently liable (including, without limitation, any letter of credit) (the " Energizer Obligations").

In the event that Energizer is unable to obtain any such release, Energizer agrees that

     (a) it shall not extend the term or otherwise modify any such Energizer Obligation in a manner which would expand Ralston's financial exposure under such Energizer Obligation,

     (b) it shall use its best efforts to substitute itself or another member of the Energizer Group as primary guarantor of such Energizer Obli-gations, and

     (c) Energizer or any member of the Energizer Group shall not assign any such Energizer Obligation or directly or indirectly transfer, sell or assign any assets securing such Energizer Obligation or comprising all or any substantial portion of a project, the financing of which gave rise to such Energizer Obligation, including, but not limited to, the transfer, sale or assignment of the capital stock of any Affiliate holding title to such assets, unless Ralston or the appropriate member of the Ralston Group, as the case may be, is released and discharged of all liabilities with respect to such Energizer Obligation.

Without limiting any other obligation of indemnification under this Agreement or any agreement described herein, Energizer shall defend, indemnify and hold harmless each member of the Ralston Group and their respective Affiliates, Subsidiaries, directors, officers and employees against any and all Liabilities whatsoever incurred or suffered by any of them as a result of any Energizer Obligation.


                                   ARTICLE XI

                                   NEGOTIATION

     If any question shall arise in regard to (i) the interpretation of any provision of this Agreement or, except to the extent provided otherwise therein, any Ancillary Agreement, or (ii) the rights or obligations of either Group hereunder or thereunder, each Group shall designate a senior executive within its organization who shall, within thirty days after such question arises, meet with the designated executive of the other Group to negotiate and attempt to resolve such question in good faith. Such senior executives may, if they so desire, consult outside advisors for assistance in arriving at such a resolution. In the event that a resolution is not achieved within sixty days following such initial meeting, then the parties may seek other legal means of resolving such question, including but not limited to mediation or binding or non-binding arbitration.


                                   ARTICLE XII

                                  MISCELLANEOUS

     12.01     Conditions  to  the  Distribution.
               ---------------------------------

     (a) The obligation of Ralston to make the Distribution is subject to the satisfaction of each of the following conditions:

     (i) The transactions contemplated by Article II shall have been consummated in all material respects;

     (ii) Ralston shall have received rulings from the IRS, in form and substance satisfactory to Ralston's tax counsel and independent auditors, that the contributions, transfers, assumptions, mergers and Distribution described in Articles II and III of this Agreement will not be subject to federal income taxation at the corporate or shareholder level;

     (iii) The Energizer Stock and associated Rights shall have been approved for listing on the NYSE, subject to official notice of issuance;

     (iv) The Form 10 shall have been filed with the SEC and shall have become effective, and no stop order with respect thereto shall be in effect;

     (v) All authorizations, consents, approvals and clearances of all federal, state, local and foreign governmental agencies required to permit the valid consummation by the parties hereto of the transactions contemplated by this Agreement shall have been obtained; and no such authorization, consent, approval or clearance shall contain any conditions which would have a material adverse effect on (A) the Ralston Business or the Battery Business, (B) the Assets, results of operations or financial condition of the Ralston Group or the Energizer Group, in each case taken as a whole, or (C) the ability of Ralston or Energizer to perform its obligations under this Agreement; and all statutory requirements for such valid consummation shall have been fulfilled;

     (vi) Ralston shall have provided the NYSE with the prior written notice of the Record Date required by Rule 10b-17 of the Exchange Act and the rules and regulations of the NYSE;

     (vii) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect preventing the payment of the Distribution;

     (viii) The Distribution shall be payable in accordance with applicable law;

     (ix) All necessary consents, waivers or amendments to each bank credit agreement, debt security or other financing facility to which any member of the Ralston Group or the Energizer Group is a party or by which any such member is bound shall have been obtained, or each such agreement, security or facility shall have been refinanced, in each case on terms satisfactory to Ralston and Energizer and to the extent necessary to permit the Distribution to be consummated without any material breach of the terms of such agreement, security or facility; and

     (x) One or more members of the Energizer Group shall have been substituted, as of the Distribution Date in respect of all Ralston Group debt obligations assumed by Energizer or another member of the Energizer Group pursuant to this Agreement.

     (b) Any determination made by the Ralston Board in good faith concerning the satisfaction or waiver of any or all of the conditions set forth in Section 12.01(a) shall be conclusive.

     12.02     Survival  of  Agreements.  All  covenants  and  agreements of the
               ------------------------
parties  hereto contained in this Agreement shall survive the Distribution Date.

     12.03     Entire  Agreement.  This  Agreement,  the  Exhibits and Schedules
               -----------------
hereto and the Ancillary Agreements shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof superseding all previous negotiations, commitments and writings with respect to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Ancillary Agreement, the provisions of such Ancillary Agreement shall prevail.

     12.04     Expenses  of  the  Distribution.  Except as otherwise provided in
               -------------------------------
this Agreement and the Ancillary Agreements, after the Distribution, Ralston shall remain obligated to pay the following costs and expenses:

     (a) costs and expenses (including attorneys' and accountants' fees, legal costs and expenses) associated with the registration of shares of Energizer's common stock in connection with the Distribution;

     (b) costs of paying shareholders cash in lieu of fractional shares, as set forth in Section 3.03;

     (c) costs and expenses (including attorneys' and accountants' fees, legal costs and expenses) associated with effecting the restructuring transactions, as set forth in Section 2.01;

     (d) costs and expenses (including attorneys' and accountants' fees, legal costs and expenses) related to the transfer of Energizer Assets, as set forth in Section 2.04(a);

     (e) costs and expenses incurred in connection with the establishment of the Energizer SIP and the registration of Energizer Stock to be offered under the Energizer SIP;

     (f) reasonable fees and expenses (including attorneys' and accountants' fees, legal costs, underwriting fees and expenses) related to Energizer's establishment of a $175 million private placement of unsecured notes; Ralston's and Energizer's establishment of a $450 million bank syndication credit facility; and Energizer's establishment of a $200 million credit facility for the purpose of selling, on a revolving basis, undivided ownership interest in accounts receivable of the Energizer Group. In no event, however, shall Ralston be responsible for any fees, including underwriting fees, costs and expenses, related to the drawdown of funds under any of the foregoing except the initial drawdown of funds by Ralston under the $450 million credit facility.

     12.05     GOVERNING  LAW;  JURISDICTION  AND VENUE.  THIS AGREEMENT IS MADE
               ----------------------------------------
AND ENTERED INTO IN, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF MISSOURI, UNITED STATES OF AMERICA, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES UNDER THIS AGREEMENT. ALL MATTERS RELATING TO THIS AGREEMENT SHALL, SUBJECT TO THE PROVISIONS OF ARTICLE XI OF THIS AGREEMENT, BE ADJUDICATED EXCLUSIVELY IN THE COURTS OF THE STATE OF MISSOURI LOCATED IN ST. LOUIS, MISSOURI, OR WITHIN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MISSOURI; AND EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS FOR ALL SUCH MATTERS.

     12.06     Notices.  All  notices,  requests,  claims,  demands  and  other
               -------
communications hereunder (collectively, "Notices") shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, facsimile or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If  to  a  member  of  the  Ralston  Group:

          Ralston  Purina  Company
          Checkerboard  Square
          St.  Louis,  Missouri  63164
          Attention:  General  Counsel


     If  to  a  member  of  the  Energizer  Group:

          Energizer  Holdings,  Inc.
          800  Chouteau  Avenue
          St.  Louis,  Missouri  63102
          Attention:  General  Counsel

or to such other address as either Group may have furnished to the other Group by a notice in writing in accordance with this Section 12.06.

     12.07     Amendment  and  Modification;  Non-Waiver.  This Agreement may be
               -----------------------------------------
amended, modified or supplemented, or rights, powers or options hereunder waived or impaired, only by a written agreement signed by a corporate officer of Ralston and Energizer and attested by their respective corporate secretaries. Neither party shall be deemed to have waived or impaired any right, power or option created or reserved by this Agreement (including without limitation, each party's right to demand compliance with every term herein, or to declare any breach a default and exercise its rights in accordance with the terms hereof) by virtue of:

     (a) any custom or practice of the parties at variance with the terms hereof;

     (b) any failure, refusal or neglect to exercise any right hereunder, or to insist upon compliance with any term;

     (c) any waiver, forbearance, delay, failure or omission to exercise any right or option, whether of the same, similar or different natures, under this Agreement or in any other circumstances; or

     (d) the acceptance by either party of any payment or other consideration from the other following any breach of this Agreement.

The rights and remedies set forth in this Agreement are in addition to any other rights or remedies which may be granted by law.

     12.08     Successors  and  Assigns;  No  Third-Party  Beneficiaries.  This
               ---------------------------------------------------------
Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each Group and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either Group without the prior written consent of the other Group (which consent shall not be unreasonably withheld). Except for the provisions of Sections 4.02 and 4.03 relating to Indemnities, which are also for the benefit of the Indemnitees, this Agreement is solely for the benefit of each Group and is not intended to confer upon any other Person any rights or remedies hereunder.

     12.09     Counterparts.  This  Agreement  may  be  executed  in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.10     Interpretation.
               --------------

     (a) The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

     (b) The parties hereto intend that, for federal income tax purposes, the contributions, transfers, assumptions, Distribution and Merger contemplated hereby shall qualify for non-recognition treatment under Sections 332, 336, 337, 355, 357(a), 361, 368(a)(1)(D) and 1032 of the Code.

     12.11     Legal  Enforceability.  Any provision of this Agreement or any of
               ---------------------
the Ancillary Agreements which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Agreement or any of the Ancillary Agreements and agrees that the obligations of the parties hereunder and thereunder shall be specifically enforceable.

     12.12     References;  Construction.  References  to  any  "Article",
               -------------------------
"Exhibit", "Schedule" or "Section", without more, are to Articles, Exhibits, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

     12.13     Termination.  Notwithstanding  any  provision  hereof,  this
               -----------
Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Ralston Board without the approval of any other party hereto or of Ralston's shareholders. In the event of such termination, no party hereto shall have any Liability to any Person by reason of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


ENERGIZER  HOLDINGS,  INC.               RALSTON  PURINA  COMPANY



By: /s/ Harry L. Strachan                By:  /s/ James R. Elsesser
Harry L. Strachan                        James R. Elsesser
Vice  President  and  General            Vice  President  and  Chief
Counsel                                  Financial Officer


Index  of  Schedules  and  Exhibits  to  Agreement  and  Plan of Reorganization.

Exhibit  A              Tax  Sharing  Agreement
Exhibit  B              Bridging  Services  Agreement
Exhibit  C              Intellectual  Property  Agreement
Schedule  1.01  (a)     Included  in Energizer  Assets
Schedule  1.01  (b)     Excluded from Energizer  Assets
Schedule  1.01  (c)     Ralston  Assets
Schedule  2.04(b)(1)    Shared  Liabilities  -  Energizer  and  Ralston
Schedule  2.04(b)(2)    Energizer  Assumed  Liabilities
Schedule  2.04(b)(3)    Ralston  Assumed  Liabilities
Schedule  2.07          Charitable  Trust  Fund  Pledge  Commitments
Schedule  5.04(b)(1)    Exclusion from Energizer  Bank  Accounts
Schedule  8.01(b)(vi)   Post Spin-off Obligations of Energizer

                                                                   EXHIBIT A

                    TAX  SHARING  AGREEMENT
                    -----------------------

                           BETWEEN
                           -------

                    RALSTON PURINA COMPANY
                    ----------------------

                             AND
                             ---

                    ENERGIZER HOLDINGS, INC.
                    ------------------------


     THIS AGREEMENT (the "Agreement") dated as of April 1, 2000 is made by and between RALSTON PURINA COMPANY ("Ralston"), a corporation organized under the laws of the State of Missouri, and ENERGIZER HOLDINGS, INC. ("Energizer"), a corporation organized under the laws of the State of Missouri.

     WHEREAS, Ralston is the common parent of an affiliated group of domestic corporations within the meaning of Section 1504(a) of the U. S. Internal Revenue Code of 1986, as amended (the "Code"), which group includes Energizer (such corporations hereinafter referred to collectively as the "Ralston Domestic Subsidiaries" and individually as a "Ralston Domestic Subsidiary", and such affiliated group shall be referred to as the "Ralston Group");

     WHEREAS, Ralston is also the parent of certain directly or indirectly owned foreign corporations (such corporations hereinafter referred to collectively as the "Ralston Foreign Affiliates", and individually as a "Ralston Foreign
Affiliate"),  as  more  specifically  defined  below.

     WHEREAS, on or before April 1, 2000, Energizer will become the common parent of an affiliated group of domestic corporations within the meaning of Code Section 1504(a) (such corporations hereinafter referred to collectively as the "Energizer Domestic Subsidiaries" and individually as a "Energizer Domestic Subsidiary", and such affiliated group shall be referred to as the "Energizer Group");

     WHEREAS, on or before April 1, 2000, Energizer will also become the parent of certain directly or indirectly owned foreign corporations (such corporations hereinafter referred to collectively as the "Energizer Foreign Affiliates" and individually as the "Energizer Foreign Affiliate"), as more specifically defined below.

     WHEREAS, Ralston intends to distribute to its shareholders all of its stock in Energizer (the "Distribution") in accordance with the terms and conditions of the Agreement and Plan of Reorganization between Ralston and Energizer dated as of April 1, 2000 (the "Plan of Reorganization") on April 1, 2000 (the
"Distribution Date") in accordance with a favorable ruling from the Internal Revenue Service ("IRS") dated February 4, 2000 that the Distribution qualifies as a nontaxable distribution of stock of a controlled corporation under Code
Section 355; and that certain ancillary transactions also qualify as nontaxable under Code Section 355, 368(a)(1)(D), 332, 351 and 367; and,

     WHEREAS, Ralston and Energizer believe that it is in their mutual best interests to set forth in this Agreement the rights, obligations and duties of each party with respect to various tax matters relating to the Energizer Group, the Ralston Group, the Ralston Foreign Affiliates and the Energizer Foreign Affiliates which may arise as a result of the Distribution.

     NOW, THEREFORE, in consideration of the premises and of the agreements herein set forth, Ralston, (on its own behalf and on behalf of the Ralston Domestic Subsidiaries and the Ralston Foreign Affiliates) and Energizer (on its own behalf and on behalf of the Energizer Domestic Subsidiaries and the Energizer Foreign Affiliates), hereby agree as follows:


                            ARTICLE I.   DEFINITIONS


     For  purposes  of  the  provisions  set  forth  in  this  Agreement,

     (a) The term "Audit(s)" shall mean any audit or examination undertaken by a Tax authority with respect to Taxes.

     (b) The term "Battery Business" shall have the same meaning as the term is given in the Plan of Reorganization.

     (c) The term "Controversy(ies)" shall mean any action involving a Tax authority before any administrative or judicial body which results from a disagreed Tax adjustment proposed during the course of an Audit.

     (d) The term "Domestic" as used herein to modify the terms "Tax", "Taxes" or "Return", shall mean with respect to any U.S. federal, territorial, state or local government.

     (e) The terms "Energizer Employee" or "Former Energizer Employee" shall have the same meaning as such term is given in the Plan of Reorganization.

     (f) The term "Energizer Foreign Affiliate" shall mean any entity which on or after the Distribution Date is owned directly or indirectly (or, pur-suant to the Agreement and Plan of Reorganization, is owned beneficially) by Energizer, and is formed under the laws of a government other than the United States, its states or territories.

     (g) The term "Foreign" as used herein to modify the terms "Tax", "Taxes" or "Return", shall mean with respect to any government which is not an U.S. federal, territorial, state or local government.

     (h) The term "Former Battery Business" shall have the same meaning as the term is given in the Plan of Reorganization.

     (i) The term "Former Ralston Business" shall have the same meaning as the term is given in the Plan of Reorganization.

     (j) The term "Joint Foreign Affiliate" shall mean any Foreign entity that currently or formerly conducted a Ralston Business or a Former Ralston Business and a Battery Business or a Former Battery Business, provided, however, that, for purposes of this Agreement, after the Distribution Date any such Joint Foreign Affiliate shall thereinafter be treated as a Ralston Foreign Affiliate or Energizer Foreign Affiliate, as the case may be.

     (k) The term "Ralston Business" shall have the same meaning as the term is given in the Plan of Reorganization.

     (l) The term "Ralston Employee" shall have the same meaning as the term is given in the Plan of Reorganization.

     (m) The term "Ralston Foreign Affiliate" shall mean any entity which on or after the Distribution Date is owned directly or indirectly (or, pursuant to the Agreement and Plan of Reorganization, is owned beneficially) by Ralston, is formed under the laws of a government other than the United States, its states or territories, and is not an Energizer Foreign Affiliate.

     (n)     Tax  or Taxes.  As used herein, "Tax" or "Taxes" shall mean any and
             -------------
all taxes, charges, fees, levies or other assessments, however denominated, including any interest, penalties, fines, or other additions that may become payable in respect thereof, that are imposed, by any governmental entity, whether foreign or domestic, federal, territorial, state or local, or any agency or political subdivision of any such governmental entity; including, but not limited to, all income, profits, gross receipts, earnings, net worth, payroll, withholding, unemployment insurance, Social Security, Medicare Hi, sales, use, ad valorem, excise, franchise, license, occupation, real or personal property, stamp, transfer, value-added, recording, registration, other governmental charges, and other government obligations of the same or of a similar nature to any of the foregoing, which any member of the Ralston Group or Energizer Group, or any Ralston Foreign Affiliate or Energizer Foreign Affiliate, is required to pay, withhold or collect. With respect to Foreign Taxes allocated between or among the Ralston Business, the Battery Business, any Former Ralston Business, or any Former Battery Business currently or formerly conducted by a Joint Foreign Affiliate, Taxes shall mean the Taxes that would have been imposed had the Battery Business or Former Battery Business been the sole business of a single Foreign Affiliate, in accordance with Article III 1(b)(i) and (ii) hereof.

     (o) The term "Tax Return" or "Return" shall mean any return, filing, questionnaire, information report or other document required to be filed, including without limitation any amended returns, any documents with respect to or accompanying payments of estimated Taxes, that may be filed, for any Tax period with any Tax authority (domestic or foreign) in connection with any Tax or Taxes (whether or not payment is required to be made with respect to such filing). As used herein, "Consolidated Tax Return" shall mean a U.S. federal income Tax Return described in Code Section 1501.

Any other capitalized terms not defined herein shall have the same meaning as in the Agreement and Plan of Reorganization.

                          ARTICLE II.   DOMESTIC TAXES

1.     Domestic taxes - Preparation and Filing of Tax Returns, Payment of Taxes,
       -------------------------------------------------------------------------
Adjustments,  Audits  and  Controversies.
----------------------------------------

(a)     Preparation  and  Filing  of  Domestic  Returns.
        -----------------------------------------------

     (i) The preparation and filing of any Domestic Tax Return for Energi-zer or the Energizer Domestic Subsidiaries for any Tax period ending prior to the Distribution Date shall be the responsibility of Ralston. Ralston shall consistently prepare and file such Domestic Tax Returns in accordance with its historical practices. To the extent practicable, Ralston shall permit Energizer to review and comment on, prior to filing, any such Domestic Tax Return.

     (ii) Energizer hereby designates and Energizer agrees to cause each of the Energizer Domestic Subsidiaries to designate Ralston irrevocably as its agent for the purpose of taking any and all action necessary or incidental to the filing of any Consolidated Return or any other Domestic Tax Return, as necessary for any Tax period ending prior to the Distribution Date.

     (iii) The preparation and filing of any Domestic Tax Return for Energizer or the Energizer Domestic Subsidiaries for any Tax period beginning on or after the Distribution Date shall be the responsibility of Energizer. In addition, Energizer shall be responsible for the preparation and filing of any Energizer Domestic Subsidiary Domestic Tax Return for Tax periods beginning before and ending after the Distribution Date. For purposes of the preceding sentence, and to the extent practicable, Energizer shall permit Ralston to review and comment on, prior to filing, any such Domestic Tax Return.

(b)     Liability  for  Domestic  Taxes.
        -------------------------------

(i)     Pre-Distribution Date.  Ralston shall be liable for, shall indemnify and
        ---------------------
hold the Energizer Group harmless against, and shall make payment of any Domestic Tax which is attributable to the Energizer Group, for any and all Tax periods (or portions of periods) ending prior to the Distribution Date and that portion of any Tax period straddling the Distribution Date that ends on the day before the Distribution Date, including any such liabilities resulting from the Audit or other adjustment to previously filed Domestic Tax Returns with respect to any such Tax period (or portion thereof). Subject to subparagraph (iii) hereof, Ralston shall be entitled to any and all refunds of such Domestic Taxes for any such Tax period, including but not limited to refunds described in subparagraph (v) hereof. For purposes of this subparagraph (b), Ralston will be credited for any estimated Domestic Tax payments made for such Tax periods.

(ii)     Post-Distribution Date.  Energizer shall be liable for, shall indemnify
         ----------------------
and hold the Ralston Group harmless against, and make payment of any Domestic Tax due which is attributable to the Energizer Group for all Tax periods beginning on or after the Distribution Date and that portion of any Tax period straddling the Distribution Date that begins on the Distribution Date and shall be entitled to any and all refunds of such Domestic Taxes for that portion of any such Tax period.

(iii)     Proration  of Taxes.  To the extent permitted by law or administrative
          -------------------
practice, the Tax periods of the Energizer Group and each Energizer Domestic Subsidiary shall end on the day immediately preceding the Distribution Date. For purposes of determining the liability for Domestic Taxes of an Energizer Subsidiary for a portion of a taxable year or period that begins before and ends after the Distribution Date, as necessary under applicable law, the determination of the Domestic Taxes for the portion of the year or period ending immediately prior to, and the portion of the year or period beginning on or after, the Distribution Date shall be determined by assuming that the taxable year or period ended on the day immediately preceding the Distribution Date, except that exemptions, allowances or deductions that are calculated on an annual basis and annual property Taxes shall be prorated on the basis of the number of days in the applicable annual period elapsed through the day immediately preceding the Distribution Date.

(iv)     Energizer's  Carryback  of  Post-Distribution  Deductions,  Losses  or
         ----------------------------------------------------------------------
Credits. If (A) Energizer or any Energizer Domestic Subsidiary, shall be ------- entitled to carry back any net operating loss, capital loss, or other similar losses, deductions or credits derived with respect to any period begin-ning on or after the Distribution Date to any Tax period commencing prior to the Distribution Date, and (B) any such carry back results in a decrease in Domestic Taxes paid by Ralston or any Ralston Domestic Subsidiary (as com-
Pared to the Taxes Ralston or such member of the Ralston Group would otherwise have paid solely without giving effect to such carry back), an amount equal to any such Tax refunds (plus interest) received by Ralston
or  the  Ralston  Domestic   Subsidiaries  as  a  result  of  such  carrybacks
shall be promptly remitted to Energizer. Ralston and Energizer agree to, and shall cause the appropriate member(s) of their respective Groups to, cooperate with each other in order to obtain such refunds. Energizer agrees to reimburse the members of the Ralston Group for any reasonable out-of-pocket expenses related thereto.

(v)     Energizer's  Claiming,  Receiving or Using Refunds and Overpayments.  If
        -------------------------------------------------------------------
on or after the Distribution Date, a member of the Energizer Group receives any refund or utilizes the benefit of any overpayment of Domestic Taxes which, in either case, relates to Domestic Taxes paid by a member of the Ralston Group with respect to a taxable period or portion thereof ending on or prior to the Distribution Date, then Energizer shall promptly transfer, or cause to be transferred to Ralston an amount equal to the entire amount of the refund or overpayment (including interest) received or utilized by the Energizer Group. Energizer agrees to notify Ralston within thirty (30) days after the discovery of a right to claim any such refund or overpayment and the receipt of any such refund or utilization of any such overpayment. Energizer agrees to, or to cause the appropriate member of the Energizer Group to, claim any such refund or to utilize any such overpayment as soon as possible and to furnish to Ralston all information, records and assistance necessary to verify the amount of the refund or overpayment. Ralston and Energizer agree to, and shall cause the appropriate member(s) of their respective Groups to, cooperate with each other in order to obtain such refunds or overpayments and Ralston agrees to reimburse Energizer for any reasonable out-of-pocket expenses related thereto.

(vi)     Tax  Liabilities/Benefits Resulting from Post Distribution Stock Option
         -----------------------------------------------------------------------
Exercises  by  Energizer  Employees,  Former  Energizer  Employees  and  Post
-----------------------------------------------------------------------------
Distribution  Energizer  Employees.  Energizer  shall  be liable for any and all
----------------------------------
Taxes, including but not limited to, payroll, Social Security, and Medicare Hi Taxes, imposed on an employer (the "Employer Taxes") with respect to compensation resulting from the exercise of Ralston stock options on or after the Distribution Date by any Energizer Employee, Former Energizer Employee or other individual who becomes employed by a member of the Energizer Group after the Distribution Date, if at the time of the grant of such stock option, the recipient was an employee of the Battery Business or identified on payroll records as an employee of the Battery Business. In the event that Ralston, acting on behalf of Energizer, pays and deposits such Employer Taxes with respect to such compensation, then Ralston shall be entitled to reimbursement from Energizer for such Employer Taxes, net of the tax benefit derived from any income tax deduction to Ralston attributable to such Employer Taxes. If as a result of such exercise of a Ralston stock option, Energizer shall be entitled to claim on the appropriate Tax Return a corresponding income tax deduction for the compensation expense, resulting in an actual diminution of any Domestic Taxes, then Energizer shall pay Ralston the amount of such actual diminution of Domestic Taxes as well as any reimbursement for Employer Taxes provided herein within thirty (30) days after written notification of Energizer by Ralston of such option exercise.

(vii)     Tax  Liabilities  Resulting  from  Post  Distribution  Stock  Option
          --------------------------------------------------------------------
Exercises  by  all  Other  Employees.  Ralston  shall be liable for all Employer
------------------------------------
Taxes with respect to compensation resulting from the exercise of Ralston stock options on or after the Distribution Date by any Energizer Employee or Former Energizer Employee, if at the time of the award of the grant of the stock option, the recipient was an employee of Ralston Purina Company or otherwise employed by a Ralston Business. Ralston shall be entitled to claim on the appropriate Tax Return a corresponding income tax deduction for the compensation expense and related Employer Taxes paid. To the extent that Ralston is entitled to such income tax deduction but Energizer is determined by a Tax authority to be liable for such Employer Taxes, Ralston shall pay Energizer an amount equal to such Employer Taxes, net of the tax benefit derived from any income tax deduction to Energizer attributable to such Employer Taxes, within thirty (30) days after a final determination by a court or administrative authority that Energizer is so liable.

(viii)     Tax  Liabilities/Benefits  Resulting from Other Deferred Compensation
           ---------------------------------------------------------------------
Payable  Post  Distribution.  Energizer  shall  be  liable  with  respect to any
---------------------------
Employer Taxes with respect to payments by Ralston under the Fixed Benefit Option of the Ralston Purina Company Deferred Compensation Plan for Key Employees ("Ralston Deferred Compensation Plan") to any Energizer Employee, Former Energizer Employee or individual who becomes employed by a member of the Energizer Group after the Distribution Date, if at the time of the award of a benefit under the Ralston Deferred Compensation Plan, the recipient was an employee of the Battery Business or identified on payroll records as an employee of the Battery Business. In the event that Ralston, acting on behalf of Energizer, pays and deposits such Employer Taxes for which Energizer is liable under this provision with respect to such compensation, then Ralston shall be entitled to reimbursement from Energizer for such Employer Taxes for which it is liable under this provision, net of the tax benefit derived from any income tax deduction to Ralston attributable to such Employer Taxes. If as a result of such payment of compensation by Ralston, Energizer shall be entitled to claim on the appropriate Tax Return a corresponding income tax deduction for the compensation expense, resulting in an actual diminution of any Domestic Taxes, then Energizer shall pay Ralston the amount of such actual diminution of Domestic Taxes as well as any reimbursement for Employer Taxes provided herein within thirty (30) days after written notification of Energizer of such payment.

     Ralston shall be liable for all Employer Taxes with respect to payments under the Ralston Deferred Compensation Plan on or after the Distribution Date to any Energizer Employee or Former Energizer Employee, if at the time of the award of a benefit under the Ralston Deferred Compensation Plan the recipient was an employee of Ralston Purina Company or otherwise employed by a Ralston Business. Ralston shall be entitled to claim on the appropriate Tax Return a corresponding income tax deduction for the compensation expense and related Employer Taxes paid. To the extent that Ralston is entitled to such income tax deduction but Energizer is determined by a Tax authority to be liable for such Employer Taxes, Ralston shall pay Energizer an amount equal to such Employer Taxes, net of the tax benefit derived from any income tax deduction to Energizer attributable to such Employer Taxes, within thirty (30) days after a final determination by a court or administrative authority that Energizer is so liable.

(ix)     Reimbursement of Other Tax Benefits.  Energizer shall reimburse Ralston
         -----------------------------------
     to the extent of Domestic Tax benefits derived by any member of the Energizer Group, for payments made by Ralston to third parties on or after the Distribution Date, which result in a tax deduction to Energizer or an Energizer Domestic Subsidiary ("Ralston Payments"), provided such Ralston Payments (a) are not claimed as a deduction by Ralston for Domestic Tax purposes, (b) are deductible on a Domestic Tax Return of the Energizer Group, and (c) result in a reduction of Domestic Taxes of Energizer, the Energizer Group, or any Energizer Domestic Subsidiary. The amount of the payment required hereunder for any taxable period of Energizer shall be equal to the actual diminution of any Domestic Taxes by reason of any Ralston Payments. Provided, however, if for any taxable period, (X) Energizer or Ralston files an amended Domestic Tax Return (or files a carryback or carryforward claim relating to a net operating loss), or (Y) the IRS adjusts any item on any Energizer or Ralston Domestic Tax Return, the amount of the payment required under this paragraph shall be recomputed (either at the time of the filing of the amended return, or carryover or carryback claim, or at the time of the final determination of the IRS adjustment) to reflect such amended return, claim, or IRS adjustment, and, at such time, either (I) Ralston shall repay any overpayment by Energizer under this paragraph of this Article II.1(b)(ix) to Energizer, or (II) Energizer shall pay any underpayment under this paragraph of this Article II.1(b)(ix) to Ralston.

     Ralston shall reimburse Energizer to the extent of Domestic Tax benefits derived by any member of the Ralston Group for payments made by Energizer to third parties on or after the Distribution Date, which result in a tax deduction to Ralston or a Ralston Domestic Subsidiary ("Energizer Payments") for any period beginning after the Distribution Date, provided such Energizer Payments
(a) are not claimed as a deduction by Energizer for Domestic Tax purposes, (b) are deductible on a Domestic Tax Return of the Ralston Group for any period beginning after the Distribution Date, and (c) result in a reduction of Domestic Taxes of Ralston, the Ralston Group, or any Ralston Domestic Subsidiary. The amount of the payment required hereunder for any taxable period of Ralston shall be equal to the actual diminution of any Domestic Taxes by reason of any Energizer Payments. Provided, however, if for any taxable period, (X) Ralston or Energizer files an amended Domestic Tax Return (or files a carryback or carryforward claim relating to a net operating loss), or (Y) the IRS adjusts any item on any Ralston or Energizer Domestic Tax Return, the amount of the payment required under this paragraph shall be recomputed (either at the time of the filing of the amended return, or carryover or carryback claim, or at the time of the final determination of the IRS adjustment) to reflect such amended return, claim, or IRS adjustment, and, at such time, either (I) Energizer shall repay any overpayment by Ralston under this paragraph of this Article II.1(b)(ix) to Ralston, or (ii) Ralston shall pay any underpayment under this paragraph of this
Article  II.1(b)(ix)  to  Energizer.

     Ralston or Energizer, as the case may be, will provide, in a timely manner (but in no event more than thirty (30) days after written request therefor), such information as is reasonably necessary to substantiate the deduction for a Ralston Payment or an Energizer Payment, as the case may be, so as to permit inclusion of such deduction on the appropriate Domestic Tax Return of Energizer, the Energizer Group, or any Energizer Domestic Subsidiary or Ralston, the Ralston Group, or any Ralston Domestic Subsidiary, as the case may be. At Ralston's or Energizer's written request, as the case may be, to the extent that "substantial authority" (as defined in Section 6662 of the Code) exists therefor, Energizer or Ralston, as the case may be, (a) shall claim the deduction for (and shall not report income with respect to) a Ralston Payment or an Energizer Payment, as the case may be, on the appropriate federal, state or local income tax return, and (b) shall contest any claim by a taxing authority relating to the Ralston Payment or the Energizer Payment, as the case may be, provided Ralston or Energizer, as the case may be has agreed to indemnify the other in a manner reasonably satisfactory to Energizer or Ralston, as the case may be, for any liability or loss (including (i) interest and penalties on Taxes, and (ii) any reasonable out-of-pocket expenses) incurred by Energizer or Ralston, as the case may be, as a result of taking such return position or pursuing such contest.

     (c)     Domestic  Audits  and  Controversies.
             ------------------------------------

          (i) Ralston shall, at its own expense, exclusively control and direct any Tax Audit or Controversy with respect to any Domestic Taxes for any Tax period ending prior to the Distribution Date. Energizer, however, shall have the right, at its own expense, to participate in any such Audit or Controversy to the extent such Audit or Controversy would impact the Domestic Taxes for which Energizer is liable in accordance with this Agreement, as determined by Energizer, and Ralston shall not consent to any resolution, compromise or conclusion of such Audit or Controversy without the written approval of Energizer, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, in the event Ralston shall compromise or settle any such deficiency of Domestic Tax without the prior consent of Energizer, Ralston shall hold Energizer and any Energizer Domestic Subsidiary harmless against any losses, costs, or damages, including Taxes resulting from such compromise or settlement.

          (ii) Energizer shall, at its own expense, exclusively control and direct any Audit or Controversy with respect to any Domestic Taxes attributable to the Energizer Group for a Tax period which begins on or after the Distribution Date and for any Tax period straddling the Distribution Date. Ralston, however, shall have the right, at its own expense, to participate in any such Audit or Controversy to the extent such Audit or Controversy would impact the Domestic Taxes for which Ralston is liable in accordance with this Agreement, as determined by Ralston, and Energizer shall not consent to any resolution, compromise or conclusion of such Audit or Controversy without the written approval of Ralston, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, in the event Energizer shall compromise or settle any such deficiency of Domestic Tax without the prior consent of Ralston, Energizer shall hold Ralston and any Ralston Domestic Subsidiary harmless against any losses, costs, or damages, including Taxes resulting from such compromise or settlement.

     (d)     Domestic  Tax  Adjustments.
             --------------------------

          (i) If the IRS, or any state or local taxing authority, shall make an adjustment to any Domestic Tax Return of (A) the Ralston Group, (B) any Ralston Domestic Subsidiary, (C) Energizer, or (D) any Energizer Domestic Subsidiary for any Tax period ending prior to the Distribution Date, and such adjustment (including but not limited to adjustments to tax basis determination, a tax accounting method with respect to its property and accounts included in and carried forward from Ralston or the Ralston Domestic Subsidiaries prior to the Distribution Date), consistently applied would require Energizer or the Energizer Domestic Subsidiaries to make a corresponding adjustment to their Domestic Tax Returns for periods beginning on or after the Distribution Date, then,

               (A) if such corresponding adjustment in a Domestic Tax Return of Energizer or any Energizer Domestic Subsidiary results in an actual diminution of any Domestic Taxes for any such period beginning on or after the Distribution Date, whether or not an actual amended return is filed, Energizer shall pay Ralston the amount of such Domestic Tax either (I) when such refund and related interest are received and required to be remitted within the period provided in Article VI 3 hereof, or (II) within thirty (30) days of written notice by Ralston to Energizer of such corresponding adjustment, if an amended return is not filed.

               (B) if such corresponding adjustment in a Domestic Tax Return of Energizeror any Energizer Domestic Subsidiary results in an increase of any Domestic Tax for Energizer for such period beginning on or after the
Distribution Date, and an  actual  diminution   of  any   Domestic   Tax   for
Ralston, Ralston shall pay Energizer the amount of such Domestic Tax, either due (I) when such refund and related interest are received and required to
be remitted within the  period  provided  in   Article  VI.3  hereof,  or  (II)
within thirty (30) days of written notice by Energizer to Ralston of such corresponding adjustment, if an amended return is not filed.

No payment shall be due under this Article II.1(d) to the extent that any payment is made, or would be required to be made for the same adjustment, under
Article  II.1(b)(ix)  hereof.

     (e)     Domestic  Transfer  Taxes.  Ralston  shall pay any and all Domestic
             -------------------------
Taxes required upon, or by virtue of, any transfer of property contemplated under the Plan of Reorganization including the transfer of shares of stock of Energizer Domestic Subsidiaries in connection with the Distribution.

     (f)     Domestic  Tax  Attributes.
             -------------------------

          (i) Any Domestic Tax attribute generated by Ralston or Energizer shall, to the extent permitted by the applicable law of the Tax jurisdiction in question, remain with Ralston or Energizer, respectively, or the appropriate entity. In any case where the applicable law of the Tax jurisdiction in question requires such Tax attribute to be allocated between Ralston and Energizer, such allocation shall be made as provided by the law of such jurisdiction.

               Notwithstanding the foregoing, any state or local net operating losses or Tax credits generated by a member of the Energizer Group for any Tax period beginning prior to the Distribution Date shall be for the benefit of Ralston. As permitted by the applicable law of the appropriate Tax jurisdiction, such net operating losses or Tax credits shall be first carried back to prior Tax periods. In the event that (i) the applicable law of the Tax jurisdiction does not permit the carryback of such losses or Tax credits, or
(ii) such losses or Tax credits cannot be fully utilized in an allowable carryback, then Energizer shall pay Ralston the amount of the actual diminution of any state or local Taxes of Energizer resulting from the utilization by any member of the Energizer Group of such losses or credits within thirty (30) days of the filing of the Tax Return reflecting the utilization of such loss or Tax credit, in accordance with Article VI, 3 hereof.

          (ii) Any excess Foreign Tax credits of the Ralston Group, as of the Distribution Date, as finally determined by Ralston in accordance with Code
Section 904, shall be allocated between the Ralston Group and the Energizer Group, in accordance with Reg. 1.1502-79(d).

          (iii) Any earnings and profits of the Ralston Group as of the Distribution Date, as finally determined by Ralston, shall be allocated between the Ralston Group and the Energizer Group in accordance with Reg. 1.312-10(a).

          (iv) Any Capital Loss Carryovers of the Ralston Group, as of the end of the fiscal year that includes the Distribution Date, as finally determined by Ralston, shall be allocated between the Ralston Group and the Energizer Group in accordance with
Reg.  1.1502-22T.

     (g)     Dual  Resident Corporations.  Energizer shall timely enter into any
             ---------------------------
closing agreement with Ralston and the IRS in accordance with Regs Section 1503-2(g)(2)(iv)(B)(2), to the extent necessary to avoid recapture of any "dual consolidated loss", within the meaning of Regs. Section 1.1503-2(c)(5) generated by any Energizer Domestic Subsidiary, which constitutes a "dual resident corporation" within the meaning of Regs. Section 1.1503-2(c)(2). To the extent Energizer causes the recapture of any "dual consolidated loss" created prior to the Distribution Date, Energizer shall pay or reimburse Ralston for any taxes and interest due as a result of the recapture.

     (h)     Gain  Recognition  Agreements.  Energizer   shall   timely file any
        -----------------------------
annual certifications required by any Agreements to Recognize Gain pursuant to Reg. 1.367(a)-3T(g) entered into by Ralston to defer gain on a transaction including an Energizer Foreign Affiliate. To the extent Energizer causes the recognition of any such deferred gain after the Distribution Date, Energizer shall pay or reimburse Ralston for any Domestic Taxes and interest due as a result of the recognition of such gain.


                          ARTICLE III.   FOREIGN TAXES


1.     Preparation  and  Filing of  Ttax Returns, Payment of Taxes, Adjustments,
       -------------------------------------------------------------------------
Audits  and  Controversies.
--------------------------

     (a)     Preparation  and  Filing  of  Foreign  Returns.
             ----------------------------------------------

          (i) Energizer shall be responsible for the preparation and filing of any Foreign Tax Return of any Energizer Foreign Affiliate for all Tax Periods.

          (ii) Ralston shall be responsible for the preparation and filing of any Foreign Tax Return of any Ralston Foreign Affiliate for all Tax Periods.

          (iii) In the case of any Joint Foreign Affiliate, which, after the Distribution Date, shall become a Ralston Foreign Affiliate or an Energizer Foreign Affiliate, as the case may be, consistent with the definition herein of "Joint Foreign Affiliate," with the cooperation and assistance of Ralston and Energizer, shall prepare and file any Foreign Tax Return of such entity for any Tax period ending prior to, or straddling, the Distribution Date.

     (b)     Liability  for  Foreign  Taxes.
             ------------------------------

          (i) Except in respect of (A) the Foreign Transfer Taxes described in subparagraph (c) below, and (B) any Foreign Taxes with respect to the (I) U.K. Restructuring, (II) Brazilian Restructuring, (III) Mexican Restructuring,
(IV) Argentinean/Chilean Restructuring, or (V) Canadian Restructuring, as described in Article II of the Plan of Reorganization, or (VI) the pre-Distribution Date transactions listed on the attached Schedule A. Energizer shall be liable for, shall indemnify and hold the Ralston Group and the Ralston Foreign Affiliates harmless against, and shall make payment of all Foreign Taxes attributable to the Battery Business and any Former Battery Business, for any and all Tax periods commencing before, on, or after the Distribution Date, including any Foreign Taxes attributable to the Battery Business and the Former Battery Business conducted by any Joint Foreign Affiliate and including any such liabilities resulting from an Audit or other adjustment to previously filed Tax Returns. Other than refunds of the Foreign Transfer Taxes and Foreign Taxes with respect to the Restructurings, described in (A) and (B) above, Energizer shall be entitled to any refund of Foreign Taxes attributable to the Battery Business and any Former Battery Business for any such Tax periods, including any Foreign Taxes attributable to the Battery Business and any Former Battery Business conducted by any Joint Foreign Affiliate. The allocation of any such Foreign Taxes between or among the Ralston Business, the Battery Business, the Former Ralston Business or any Former Battery Business of a Joint Foreign Affiliate shall be determined in accordance with the books and records of Ralston, any Ralston Foreign Affiliate and any Joint Foreign Affiliate, as though the Battery Business or Former Battery Business were deemed to have been conducted as the sole business of such Joint Foreign Affiliate.

          (ii) Ralston shall be liable for, shall indemnify and hold the Energizer Group and the Energizer Foreign Affiliates harmless against, and shall make payments of, all (A) Foreign Taxes owed by any Ralston Businesses and Former Ralston Businesses, for any and all Tax periods commencing before, on, or after the Distribution Date, including any such Foreign Taxes attributable to the Ralston Businesses or the Former Ralston Businesses conducted by any Joint Foreign Affiliate prior to the Distribution Date, and including any such liabilities resulting from an Audit or other adjustment to previously filed Tax Returns and (B) any Foreign Taxes with respect to the Restructurings. Ralston shall be entitled to any refund of such Foreign Taxes for any Tax period. The allocation of any such Foreign Taxes between or among the Ralston Businesses, the Battery Business, any Former Ralston Businesses or any Former Battery Businesses of a Joint Foreign Affiliate shall be determined in accordance with the books and records of Ralston, any Ralston Foreign Affiliate and any Joint Foreign Affiliate, as may be appropriate, as though the Battery Business or Former Battery Business were deemed to have been conducted as the sole business of such Joint Foreign Affiliate.

          (iii) If, in accordance with this Article III 1(b), either Ralston or Energizer is liable for any portion of the Foreign Taxes payable in connection with any Foreign Tax Return to be filed by the other, the party responsible for filing such Return (the "Preparer") shall prepare and deliver to the other party (the "Payor") a copy of such return and any schedules, work papers and other documentation then available that are relevant to the preparation of the portion of such return for which the Payor is or may be liable hereunder not later than the earlier of (A) twenty (20) days prior to the due date for such Tax Return (including applicable extensions) (the "Due Date"), or (B) the date the information is available in the normal course of business. The Preparer shall not file such return until the earlier of either the receipt of written notice from the Payor indicating the Payor's consent thereto, or five
(5) days prior to the Due Date to ensure timely receipt of the return by the taxing jurisdiction.

               The Payor shall have the option of providing to the Preparer, at any time at least ten (10) days prior to the Due Date, written instructions as to how the Payor wants any, or all, of the items for which it may be liable in full reflected on such Tax Return. Failure by the Payor to give written instructions at least ten (10) days prior to the Due Date shall constitute a waiver by the Payor of its right to provide instructions, to the extent such failure is prejudicial to the Preparer.

               The Preparer shall, in preparing such Return, cause the items for which the Payor is liable hereunder to be reflected in accordance with the Payor's instructions unless the Preparer determines that such manner of reporting is in contravention of applicable law. In the absence of having received instructions from Payor, such items shall be reported in the manner determined by the Preparer, which is not in contravention of applicable law, and consistent with historic business practices, as applicable. The Payor shall timely pay the Preparer an amount equal to the Foreign Taxes for which it is liable consistent with the Return, and in accordance with Article VI 3 hereof.

     (c)     Foreign  Transfer  Taxes.  Ralston  shall  pay  or  shall reimburse
             ------------------------
Energizer or an Energizer Foreign Affiliate as appropriate, for payment of any and all Foreign Taxes upon, or by virtue of, any transfer of property contemplated under the Plan of Reorganization, including the transfer of shares of stock of Energizer Foreign Affiliates to Energizer in connection with the Distribution. Foreign Tax Returns required to be prepared and filed by Energizer relating to the transfer of shares of stock of Energizer Foreign Affiliates to Energizer, must be provided to Ralston by Energizer at least ten
(10) days prior to the due date for such Tax Returns so that Ralston may timely make any payment of Foreign Transfer Taxes due with respect to such Foreign Tax Return. Ralston shall reimburse Energizer, or an Energizer Foreign Affiliate, as appropriate, for any such Foreign Transfer Taxes paid, within thirty (30) days of presentation of a receipt evidencing payment of such Taxes by the Foreign Affiliate.

     (d)     Foreign  Audits  and  Controversies.
             -----------------------------------

          (i) Energizer, at its expense, shall exclusively control and direct any Audit or Controversy with respect to any Energizer Foreign Affiliate. Ralston, however, shall have the right to participate in any such Audit or Controversy to the extent such Audit or Controversy would impact the Foreign Taxes or Domestic Taxes for which Ralston is liable in accordance with this Agreement. Energizer shall not consent to any resolution, compromise or conclusion of such Audit or Controversy without the written approval of Ralston, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, in the event Energizer shall compromise or settle any such deficiency of Foreign Tax without the prior consent of Ralston, Energizer shall indemnify and hold Ralston and any Ralston Foreign Affiliate harmless against any losses, costs, or damages, including Taxes resulting from such compromise or settlement.

          (ii) Ralston, at its expense, shall exclusively control and direct any Tax Audit or Controversy as to any Foreign Tax with respect to any Ralston Foreign Affiliate. Energizer, however, shall have the right to participate in any such Audit or Controversy to the extent such Audit or Controversy would impact the Foreign Taxes for which Energizer is liable in accordance with this Agreement. Ralston shall not consent to any resolution, compromise or conclusion of such Audit or Controversy without the written approval of Energizer, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, in the event Ralston shall compromise or settle any such deficiency of Foreign Tax without the prior consent of Energizer, Ralston shall indemnify and hold Energizer and any Energizer Foreign Affiliate harmless against any losses, costs, or damages, including Taxes resulting from such compromise or settlement.

     (e)     Foreign  Tax  Attributes.
             ------------------------

          Subject to subparagraph (c) above regarding Foreign Transfer Taxes, any Foreign Tax attribute generated by Ralston or Energizer shall, to the extent permitted by the applicable law of the Tax jurisdiction in question, remain with Ralston or Energizer, respectively, or the appropriate entity. In any case where the applicable law of the Tax jurisdiction in question requires such Tax attribute to be allocated between Ralston and Energizer, such allocation shall be made as provided by the law of such jurisdiction. In the event the applicable law of the Tax jurisdiction requires that such Tax Attribute be allocated between the parties based on a method of allocation agreed to by the parties, Ralston and Energizer shall apply an allocation method reasonably agreed to by both parties.

     (f)     Competent  Authority.
             --------------------

          If, as a result of a Tax Audit for any Tax Period ending prior to the Distribution Date (a) the IRS proposes a deficiency with respect to Ralston or any Ralston Domestic Subsidiary or Energizer or any Energizer Domestic Subsidiary or (b) any foreign Tax authority proposes a deficiency with respect to any Ralston Foreign Affiliate or Energizer Foreign Affiliate, in either case attributable to a proposed adjustment in transfer prices with respect to any of the foregoing entities, and such adjustment, if sustained, would result in liability for double Domestic or Foreign Taxes to Ralston or Energizer, to the extent available under applicable tax treaties and the procedures applied by the IRS and/or the foreign tax authority, Ralston or Energizer, depending on which party would be subject to such double taxation, decides to request "competent authority" (within the meaning of Rev. Proc. 96-13, 1996-1 C.B. 616) assistance of the appropriate Tax authority or its equivalent ("Competent Authority"), then the following provisions shall apply: The party initiating the Competent Authority process, at its expense, shall diligently pursue such Competent Authority assistance, including without limitation, filing any required amended Tax Return, in connection with any such Tax Audit and complying with the applicable procedures of such Competent Authority process. To the extent that Ralston, as a result of such Competent Authority process, receives a refund of double Foreign Taxes relating to a Tax Audit of Domestic Taxes of Energizer for which Ralston is or was liable under this Agreement or utilizes the benefit of any overpayment of such Foreign Taxes, Ralston shall retain such refund or utilize the benefit of any such overpayment of Foreign Taxes and to the extent that Energizer, as a result of such Competent Authority process, receives a refund of double Foreign Taxes relating to a Tax Audit of Domestic Taxes of Energizer for which Ralston is or was liable under this Agreement or utilizes the benefit of such overpayment, Energizer shall pay an amount equal to such refund or overpayment to Ralston . To the extent that Ralston, as a result of such Competent Authority process, receives a refund of double Domestic Taxes relating to a Tax Audit of Foreign Taxes of Energizer for which Energizer is or was liable under this Agreement or utilizes the benefit of any overpayment of such Domestic Taxes, Ralston shall pay an amount equal to such refund or overpayment to Energizer, and, to the extent that Energizer, as a result of such Competent Authority process, receives a refund of such double Domestic Taxes relating to a Tax Audit of Foreign Taxes of Energizer for which Energizer is or was liable under this Agreement or utilizes the benefit of any overpayment of such Domestic Taxes, Energizer shall retain such refund or utilize the benefit of such overpayment.

     (g)     Reimbursement  of  Other  Tax  Benefits.
             ---------------------------------------

          Energizer shall reimburse Ralston to the extent of Foreign Tax benefits derived by any member of the Energizer Group, for payments made by Ralston to third parties on or after the Distribution Date, which result in a Tax deduction to Energizer or an Energizer Foreign Affiliate ("Ralston Payments"), provided such Ralston Payments (a) are not claimed as a deduction by Ralston for Foreign Tax purposes, (b) are deductible on a Foreign Tax Return of the Energizer Group, and (c) result in a reduction of Foreign Taxes of Energizer, the Energizer Group, or any Energizer Foreign Affiliate. The amount of the payment required hereunder for any taxable period of Energizer shall be equal to the actual diminution of any Foreign Taxes by reason of any Ralston Payments. Provided, however, if for any taxable period, (X) Energizer or Ralston files an amended Foreign Tax Return (or files a carryback or carryforward claim relating to a net operating loss), or (Y) the Foreign Tax authority adjusts any item on any Energizer or Ralston Foreign Tax Return, the amount of the payment required under this paragraph shall be recomputed (either at the time of the filing of the amended return, or carryover or carryback claim, or at the time of the final determination of the adjustment) to reflect such amended return, claim, or adjustment, and, at such time, either (I) Ralston shall repay any overpayment by Energizer under this paragraph to Energizer, or
(II)  Energizer  shall  pay  any  underpayment  under this paragraph to Ralston.

                             ARTICLE IV. NEGOTIATION


     For the purposes of this Agreement, all computations or recomputations of Tax liability, and all computations or recomputations of any amount or any payment (including, but not limited to, computations of the amount of the tax liability, any loss or credit or deduction, statutory tax rate for a year, interest payments, and adjustments) and all determinations of payments or repayments, or determination of any other nature required to be made pursuant to this Agreement, shall be based on the assumptions and conclusions of the party making the computations. If either Ralston or Energizer objects thereto in writing, addressed to the other party, the provisions of Article XI of the Plan of Reorganization shall be applicable to resolve any issues under this Tax Sharing Agreement.


              ARTICLE V.   ENERGIZER POST-DISTRIBUTION TRANSACTIONS


1. Energizer shall, and shall cause each member of the Energizer Group and each Energizer Foreign Affiliate to comply with each representation and statement made, or to be made, to the IRS in connection with any ruling obtained, or to be obtained, by Ralston from the IRS with respect to any transaction contemplated by the Plan of Reorganization. Neither Energizer nor any member of the Energizer Group shall for a period of thirty (30) months, with respect to transactions described in subparagraphs I, III, IV, V, and VI, below; and twenty-four months with respect to the transaction described in subparagraph II below, following the Distribution Date engage in any of the following transactions, unless, in the sole discretion of Ralston, either (a) an opinion in form and substance satisfactory to Ralston is obtained from counsel to Energizer, the selection of which counsel is agreed to by Ralston or (b) a supplemental ruling is obtained from the IRS, in either case to the effect that such transactions would not adversely affect the tax consequences of the transactions contemplated by the Plan of Reorganization to (i) Ralston or any member of the Ralston Group, (ii) Energizer or any member of the Energizer
Group, or (iii) the Ralston shareholders. The transactions subject to this provision include: (I) making a material disposition (including transfers from one member of the Energizer Group to another member of the Energizer Group), by means of a sale or exchange of assets or shares of stock, a distribution to shareholders, or otherwise, of any of its assets (other than the transactions contemplated by the Plan of Reorganization) except in the ordinary course of business; (II) repurchasing any Energizer Shares, unless such repurchase satisfies the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30;
(III) issuing capital stock of Energizer (or a successor to Energizer), whether incident to a stock offering, an acquisition transaction, or otherwise, or participating in a transaction in which shareholders of Energizer (or a successor to Energizer) exchange or otherwise dispose of their stock in Energizer (or a successor to Energizer), if the aggregate amount of shares issued or disposed of in any such transactions represents a "fifty percent (50%) or greater interest" in the total issued and outstanding stock of Energizer (or a successor to Energizer) within the meaning of section 355(d)(4) of the Code; provided that Energizer further agrees to notify Ralston in advance of any such transactions that would result in the issuance or disposition of an aggregate amount of shares representing a ten percent (10%) or greater interest in the total issued and outstanding stock of Energizer; (IV) liquidating or merging with any other corporation (including a member of the Energizer Group); (V) ceasing to engage in the active conduct of a trade or business within the meaning of Section 355(b)(2) of the Code; or (VI) any other transaction, action, or event which in any material respect is inconsistent with the representations and statements set forth on Schedule 8.01(b)(vi) to the Agreement and Plan of Reorganization. Energizer hereby represents that neither Energizer nor any member of the Energizer Group has any present intention to undertake any of the transactions set forth above, except as set forth in the ruling request submitted to the IRS with respect to the Distribution.

2. Ralston shall, and shall cause each member of the Ralston Group and each Ralston Foreign Affiliate to refrain from taking any action which would adversely impact any ruling obtained, or to be obtained, by Ralston from the IRS with respect to any transaction contemplated by the Agreement of Reorganization.


                     ARTICLE VI.   MISCELLANEOUS PROVISIONS


1.     Mutual Cooperation.  Ralston and Energizer shall, and shall cause each of
       ------------------
their Domestic Subsidiaries and Foreign Affiliates to, cooperate with each other in filing any Tax Returns or consents contemplated by this Agreement and to take such actions as the other party may reasonably request, including but not limited to the following: (a) provide data for the preparation of Tax Returns, including schedules, and make elections that may be required by the other party;
(b) provide required documents and data and cooperate in Audits or investigations of Tax Returns and execute appropriate powers of attorney in favor of the other party and/or its agents; (c) file protests or otherwise contest proposed or asserted tax deficiencies, including filing petitions for redetermination or prosecuting actions for refund in court, and pursuing the appeal of such actions; (d) take any of the actions of the type described in Regulation Section 1.1502-77(a) of the Code (describing the scope of the agency of the common parent of a group of affiliated corporations); and (v) file requests for the extension of time within which to file Tax Returns.

2.     Maintenance  of  Books  and  Records.  Until  the  applicable  statute of
       ------------------------------------
limitations (including periods of waiver), or statute of similar import, has expired in accordance with laws governing Domestic or Foreign Taxes and Tax Returns, Ralston and Energizer shall, and shall cause each Domestic Subsidiary and Foreign Affiliate to, retain all Tax workpapers and related materials including applicable financial reports in its possession and under its control used in the preparation of any Tax Return for Tax periods commencing prior to or on the Distribution Date. Ralston and Energizer will notify the other party sixty (60) days prior to disposing of any of the aforementioned records and will deliver to the other party, at the other party's expense, any such records requested by the other party. In addition, Energizer shall generate and retain for IRS audit use (i) all necessary electronic data processing ("EDP") records in accordance with existing agreements with the IRS, and (ii) any necessary computer hardware or source codes needed to process EDP records for the IRS. As requested, from time to time, by Energizer or Ralston, Ralston and Energizer shall each provide the other with timely access to, and right to copy, any records and other information reasonably requested concerning tax matters affecting Energizer and Ralston and the cooperation of their respective accountants and auditors, including, without limitation, information concerning stock and asset bases, holding period, earnings and profits, intercompany transactions, balance sheet and income statement tax provisions, reserves and deferred tax accounts. In no event shall such access to available information be provided more than thirty (30) days after written request therefor.

3.     Payment.  Failure  to make any payment required under this Agreement will
       -------
result in the accrual of interest on such amount due. Any interest payment required hereunder shall be calculated from the same date and at the rate used by the IRS, any foreign, state, or local tax authority, as applicable, in computing the interest payable by it or to it. Unless otherwise provided, all payments required to be made under this Agreement from one party to another shall be made within thirty (30) days after the event which gives rise to the requirement for payment occurs. Any payments made pursuant to this Agreement are to be adjusted in the event that future events or new information would, had they occurred or been known at the time of a payment, have altered the amount of such payment, so that at the time of such future events or knowledge of such information, appropriate adjustments shall be made retroactively to include the consequences of such event or information in the original computation.

4.     Treatment  of Intercompany Payments.  To the extent that any payments are
       ------------------------------------
made between Energizer and Ralston pursuant to this Agreement, for purposes of Domestic Tax treatment, such payments to Ralston by Energizer shall be treated as a distribution under Section 301 of the Code by Energizer to Ralston at a time when the two corporations filed a consolidated federal income tax return, and such payments by Ralston to Energizer shall be treated as a nontaxable contribution by Ralston to the capital of Energizer immediately prior to the Distribution Date. In any event, any payments made between Energizer and Ralston pursuant to this Agreement shall be subject to any required withholding of Taxes and shall be made net of any such Taxes required to be withheld on such payments, provided, however, to the extent feasible, such payments shall be structured so as to be free of withholding Taxes or to minimize withholding Taxes. Whenever any such withholding Taxes are payable by or on behalf of the payor, as promptly as possible thereafter, the payor shall send to the payee a certified copy or an original official receipt received by the payor showing payment thereof.

5.     Energizer  Domestic  Tax  Accruals.  Prior  to  the  Distribution  Date,
       ----------------------------------
Energizer will transfer to the books of Ralston any Domestic Tax accrual balances (credits) recorded on any books of any Energizer Domestic Subsidiary as of the Distribution Date. Prior to the Distribution Date, Ralston will transfer to the books of Energizer any Domestic Tax accrual balances (credits) recorded on any books of Ralston as of the Distribution Date relating to Foreign Taxes for which Energizer is, or may become, liable under this Agreement.

6.     Tax  Sharing  Agreements.  Any  other  tax  sharing  or tax allocation or
       ------------------------
similar agreement or arrangement in effect between Energizer and Ralston, whether oral or in writing, shall terminate as between Energizer and Ralston on the Distribution Date and, notwithstanding anything in such agreement to the contrary, any rights or obligations of Energizer and Ralston under any such agreement or arrangement shall be superseded by the terms of this Agreement.

7.     No  Double  Tax  Benefit.  Anything  in  this  Agreement  to the contrary
       ------------------------
notwithstanding, neither Ralston nor Energizer shall be entitled to any double benefit both (i) by reason of any payment otherwise required to be made between the parties under this Agreement and (ii) any Tax benefit or avoidance of any Tax detriment under applicable Domestic or Foreign Tax law, including, without limitation, (x) being required to make any payment to the other for any loss of Tax benefit under this Agreement to the extent that such party is entitled to, and actually receives, such Tax benefit under applicable Tax law or (y) entitled to receive any payment under this Agreement for any apparent Tax detriment to the extent such party is entitled to, and actually is able to, avoid such Tax detriment, under such Tax law.

8.     Governing  Law.  This  Agreement  shall  be  governed  and  construed  in
       --------------
accordance with the laws of the State of Missouri, and the United States of America, notwithstanding any conflict of law provision to the contrary, and shall be binding on the successors and assigns of the parties hereto.

9.     Entire  Agreement.  Unless  otherwise  specified, this Agreement contains
       -----------------
the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written agreements, memoranda, negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by all of the parties hereto.

10.     Controlling  Agreement.  In  the  case of a conflict between the Plan of
        ----------------------
Reorganization and this Agreement, this Agreement shall control. Notwithstanding anything in this Agreement to the contrary any rights or obligations with respect to Taxes affecting the Ralston Purina Charitable Trust shall be controlled by Section 2.07 of the Agreement and Plan of Reorganization.

11.     Counterpart.  This  Agreement  may  be executed simultaneously in two or
        -----------
more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

12.     Intellectual Property. Notwithstanding anything in this Agreement to the
        ---------------------
contrary, Ralston shall not be liable for any Taxes resulting from the transfer or registration of any intellectual property for which Ralston does not bear responsibility for costs under the Intellectual Property Agreement as defined in
Section  5.04  of  the  Plan  of  Reorganization  between Ralston and Energizer.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                              RALSTON  PURINA  COMPANY



                           BY  /s/ James R. Elsesser
                              James  R.  Elsesser
                              Vice  President  and  Chief  Financial  Officer

                              ENERGIZER  HOLDINGS,  INC.



                           BY  /s/ Harry L. Strachan
                              Harry  L.  Strachan
                              Vice  President  and  General  Counsel

                                   SCHEDULE A

Foreign  Transactions  for  which  Energizer  is  not  Liable  for Foreign Taxes
--------------------------------------------------------------------------------

1.  ERL  Liquidation
2.  UK  Teddy's  Financing
3.  CRES  Sale
4.  RESIB/Iberia  Sale
5.  Italian  Usufruct
6.  EUK  Debt
7.  EPS  Sale
8.  Agribrands  Spin-off
9.  Protein  Sale


                                                                     EXHIBIT B

                           BRIDGING SERVICES AGREEMENT
                           ---------------------------

This Bridging Services Agreement (the "Agreement") is made as of this 1st day of
                                                                      ---
April,  2000,  (the  "Effective  Date") by and between Ralston Purina Company, a
-----
Missouri Corporation ("Ralston"), and Energizer Holdings, Inc., a Missouri corporation ("Energizer").

     WHEREAS, the parties have entered into an Agreement and Plan of Reorganization ("Plan of Reorganization") dated as of April 1, 2000;

     WHEREAS, Ralston and Eveready Battery Company, Inc., a Delaware corporation ("Eveready") have executed a lease agreement beginning as of April 1, 2000 pursuant to which Eveready will lease certain office space from Ralston (the "Lease");

     WHEREAS, pursuant to the Plan of Reorganization, the parties have agreed that Ralston and Energizer desire to provide each other and their respective affiliates with certain services as more fully described on Schedules 1 through
                                                                       -
31,  (and  any  exhibits attached thereto), all of which are attached hereto and
--
incorporated herein by reference, (collectively, the "Services"), on an interim basis after April 1, 2000;

     WHEREAS, Ralston and Energizer desire to enter into this Agreement to confirm the terms and conditions pursuant to which each party will provide to the other party, for a limited time from and after the Effective Date, the Services.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Services.  Subject  to  the  terms  of this Agreement, from and after the
       ---------
Effective Date, the party providing the particular Services (the "Provider") shall make such Services available to the party receiving such Services (the "Recipient") in accordance with the practices in effect as of the Effective Date or as specifically set forth in the Schedules.

2.     Price  for  Services.   In  consideration for the Services, the Recipient
       --------------------
shall pay to the Provider the fee or other charge set forth opposite each such Service on the applicable Schedule and each Service provided will be separately invoiced to Recipient in accordance with the billing provisions set forth in the Schedule with respect to such Service. Unless otherwise provided for in the applicable Schedule, the basis for price determinations will be cost to the Provider plus 10%, plus any travel or other out of pocket expenses. Cost shall be determined by the Provider in a reasonable manner, which absent manifest error or inaccuracy shall be binding on the parties. Upon written request by Recipient, Provider will furnish such written documentation as it shall reasonably determine is necessary to support its cost determination. Unless otherwise provided for in the applicable Schedule, the price for Services shall be subject to adjustment effective October 1, 2000, and annually thereafter, to accommodate annual fiscal year increases in the cost to Provider in providing the Services. Prices for Services shall also be subject to adjustment upon thirty (30) days prior written notice from Provider to Recipient, if such adjustment is the result of an actual cost adjustment by a third party provider or outside vendor to Provider.

3.     Limitations.  The  following  limitations on responsibility and liability
       -----------
shall apply to both Providers in connection with their provision of Services hereunder:

(a) Neither Provider shall be obligated to (i) hire any additional personnel; (ii) maintain the employment of any person; (iii) purchase, lease, license or otherwise obtain any equipment, facilities, software, or other items; or (iv) pay any extraordinary cost or suffer any extraordinary expense in transferring, converting, preserving, storing or maintaining any records, information or data belonging to either Recipient. Upon termination of this Agreement or any applicable Schedule, each Recipient shall promptly return to each Provider any equipment or other property owned, leased or licensed by or to such Provider which is in the Recipient's possession, custody or control.

(b) Neither Provider shall be liable to either Recipient for any liabilities, claims, losses, demands, obligations, costs, expenses, proceedings, taxes, levies, imposts, duties, deficiencies, assessments, charges, damages or judgments of any kind, name, nature or description, including without limitation attorney's fees and expenses (collectively, "Liabilities"), unless such Liabilities arise solely and directly from the willful misconduct of the Provider. In such event, the liability of the Provider shall be limited to the lesser of (i) the Provider's correction of the defect in the Service provided; or (ii) the return of a pro-rata portion of the fee charged for the Service that is attributable to the defect in the Service provided.

(c) The provision of any Service hereunder by either Provider shall be deemed an unqualified acceptance of such Service by the Recipient, and no claim relating to any defect in Service provided (which shall, in all cases, be limited by the terms of Section 3(b) hereof) shall be made against the Provider of the Service more than thirty (30) days after such Service is rendered. All such claims shall be in writing, stating in reasonable detail the defect in Service claimed.

(d) Neither Provider shall be liable to any affiliate, contractor, agent or employee of either Recipient, or to any third party whatsoever, for any Liabilities arising from or relating to the Provider's performance of this Agreement.

(e) Neither Provider shall in any event be liable to either Recipient, or to any of such Recipient's affiliates, contractors, agents or employees, or to any third party whatsoever, for any special, indirect, incidental, consequential or punitive damages alleged to arise out of or relate to the performance of this Agreement.

(f) Neither Provider shall be liable to either Recipient to the extent that Services provided under a Schedule are terminated, in whole or in part, earlier than the stated duration if the basis for providing such Services requires the consent or cooperation of a third party, and such third party refuses to give such consent or cooperation. In such case, Provider shall be immediately relieved of any obligation to provide those Services to the Recipient, and Recipient shall be relieved of any obligation to pay for any Services not yet performed.

4.     Indemnification.  Each  Recipient of Services hereunder agrees and hereby
       ----------------
does indemnify and hold harmless each Provider of Services hereunder from and against any and all Liabilities (as defined in Section 3 (b) hereof) arising out of or relating to the performance of this Agreement, including any Liabilities alleged to result solely from the negligence of the Provider, and saving only such Liabilities as may arise solely and directly from the willful misconduct of the Provider.

5.     Additional  Services.  If  a  party  to this Agreement wants the other to
      ---------------------
provide any service other than the Services provided for in the Schedules, such party shall notify the other in writing, and within thirty (30) days following the giving of such notice, such other party shall decide, in its sole discretion, whether to provide such additional service. If such other party agrees to be a Provider with respect to such additional service, the Recipient and Provider shall mutually agree on the fee for such service and shall set forth the terms of their agreement with respect to the additional service in a separate schedule that shall be incorporated herein. The provision by Provider of any such additional services shall be considered "Services" hereunder and subject to all other provisions of this Agreement, as if those additional services had originally been part of the Schedules to this Agreement.

6.     Confidentiality.    The  parties  will use their best efforts to restrict
       ----------------
any information (including, but not limited to, confidential information) which is exchanged between the parties under this Agreement to those employees or agents who are required to know or utilize such information in order to provide the Services hereunder. Any and all information which is not generally known to the public and which is exchanged between the parties in connection with this Agreement, and which consists of employee information (including payroll records, benefits information, and personnel files), business or marketing plans, forecasts, financial records, financing information, capital and operating budgeting information, tax return preparation information, plus any other information that is identified in writing as "CONFIDENTIAL" by either party within ten (10) days of disclosure thereof, whether of a technical or business nature, shall be considered to be confidential. The parties agree that confidential information shall not be disclosed to any third party or parties without the prior written consent of the other party. In the event that either party shall receive a subpoena, order or official request for the disclosure of the other's confidential information, it shall promptly (and if possible, no later than seven (7) days prior to the return date) advise the other party of such subpoena, order or request, in order to enable such other party to seek relief or appropriate protection from such subpoena, order or official request. Each party shall take reasonable measures to protect against nondisclosure of confidential information by its officers, employees and agents. Confidential information shall not include any information (i) which is or becomes part of the public domain; (ii) which is obtained from third parties who are not bound by confidentiality obligations; (iii) which is required to be disclosed by law, regulation, legal process or the rules of any state or federal regulatory agency or the New York Stock Exchange; or (iv) which was independently developed by or for the receiving party. All confidentiality provisions shall expire two years from April 1, 2000 or the date of disclosure of the confidential information, whichever is later, unless otherwise specifically agreed to in writing or provided by law.

7.     Legal Advice.  The parties acknowledge that none of the Services provided
       ------------
hereunder shall constitute legal advice or the rendering of legal services. Each party shall rely solely on its own legal counsel for any legal advice or legal services.

8.     Assignment.  Notwithstanding  anything to the contrary in this Agreement,
       -----------
this Agreement shall not be assignable by either party hereto, to any other person, firm or entity without the prior written consent of the other party in its sole and absolute discretion; provided, however, that the Agreement in its entirety, or any portion of the rights and obligations established hereunder, may be assigned by either party hereto to one of its directly or indirectly wholly owned subsidiaries without the prior written consent of the other party. Except as expressly provided herein, nothing herein shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.

9.     Waiver,  Amendment or Modification.  No waiver, amendment or modification
       -----------------------------------
of this Agreement shall be valid unless in writing and duly executed by both parties to this Agreement.

10.     Entire  Agreement.  This  Agreement, and the Schedules hereto (including
        ------------------
any exhibits), constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all previous agreements between the parties, whether written or oral, with respect to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Exhibit to a Schedule, the provisions of such Exhibit shall prevail.

11.     Governing  Law, Language  and  Currency.  Despite  any different result
        ----------------------------------------
required by any conflicts of law provisions, this Agreement shall be governed by the laws of the State of Missouri, United States of America. This Agreement is originally drafted in the English language. Should it be translated into any other language, the English version shall govern any interpretation thereof. The price for Services in each Schedule shall be in U.S. dollars unless otherwise indicated.

12.     Notices.  All  notices,  requests,  demands,  waivers  and  other
        -------
communications (hereinafter "Notices") required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) at the time of delivery, if delivered by hand; (ii) on the date of transmission, if sent by facsimile, telegram or other standard form of telecommunications; or (iii) three (3) business days after mailing, if mailed registered or certified first-class mail, postage prepaid, return receipt requested. Notices shall be delivered or sent, as the case may be, to the following addresses or to such other addresses as the parties may hereinafter designate by like notice similarly provided:

If  to  Energizer:     Energizer  Holdings,  Inc.
                       Checkerboard  Square
                       St.  Louis,  MO  63164
                       Attn:  General  Counsel

If  to  Ralston:       Ralston  Purina  Company
                       Checkerboard  Square
                       St.  Louis,  MO  63164
                       Attn:  General  Counsel

13.     Force  Majeure.  Anything  else  in  this Agreement notwithstanding, the
        ---------------
Provider shall be excused from providing Services hereunder while, and to the extent that, its performance is prevented by fire, drought, explosion, flood, invasion, rebellion, earthquake, civil commotion, strike or labor disturbance, governmental or military authority, act of God, mechanical failure or any other event or casualty beyond the reasonable control of the Provider, whether similar or dissimilar to those enumerated in this paragraph (hereinafter a "Casualty"). In the event of a Casualty, the Recipient shall be responsible at its own cost for making its own alternative arrangements with respect to the interrupted Services.

14.     Independent  Contractor.  The  relationship  of  Provider  and Recipient
        ------------------------
which is created hereunder is that of an independent contractor. This Agreement is not intended to create and shall not be construed as creating between Energizer and Ralston the relationship of affiliate, principal and agent, joint venture, partnership, or any other similar relationship, the existence of which is hereby expressly denied. Notwithstanding the foregoing, nothing in the Schedules attached hereto shall cause any employee of the Provider to become a leased employee or an independent contractor of the Recipient.

15.     Billing  and  Payment.  Unless  otherwise  provided  in  the  applicable
        ----------------------
Schedule, the Provider shall bill the Recipient on a monthly basis for the amounts due to the Provider for Services provided pursuant to the terms of this Agreement. All such bills shall contain reasonable detail and shall be due thirty (30) days after receipt unless any Schedules hereto provide for a different payment period in which case such different payment period shall apply to the applicable Services. The failure of the Recipient to pay any bill on time shall result in the Recipient owing the Provider an additional handling charge equal to one percent (1%) per month of the amount due from the date due to the payment date.

16.     Duration  of  Services.  It is intended that the Services be provided by
        -----------------------
each party hereto as a temporary accommodation to the other. Each party shall arrange for the relevant Services to be provided by its own employees or by third-party providers as soon as is practicable, even if such arrangements result in greater cost to it than it would incur if the Services were provided by the other party. In no event, however, shall either party be obligated to provide any Services after March 31, 2001. Notwithstanding the foregoing, if any Schedules hereto provide for the provision of Services for a longer period, such longer period shall govern the provision of such Services. If provided for in the Schedules, either party may give the other party written notice of its intent to terminate any one or more of the Services prior to the stated termination of the Services.

17.     Termination.    This Agreement shall remain in full force and effect for
        -----------
as long as any Services are being provided pursuant to the Schedules attached hereto. If any person who is not at the effective date of this Agreement an affiliate of either party should acquire (by any means, including without limitation by operation of law) a voting or equity interest of twenty percent (20%) or more in such party, then the other party may terminate this Agreement (without penalty and without further cause) upon thirty (30) days written notice to such party.

18.     Waiver.  The  failure of either party at any time or times to enforce or
        -------
require performance of any provision hereof shall in no way operate as a waiver or affect the right of such party at a later time to enforce the same. No waiver by either party of the breach of any provision contained in this Agreement shall be construed as a waiver of any subsequent breach of any provision.

19.     Severability.  If  any  provision  of  this Agreement shall hereafter be
        -------------
held to be invalid or unenforceable for any reason, that provision shall be reformed to the maximum extent permitted to preserve the parties' original intent, failing which it shall be severed from this Agreement with the balance of the Agreement continuing in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstances or of rendering invalid any other provisions contained herein to the extent that such other provisions are not themselves actually in conflict with any applicable law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


RALSTON  PURINA  COMPANY             ENERGIZER  HOLDINGS,  INC.


By:/s/ James Elsesser               By: /s/ Harry Strachan
Name:  James  Elsesser              Name:  Harry  Strachan
Title:  Vice  President  and Chief  Title: Vice President and General
        Financial  Officer                 Counsel


Index of Schedules to Bridging Services Agreement


NUMBER                SCHEDULE
1            Records  Management  Services
2            Forms  Management  Services
3            Printing  Services
4            Forms  Warehousing  and  Distribution  Services
5            Shipping  Services
6            Mail  Services
7            Maintenance  Project  Services
8            On-Site  Medical  Clinic
9            Checkerboard  Square  Facilities  and  Services
10           Property  Accounting
11           Meeting  and  Travel  Services
12           Employee  Benefits  Administration
13           Human  Resource  Information  Systems
14           Human  Resource  Information  Center  and  Payroll  Services
15           Payroll  Tax  and  Accounting
16           Telephone  Services
17           Checkmark  Services
18           Library  and  Information  Services
19           Tax  Services
20           Risk  Management  and  Workers'  Compensation  Services
21           Corporate  Public  Relations  Management  Services
22           Internal  Audit  Services
23           Industrial  Hygiene  Services
24           Information  Systems
25           Exchange  of  Payments  Received  in  Error
26           Transportation  Services
27           International  -  Singapore
28           International  -  Argentina
29           International  -  Canada
30           International  -  Philippines
31           International  -  United  Kingdom



                                                                   EXHIBIT C

                         INTELLECTUAL PROPERTY AGREEMENT
                         -------------------------------


THIS INTELLECTUAL PROPERTY AGREEMENT dated as of April 1, 2000 is by and between RALSTON PURINA COMPANY, a corporation organized under the laws of the State of Missouri, having its principal office at Checkerboard Square, St. Louis, Missouri 63164 (hereinafter "Ralston") and ENERGIZER HOLDINGS, INC. a corporation organized under the laws of the State of Missouri, having its principal office at 800 Chouteau Avenue, St. Louis, Missouri 63102 (hereinafter "Energizer").

                                   WITNESSETH

WHEREAS, the parties have entered into an Agreement and Plan of Reorganization of even date herewith; and

WHEREAS, pursuant to said Agreement and Plan of Reorganization, the parties have agreed to divide certain intellectual property heretofore used in the business of Ralston, Energizer, and/or its/their Affiliates;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the parties agree as follows:

1.     Definitions

     (a)     Affiliates

          Hereunder, an "Affiliate" of, or persons "Affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified.

     (b)     Battery  Business

          Hereunder, "Battery Business" shall mean a business or portion of a business devoted to batteries and/or lighting products, including components therefor and collateral goods related thereto.

     (c)     Closing

          Hereunder "Closing" shall have the same meaning as "Distribution Date" in the Agreement and Plan of Reorganization.

     (d)     Intellectual  Property

          Hereunder, "Intellectual Property" shall include, but not be limited to, trade secrets and confidential information; statutory, common law and registered trademarks, trade styles, service marks, service names trade names, trade dress, copyrights, moral rights, rights of privacy and publicity, Internet or other electronic communication addresses (e.g., "energizer.com" and 1-800-982-ENRS), business addresses of a proprietary nature (e.g., "Ever Ready House"), designs, inventions, know-how, issued and unissued patents, and other property commonly considered intellectual property, all rights to recover for past infringements of each of the foregoing, and the goodwill of the business to the extent associated with any and all of the foregoing.

     (e)     Newco

          Hereunder, except as limited hereinbelow, "Newco" shall mean Energizer and any and all subsidiaries and Affiliates of Energizer. "Newco" shall not, however, include Ralston and any of its Affiliates whose shares will be owned, whether directly or indirectly, by Ralston following Closing.

     (f)     Oldco

          Hereunder, "Oldco" shall mean Ralston and any and all of its Affiliates whose shares it will directly or indirectly own following Closing.

     (g)     Trademark

          Hereinafter "Trademark" shall mean a word, symbol, or device registrable as a trademark or service mark.

     (h)     Trade  Name

          Hereinafter "Trade Name" shall mean corporate name and/or other business name including, but not limited to, names of corporations, partnerships, and joint ventures, and domain names.

2.     Intellectual  Property

     (a)     Assignments

          (i) Except for Trademarks the parties agree to cancel, at or before Closing, or at such date or dates as Newco may elect, Oldco will assign, or will have assigned, to Newco, all of Oldco's rights, if any, in Intellectual Property Oldco owns which is exclusively associated with Oldco's and/or Newco's Battery Business. Registrations and applications to register Trademarks to be so assigned or canceled include, but are not necessarily limited to, those listed on Schedule 2(a)(i) attached hereto and incorporated by reference herein.

          (ii) Anything in this Intellectual Property Agreement to the contrary notwithstanding, Oldco will not assign to Newco any Intellectual Property consisting of or containing the words, RALSTON, PURINA, CHOW, CHECKERBOARD, or other word meaning "Checkerboard," the 9-Square Checkerboard or other Checkerboard or Checkerband designs, any Intellectual Property consisting of or containing any Intellectual Property now owned by any exclusively non-Battery-Business Affiliate of Ralston, any Intellectual Property not exclusively associated with Oldco's and/or Newco's Battery Business, or any Intellectual Property confusingly similar to any of the Intellectual Property comprehended by this Subparagraph 2(a)(ii). To the extent any such Intellectual Property is currently owned by Newco, it will be assigned to Oldco or canceled on or before Closing or at such date or dates thereafter as Oldco may elect.

          (iii) All assignments contemplated by this Intellectual Property Agreement will be on a quitclaim basis. The assignee will assume all limitations, undertakings and liabilities related to such assigned Intellectual Property, including, but not limited to, limitations in contracts relating to such Intellectual Property entered into by the assignor and binding upon its successors and/or assigns, and liability for any charge that any such Intellectual Property infringes rights of any third party, without regard to whether any such charge arises before or after Closing.

          (iv) With respect to Intellectual Property to be assigned pursuant to this Intellectual Property Agreement in cases where such property exists in the name of a single owner in more than one jurisdiction, the assignor will deliver to the assignee at or before Closing a beneficial, multi-jurisdiction assignment of such Intellectual Property. The assignor shall thereafter promptly execute and return to the assignee one or more jurisdiction-specific assignments of such Intellectual Property prepared by the assignee and delivered to the assignor for such purpose.

          (v) With respect to Intellectual Property to be assigned pursuant to this Intellectual Property Agreement in cases where all such property owned by a single Affiliate exists in a single jurisdiction, the assignor will promptly deliver to the assignee at or before Closing, or thereafter as necessary, a jurisdiction-specific assignment of such property in recordable form.

          (vi) Intellectual Property which is to be assigned pursuant to Subparagraph 2(a)(v) hereinabove, but which is not assigned at Closing, will be maintained by its putative assignor for a reasonable period of time for the benefit of the person to whom it is to be assigned; however, the putative assignee shall reimburse the putative assignor for all out-of-pocket expenses incurred for such maintenance.

          (vii) Battery-Business-related Intellectual Property, whether or not assigned hereunder, remains the responsibility of Newco; and Newco retains such Intellectual Property subject to all limitations, undertakings and liabilities related to such Intellectual Property, including, but not limited to, undertakings in contracts relating to such Intellectual Property and liability for any charge that any such Intellectual Property infringes rights of any third party, without regard to whether such charge arises before or after the Closing.

         (viii) Non-Battery-Business-related Intellectual Property whether or not assigned hereunder remains the responsibility of Oldco; and Oldco retains such Intellectual Property subject to all limitations, undertakings and liabilities related to such Intellectual Property, including, but not limited to, undertakings in contracts relating to such Intellectual Property and liability for any charge that any such Intellectual Property infringes the rights of any third party, without regard to whether such charge arises before the Closing.

          (ix) At Closing, the parties will execute general Intellectual Property Assignments in the form shown on Schedule 2(a)(ix)(A) and 2(a)(ix)(B) Attached hereto and incorporated by reference herein.

     (b)     Costs  of  Assignment  and  Recordation

          Oldco shall pay the costs (including attorneys' and accountants` fees, costs and expenses) of preparing and recording jurisdiction-specific assignments contemplated by Subparagraph 2(a)(v) above. Oldco shall pay the costs of preparing and recording jurisdiction-specific assignments contemplated by Subparagraph 2(a)(iv) above to the extent such costs relate to Trademarks for which the Oldco assignor is record owner or for which an application to record such Oldco assignor as record owner was pending more than one month prior to Closing. Otherwise, such costs shall be borne by Newco.

          An application to record shall be deemed pending if instructions to record the same were sent to such Oldco assignor's attorneys or agents more than one month prior to Closing. The parties agree that such instructions were sent to record Energizer UK Company as record owner of Trademarks heretofore owned by Ever Ready Limited in the jurisdictions listed in Schedule 2(b) hereto; however, applications to record Energizer UK Company as record owner have not yet been filed in such jurisdictions. Newco agrees that to the extent Newco does not confirm its instructions to its outside attorneys or agents to record Energizer UK Company's ownership of the Trademarks previously owned by Ever Ready Limited (and, where required, that of Ever Ready Limited's predecessor(s)) in the jurisdictions listed in Schedule 2(b) within three months following Closing, then to the extent such failure to confirm such prior instructions results in the need to record Energizer UK Company's name-change as a necessary step to record assignments from Energizer UK Company to Energizer Limited, the costs to record such name-change shall be borne by Newco.

3.     Name  Changes

     (a)     Newco  Name  Changes

          Without limitation as to duration or territory, Newco agrees not to use, register or maintain any Trademark, Trade Name, or other Intellectual Property consisting of or containing the word RALSTON, PURINA, "Checkerboard," "Checkerboard Square," or any word, phrase, symbol or device confusingly similar thereto, in connection with any product, service or activity. To the extent a Newco Trademark or Trade Name consists of or contains the word "Ralston" or other word, phrase, symbol, or device proscribed by this Subparagraph 3(a), Newco will cancel or change such Trademark or Trade Name within six months following Closing to eliminate such proscribed word, phrase symbol, or device.

     (b)     Oldco  Name  Changes

          Without limitation as to duration or territory, Oldco agrees not to use, register or maintain any Trademark, Trade Name or other Intellectual Property consisting containing the word ENERGIZER, EVEREADY, EVER READY, Energizer Bunny, or any word, symbol, or device confusingly similar thereto, in connection with any product, service, or activity. To the extent an Oldco Trademark or Trade Name consists of or contains the word ENERGIZER or other word, phrase, symbol or device proscribed by this Subparagraph 3(b), Oldco will cancel or change such Trademark or Trade Name within six months following Closing to eliminate such proscribed word, phrase, symbol, or device.

     (c)     Costs  of  Name  Changes

          Oldco agrees to pay the costs (including attorneys` and accountants` fees, costs and expenses) of name changes and cancellations required by Paragraphs 3(a) and 3(b) above, including the cost, where necessary, of recording the name change against Trademarks and recorded Trademark-related agreements for which the company whose name is changed is record owner.

4.     Costs,  General

     Except as otherwise provided in this Intellectual Property Agreement, Oldco shall pay the costs (including attorneys` and accountants` fees, costs and expenses) necessarily incurred to transfer, divide or cancel Intellectual Property to the extent required by this Intellectual Property Agreement. Among costs deemed necessarily incurred hereunder are (a) costs reasonably incurred to the extent required by this Intellectual Property Agreement to cancel or replace cancelled intellectual-property-related agreements between an Oldco company and a Newco company with an equivalent agreement between two Newco companies, (b) costs reasonably incurred to replace, modify or change intellectual-property-related agreements between Newco Affiliates to the extent required as a result of name changes required by this Intellectual Property Agreement, (c) costs to record, where required by law, such new or modified intellectual-property-related agreements and (d) costs to cancel Intellectual Property in lieu of assignments otherwise required by this Intellectual Property Agreement. Not included among costs deemed necessarily incurred hereunder are
(e) costs incurred in completing and/or recording assignments of Intellectual Property from Ever Ready Limited to Energizer UK Company, and (f) any costs resulting from Newco company name changes not required by this Intellectual Property Agreement.

5.     Third-Party  Agreements

     (a) To the extent assignable without third-party consent, and, if not, to the extent such consent is obtained, at Closing, license agreements and other contracts between Oldco and unaffiliated third parties, to the extent related to the rights in Intellectual Property to be owned by Newco at Closing, will be assigned from Oldco to Newco. Newco agrees to assume Oldco's obligations under such agreements and to indemnify Oldco with respect to any of Newco's breaches or failures to perform thereunder.

     (b) To the extent assignable without third-party consent, and, if not, to the extent such consent is obtained, at Closing, license agreements and other contracts between Newco and unaffiliated third parties, to the extent related to rights in Intellectual Property to be owned by Oldco at Closing, will be assigned from Newco to Oldco. Oldco agrees to assume Newco's obligations under such agreements and to indemnify Newco with respect to any of Oldco's breaches or failures to perform thereunder.

6.     Phase-Out  of  Intellectual  Property  Assigned  to or Retained by Others

     Newco agrees to remove all Oldco Intellectual Property not assigned to Newco as well as Intellectual Property assigned from Newco to Oldco, from Newco's labels, packaging, advertising, signs, letterhead, business cards, and other materials within six (6) months following Closing. Oldco agrees to remove all Intellectual Property assigned to Newco from Oldco's labels, packaging, advertising, signs, letterhead, business cards, and other materials within the same six (6) month period.

7.     Heritage

     Oldco, Newco and their successors and assigns, will each be allowed to refer to its or their pre-spin-off heritage in good faith in truthful articles, histories and the like to the extent such references do not express or imply a continuing relationship between Oldco and Newco.

8.     Good  Faith

     The parties agree not to do indirectly, through subsidiaries, Affiliates or otherwise, what they could not do directly under this Intellectual Property Agreement.

9.     Scope  and  Modification

     This Intellectual Property Agreement, including its schedules, sets forth the entire agreement between the parties relating to the subject matter hereof and it supersedes all prior agreements and understandings relating to such subject matter. None of the terms of this Intellectual Property Agreement may be waived or modified except as expressly agreed to, in writing, by both parties.

10.     Successors  and  Assigns

     This Intellectual Property Agreement shall be binding upon and inure to the benefit of the parties and each of their successors and assigns.

11.     Interpretation

     The section headings in this Intellectual Property Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Intellectual Property Agreement.

12.     Counterparts

     This Intellectual Property Agreement may be executed in two or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.

13.     Governing  Law

     This Intellectual Property Agreement is made and entered into, and shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri, United States of America, without regard to its conflicts of laws principles, as to all matters, including those relating to validity, construction, performance, effect and remedies under this Intellectual Property Agreement. All matters relating to this Intellectual Property Agreement shall be adjudicated exclusively in the courts of the State of Missouri located in St. Louis, Missouri, or in the United States District Court for the Eastern District of Missouri; and each party hereto consents to the exclusive jurisdiction and venue of such courts for all such matters.

14.     Amendment  and  Modification;  Non-Waiver

     This Intellectual Property Agreement may be amended, modified or supplemented, or rights, powers or options thereunder waived or impaired, only by a written agreement signed by an officer of Ralston and Energizer. Neither party shall be deemed to have waived or impaired any right, power or
Option   created   or   reserved   by   this  Intellectual  Property  Agreement
(including without limitation, each party's right to demand compliance with every term herein, or to declare any breach a default and exercise its rights in accordance with the terms hereof) by virtue of: (i) any custom or practice of the parties at variance with the terms hereof; (ii) any failure, refusal or neglect to exercise any right hereunder, or to insist upon compliance with any term; (iii) any waiver, forbearance, delay, failure or omission to exercise any right or option, whether of the same, similar, or different natures, under this Intellectual Property Agreement or in any other circumstances; or (iv) the acceptance by either party of any payment or other consideration from the other following any breach of this Intellectual Property Agreement. The rights and remedies set forth in this Intellectual Property Agreement are in addition to any other rights or remedies which may be granted by law.

15.     Additional  Documents

     The parties agree to execute such additional documents as may be reasonably required to give effect to their undertakings in this Intellectual Property Agreement.


IN WITNESS WHEREOF, the parties have executed this Intellectual Property Agreement as of the date first above written.


RALSTON  PURINA  COMPANY                  ENERGIZER  HOLDINGS,  INC.


By:/s/ James R. Elsesser                  By:/s/ Harry Strachan

Title: Vice President & Chief Financial   Title:  Vice President & General
       Officer                                    Counsel


            Index of Schedules to Intellectual Property Agreement

Schedule 2(a)(i)            Oldco Trademark Applications and Registrations
                            to be assigned to Newco or cancelled
Schedule 2(a)(ix)(A)        General Intellectual Property Assignment
Schedule 2(a)(ix)(B)        General Intellectual Property Assignment
Schedule 2(b)               Jurisdictions in which the Parties agree that
                            instructions were sent to record Energizer UK
                            Company as record owner of Trademarks heretofore
                            Owned by EverReady Limited